Exhibit 17(vvv)

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST

STATEMENT OF ADDITIONAL INFORMATION

March 1, 2006

AXA Enterprise Multimanager Growth Fund

AXA Enterprise Multimanager Core Equity Fund

AXA Enterprise Multimanager Value Fund

AXA Enterprise Multimanager Mid Cap Growth Fund

AXA Enterprise Multimanager Mid Cap Value Fund

AXA Enterprise Multimanager International Equity Fund

AXA Enterprise Multimanager Technology Fund

AXA Enterprise Multimanager Health Care Fund

AXA Enterprise Multimanager Core Bond Fund

AXA Enterprise Conservative Allocation Fund

AXA Enterprise Moderate Allocation Fund

AXA Enterprise Moderate-Plus Allocation Fund

AXA Enterprise Aggressive Allocation Fund

This Statement of Additional Information (“SAI׏) is not a prospectus. It should be read in conjunction with the Prospectuses for the AXA Enterprise Multimanager Funds Trust (“Trust”) dated March 1, 2006, which may be obtained without charge by calling the Trust toll free at 1-800-432-4320 or writing the Trust at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Prospectus. The Trust’s Annual Report to Shareholders for the fiscal year ended October 31, 2005 is hereby incorporated by reference into this SAI.

TABLE OF CONTENTS

DESCRIPTION OF THE TRUST	2

THE FUNDS	2

THE ALLOCATION FUNDS	4

ADDITIONAL INVESTMENT STRATEGIES AND RISKS	7

PORTFOLIO HOLDINGS DISCLOSURE POLICY	32

MANAGEMENT OF THE TRUST	33

CONTROL PERSON AND PRINCIPAL HOLDERS OF SECURITIES	38

INVESTMENT MANAGEMENT AND OTHER SERVICES	47

BROKERAGE ALLOCATION AND OTHER STRATEGIES	60

PROXY VOTING POLICIES AND PROCEDURES	66

PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED	66

TAXATION	72

OTHER INFORMATION	77

FINANCIAL STATEMENTS	78

APPENDIX A—DESCRIPTION OF RATINGS	A-1

APPENDIX B—PORTFOLIO MANAGER INFORMATION	B-1

APPENDIX C—DESCRIPTIONS OF PROXY VOTING POLICIES AND PROCEDURES	C-1

DESCRIPTION OF THE TRUST

AXA Enterprise Multimanager Funds Trust (the “Trust”) is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust was organized as a Delaware statutory trust on October 2, 2001. (See “Other Information”)

The Trust currently consists of 13 funds. The Board of Trustees is permitted to create additional funds. The assets of the Trust received for the issue or sale of shares of each of its funds and all income, earnings, profits and proceeds thereof, subject to the rights of creditors, are allocated to such fund, and constitute the underlying assets of such fund. The underlying assets of each fund of the Trust shall be charged with the liabilities and expenses attributable to such fund, except that liabilities and expenses may be allocated to a particular class. Any general expenses of the Trust shall be allocated between or among any one or more of its funds or classes.

This SAI relates to the following thirteen (13) funds: AXA Enterprise Conservative Allocation Fund (“Conservative Fund”), AXA Enterprise Moderate Allocation Fund (“Moderate Fund”), AXA Enterprise Moderate-Plus Allocation Fund (“Moderate-Plus Fund”), AXA Enterprise Aggressive Allocation Fund (“Aggressive Fund”) (collectively the “Allocation Funds”), AXA Enterprise Multimanager Growth Fund (“Growth Fund”), AXA Enterprise Multimanager Core Equity Fund (“Core Equity Fund”), AXA Enterprise Multimanager Value Fund (“Value Fund”), AXA Enterprise Multimanager Mid Cap Growth Fund (“Mid Cap Growth Fund”), AXA Enterprise Multimanager Mid Cap Value Fund (“Mid Cap Value Fund“”), AXA Enterprise Multimanager International Equity Fund (“International Equity Fund”), AXA Enterprise Multimanager Technology Fund (“Technology Fund”), AXA Enterprise Multimanager Health Care Fund (“Health Care Fund”) and AXA Enterprise Multimanager Core Bond Fund (“Core Bond Fund”) (each, a “fund” and collectively, the “funds”).

Each class of shares is offered under the Trust’s multi-class distribution system, which is designed to allow promotion of investments in the Trust through alternative distribution channels. Under the Trust’s multi-class distribution system, shares of each class of a fund represent an equal pro rata interest in that fund and, generally, will have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear its “Class Expenses”; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangements; (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; (e) each class may have separate exchange privileges; and (f) each class may have different conversion features. Expenses currently designated as “Class Expenses” by the Trust’s Board of Trustees under the plan pursuant to Rule 18f-3 under the 1940 Act are currently limited to payments made to the Distributors for the Class A, B, C and P shares pursuant to the Distribution Plans adopted pursuant to Rule 12b-1 under the 1940 Act with respect to those classes of shares.

THE FUNDS

Growth Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest primarily in equity securities of U.S. large capitalization companies. Large capitalization companies are considered to be companies with market capitalization in excess of $5 billion at the time of investment; however, the capitalization of companies considered to be large cap may change over time. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities such as investment grade corporate bonds and U.S. government bonds. The fund may invest up to 20% of its assets in equity securities, including depositary receipts, of large foreign companies.

Core Equity Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities, including at least 65% of its total assets in equity securities of U.S. large capitalization companies. Large capitalization companies are considered to be companies with market capitalization in excess of $5 billion at the time of investment; however, the capitalization of companies considered to be large cap may change over time. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities such as investment grade corporate bonds and U.S. government bonds. The fund may invest up to 20% of its assets in equity securities, including depositary receipts, of large foreign companies.

Value Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest primarily in equity securities of U.S. large capitalization companies. Large capitalization companies are considered to be companies with market capitalization in excess of $5 billion at the time of investment; however, the capitalization of companies considered to be large cap may change over time. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities such as investment grade corporate bonds and U.S. government bonds. The fund may invest up to 20% of its assets in equity securities, including depositary receipts, of large foreign companies.

Mid Cap Growth Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of U.S. mid-capitalization companies. Mid-capitalization companies are companies with market capitalization within the range of companies in the Russell Midcap Growth Index at the time of investment. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities such as investment grade corporate bonds and U.S. government bonds. The fund may invest up to 20% of its assets in equity securities, including depositary receipts, of foreign companies, including those issued by issuers in developing countries.

Mid Cap Value Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of U.S. mid-capitalization companies. Mid-capitalization companies are companies with market capitalization within the range of companies in the Russell Midcap Value Index at the time of investment. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities such as investment grade corporate bonds and U.S. government bonds. The fund may invest up to 20% of its assets in equity securities, including depositary receipts, of foreign companies, including those issued by issuers in developing countries.

International Equity Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of companies, including at least 65% of its total assets in equity securities of foreign companies (companies organized or headquartered outside of the U.S.). The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities such as investment grade bonds of U.S. and foreign issuers. The fund may also invest up to 35% of its assets in securities of U.S. companies.

Technology Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of companies principally engaged in the technology sector. Such companies include, among others, those in the internet products and services, computer, electronic, hardware and components, communication, software, e-commerce, information service, healthcare equipment and services, including medical devices, biotechnology, chemical products and synthetic materials, defense and aerospace industries, environmental services, nanotechnology, energy equipment and services, and electronic manufacturing services. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities, including investment grade and lower rated corporate bonds. It is anticipated that the fund will normally invest a majority of its assets in securities of U.S. issuers but the fund may invest up to 50% of its assets in equity securities, including depositary receipts, of foreign companies, including those issued by issuers in developing countries.

Health Care Fund.    The fund’s objective is long-term growth of capital. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of companies primarily engaged in the research, development, production or distribution of products or services related to health care, medicine or the life sciences. The fund may also invest in other securities that the sub-advisers believe provide opportunities for capital growth, including securities designed to replicate an index, industry or sector of the economy and debt securities, including investment grade and lower rated corporate bonds. It is anticipated that the fund will normally invest a majority of its assets in securities of U.S. issuers but the fund may invest up to 50% of its assets in equity securities, including depositary receipts, of foreign companies, including those issued by issuers in developing countries.

Core Bond Fund.    The fund’s objective is to seek a balance of a high current income and capital appreciation, consistent with a prudent level of risk. Under normal circumstances, the fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in investment grade bonds. The fund may invest up to 10% of its total assets in securities denominated in foreign currencies and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The fund will normally seek to hedge most of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates. The fund may invest up to 10% of its assets in high yield securities (“junk bonds”) rated Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”) or BB or lower by Standard & Poor’s Ratings Group (“S&P”) or, if unrated, determined by the sub-adviser to be of similar quality. The fund may invest in corporate bonds, including mortgage- and asset-backed securities, derivative securities, Eurodollar and Yankee dollar obligations, Brady bonds, forward commitments, when issued and delayed delivery securities, U.S. government bonds (including those backed by mortgages and related repurchase agreements) and zero coupon bonds.

THE ALLOCATION FUNDS

Each Allocation Fund operates under a “fund of funds” structure, investing exclusively in other mutual funds managed by AXA Equitable or Enterprise Capital Management, Inc., an affiliate of AXA Equitable (the “Underlying Funds”). In addition to the fees directly associated with an Allocation Fund, an investor in that Fund will also indirectly bear the fees of the Underlying Funds in which the Allocation Fund invests. This SAI contains information about Underlying Funds that are series of the Trust. For additional information about Underlying Funds that are series of AXA Enterprise Funds Trust, please see the March 1, 2006 prospectus and statement of additional information of AXA Enterprise Funds Trust (1940 Act File No. 811-21695). For additional information about Underlying Funds that are series of The Enterprise Group of Funds, Inc., please see the March 1, 2006 prospectus and statement of additional information (1940 Act File No. 811-01582) of The Enterprise Group of Funds, Inc.

Conservative Allocation Fund.    The fund’s objective is to seek a high level of current income. The fund pursues its objective by investing approximately 80% of its assets in Underlying Funds that emphasize fixed income investments and approximately 20% of its assets in Underlying Funds that emphasize equity investments.

Moderate Allocation Fund.    The fund’s objective is to seek long-term capital appreciation and current income. The fund pursues its objective by investing approximately 50% of its assets in Underlying Funds that emphasize equity investments and approximately 50% of its assets in Underlying Funds that emphasize fixed income investments.

Moderate-Plus Allocation Fund.    The fund’s objective is to seek long-term capital appreciation and current income, with a greater emphasis on capital appreciation. The fund pursues its objective by investing approximately 70% of its assets in Underlying Funds that emphasize equity investments and approximately 30% of its assets in Underlying Funds that emphasize fixed income investments.

Aggressive Allocation Fund.    The fund’s objective is to seek long-term capital appreciation. The fund pursues its objective by investing approximately 90% of its assets in Underlying Funds that emphasize equity investments and approximately 10% of its assets in Underlying Funds that emphasize fixed income investments.

Fundamental Restrictions

Each fund has adopted certain investment restrictions that are fundamental and may not be changed without approval by a “majority” vote of the fund’s shareholders. Such majority is defined in the 1940 Act as the lesser of: (i) 67% or more of the voting securities of such fund present in person or by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of such fund. Set forth below are each of the fundamental restrictions adopted by each of the funds.

Each fund, except the Technology Fund and the Health Care Fund, will not:

(1) purchase securities of any one issuer if, as a result, more than 5% of the fund’s total assets would be invested in securities of that issuer or the fund would own or hold more than 10% of the outstanding voting securities of that issuer, except that up to 25% of the fund’s total assets may be invested without regard to this limitation, and except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies and instrumentalities or to securities issued by other investment companies.

The following interpretation applies to, but is not a part of, this fundamental restriction: (1) mortgage-and asset-backed securities will not be considered to have been issued by the same issuer by reason of the securities having the same sponsor, and mortgage- and asset-backed securities issued by a finance or other special purpose subsidiary that are not guaranteed by the parent company will be considered to be issued by a separate issuer from the parent company and (2) each fund will not consider repurchase agreements to be subject to the above-stated 5% limitation if the collateral underlying the repurchase agreements consists exclusively of obligations issued or guaranteed by the United States government, its agencies or instrumentalities.

Each fund will not:

(2) purchase any security if, as a result of that purchase, 25% or more of the fund’s total assets would be invested in securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or to municipal securities and except that the Technology Fund, under normal circumstances, will invest 25% or more of its total assets in the related group of industries consisting of the technology industries (e.g., computers, electronics (including hardware and components), communications, software, e-commerce, information service, biotechnology, chemical products and synthetic materials, and defense and aerospace industries), and the Health Care Fund, under normal circumstances, will invest 25% or more of its total assets in the related group of industries consisting of the health care industries (e.g., pharmaceutical, medical products and supplies, technology, medical research and development and heath care service industries).

(3) issue senior securities or borrow money, except as permitted under the 1940 Act, and then not in excess of 33 1/3% of the fund’s total assets (including the amount of the senior securities issued but reduced by any liabilities not constituting senior securities) at the time of the issuance or borrowing, except that each fund may borrow up to an additional 5% of its total assets (not including the amount borrowed) for temporary purposes such as clearance of portfolio transactions and share redemptions. For purposes of these restrictions, the purchase or sale of securities on a “when-issued,” delayed delivery or forward commitment basis, the purchase and sale of options and futures contracts and collateral arrangements with respect thereto are not deemed to be the issuance of a senior security, a borrowing or a pledge of assets.

(4) make loans, except loans of portfolio securities or through repurchase agreements, provided that for purposes of this restriction, the acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers’ acceptances or similar instruments will not be considered the making of a loan.

(5) engage in the business of underwriting securities of other issuers, except to the extent that the fund might be considered an underwriter under the federal securities laws in connection with its disposition of portfolio securities.

(6) purchase or sell real estate, except that investments in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported by interests in real estate are not subject to this limitation, and except that each fund may exercise rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

(7) purchase or sell physical commodities unless acquired as a result of owning securities or other instruments, but each fund may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

Non-Fundamental Restrictions

The following investment restrictions apply generally to each fund but are not fundamental. They may be changed for any fund by the Board of Trustees of the Trust and without a vote of that fund’s shareholders.

Each fund will not invest more than 15% of its net assets in illiquid securities.

Each fund will not:

(1) purchase securities on margin, except for short-term credit necessary for clearance of portfolio transactions and except that each fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

(2) engage in short sales of securities or maintain a short position, except that each fund may (a) engage in covered short sales and (b) maintain short positions in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

(3) purchase securities of other investment companies, except to the extent permitted by the 1940 Act and the rules and orders thereunder and except that (i) this limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of reorganization, consolidation, or merger and (ii) each fund, except the Allocation Funds, may not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Sections 12(d)(1)(F) or (G) of the 1940 Act.

(4) purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding.

Core Equity Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Technology Fund, Health Care Fund and Core Bond Fund each have a policy regarding how 80% of its assets will be invested, and none of these funds may change their respective policy without giving at least sixty (60) days’ written notice to its shareholders.

ADDITIONAL INVESTMENT STRATEGIES AND RISKS

In addition to the funds’ principal investment strategies discussed in the Prospectus, each fund, except the Allocation Funds, may engage in other types of investment strategies further described below. Each fund, except the Allocation Funds, may invest in or utilize any of these investment strategies and instruments or engage in any of these practices except where otherwise prohibited by law or the fund’s own investment restrictions. The funds, except the Allocation Funds, that anticipate committing 5% or more of their net assets to a particular type of investment strategy or instrument are specifically referred to in the descriptions below of such investment strategy or instrument.

Each Allocation Fund invests in shares of Underlying Funds and its performance is directly related to the ability of the Underlying Funds to meet their respective investment objectives, as well as the Manager’s allocation among the Underlying Funds. Accordingly, each Allocation Fund’s investment performance will be influenced by the investment strategies of and risks associated with the Underlying Funds, as described below, in direct proportion to the amount of assets each Allocation Fund allocates to the Underlying Funds utilizing such strategies.

Asset-Backed Securities.    (All funds) Asset-backed securities have structural characteristics similar to mortgage-backed securities, as discussed in more detail below. However, the underlying assets are not first lien mortgage loans or interests therein but include assets such as motor vehicle installment sales contracts, other installment sales contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. Such assets are securitized through the use of trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present.

Bonds.    (All funds) Bonds are fixed or variable rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Mortgage- and asset-backed securities are types of bonds, and certain types of income-producing, non-convertible preferred stocks may be treated as bonds for investment purposes. Bonds generally are used by corporations, governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Many preferred stocks and some bonds are “perpetual” in that they have no maturity date.

Bonds are subject to interest rate risk and credit risk. Interest rate risk is the risk that interest rates will rise and that, as a result, bond prices will fall, lowering the value of a fund’s investments in bonds. In general, bonds having longer durations are more sensitive to interest rate changes than are bonds with shorter durations. Credit risk is the risk that an issuer may be unable or unwilling to pay interest and/or principal on the bond. Credit risk can be affected by many factors, including adverse changes in the issuer’s own financial condition or in economic conditions.

Credit Ratings.    Moody’s, S&P and other rating agencies are private services that provide ratings of the credit quality of bonds, including municipal bonds, and certain other securities. A description of the ratings assigned to commercial paper and corporate bonds by Moody’s and S&P is included in Appendix A to this SAI. The process by which Moody’s and S&P determine ratings for mortgage-backed securities includes consideration of the likelihood of the receipt by security holders of all distributions, the nature of the underlying assets, the credit quality of the guarantor, if any, and the structural, legal and tax aspects associated with these securities. Not even the highest such rating represents an assessment of the likelihood that principal prepayments will be made by obligors on the underlying assets or the degree to which such prepayments may differ from that originally anticipated, nor do such ratings address the possibility that investors may suffer a lower than anticipated yield or that investors in such securities may fail to recoup fully their initial investment due to prepayments.

Credit ratings attempt to evaluate the safety of principal and interest payments, but they do not evaluate the volatility of a bond’s value or its liquidity and do not guarantee the performance of the issuer. Rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer’s current financial condition may be better or worse than the rating indicates. There is a risk that rating agencies may downgrade a bond’s rating. Subsequent to a bond’s purchase by a fund, it may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the fund. The funds may use these ratings in determining whether to purchase, sell or hold a security. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, bonds with the same maturity, interest rate and rating may have different market prices.

In addition to ratings assigned to individual bond issues, the applicable sub-adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality. The yields on bonds are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial condition of the issuer, the size of the offering, the maturity of the obligation and its rating. There is a wide variation in the quality of bonds, both within a particular classification and between classifications. An issuer’s obligations under its bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of issuers to meet their obligations for the payment of interest and principal on their bonds.

Brady Bonds.    (International Equity Fund and Core Bond Fund) Brady Bonds are fixed income securities created through the exchange of existing commercial bank loans to foreign entities for new obligations in connection with debt restructuring under a plan introduced by Nicholas F. Brady when he was the U.S. Secretary of the Treasury. Brady Bonds have been issued only recently, and, accordingly, do not have a long payment history. They may be collateralized or uncollateralized and issued in various currencies (although most are U.S. dollar-denominated) and they are actively traded in the over-the-counter secondary market. Each fund can invest in Brady Bonds only if they are consistent with quality specifications established from time to time by the sub-advisers to that fund.

Collateralized Debt Obligations.    (Core Bond Fund) Collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans.

For both CBOs and CLOs, the cashflows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which a fund invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the funds as illiquid securities, however an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A (under the Securities Act of 1933) transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this SAI and the funds’ Prospectus (e.g., interest rate risk and default risk), CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the funds may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Convertible Securities.    (Core Equity Fund, Mid Cap Growth Fund, International Equity Fund and Health Care Fund) A convertible security is a bond, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest or dividends until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying stock because they have fixed income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases. While no securities investment is without some risk, investments in convertible securities generally entail less risk than the issuer’s common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by a fund is called for redemption, the fund will be required to permit the issuer to redeem the security, convert it into underlying common stock or sell it to a third party.

Credit and Liquidity Enhancements.    A fund may invest in securities that have credit or liquidity enhancements or may purchase these types of enhancements in the secondary market. Such enhancements may be structured as demand features that permit the fund to sell the instrument at designated times and prices. These credit and liquidity enhancements may be backed by letters of credit or other instruments provided by banks or other financial institutions whose credit standing affects the credit quality of the underlying obligation. Changes in the credit quality of these financial institutions could cause losses to a fund and affect its share price. The credit and liquidity enhancements may have conditions that limit the ability of a fund to use them when the fund wishes to do so.

Non-Investment Grade Bonds.    (Technology Fund, Health Care Fund and Core Bond Fund) Investment grade bonds are rated in one of the four highest rating categories by Moody’s or S&P, comparably rated by another rating agency or, if unrated, determined by the applicable sub-adviser to be of comparable quality. Moody’s considers bonds rated Baa (its lowest investment grade rating) to have speculative characteristics. This means that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher rated debt securities. Bonds rated D by S&P are in payment default or such rating is assigned upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized. Bonds rated C by Moody’s are in the lowest rated class and can be regarded as having extremely poor prospects of attaining any real investment standing. References to rated bonds in the Prospectus or this SAI include bonds that are not rated by a rating agency but that the applicable sub-adviser determines to be of comparable quality.

Non-investment grade bonds (commonly known as “junk bonds” and sometimes referred to as “high yield, high risk bonds”) are rated Ba or lower by Moody’s, BB or lower by S&P, comparably rated by another rating agency or, if unrated, determined by a fund’s sub-adviser to be of comparable quality. A fund’s investments in non-investment grade bonds entail greater risk than its investments in higher rated bonds. Non-investment grade bonds are considered predominantly speculative with respect to the issuer’s ability to pay interest and repay principal and may involve significant risk exposure to adverse conditions. Non-investment grade bonds generally offer a higher current yield than that available for investment grade issues; however, they involve greater risks, in that they are especially sensitive to adverse changes in general economic conditions and in the industries in which the issuers are engaged, to changes in the financial condition of the issuers and to price fluctuations in response to changes in interest rates. During periods of economic downturn or rising interest rates, highly leveraged issuers may experience financial stress that could adversely affect their ability to make payments of interest and principal and increase the possibility of default. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by such issuers is significantly greater because such securities frequently are unsecured by collateral and will not receive payment until more senior claims are paid in full.

The market for non-investment grade bonds, especially those of foreign issuers, has expanded rapidly in recent years, which has been a period of generally expanding growth and lower inflation. These securities will be susceptible to greater risk when economic growth slows or reverses and when inflation increases or deflation occurs. This has been reflected in recent volatility in emerging market securities. In the past, many lower rated bonds experienced substantial price declines reflecting an expectation that many issuers of such securities might experience financial difficulties. As a result, the yields on lower rated bonds rose dramatically. However, those higher yields did not reflect the value of the income stream that holders of such securities expected. Rather, they reflected the risk that holders of such securities could lose a substantial portion of their value due to financial restructurings or defaults by the issuers. There can be no assurance that those declines will not recur.

The market for non-investment grade bonds generally is thinner and less active than that for higher quality securities, which may limit a fund’s ability to sell such securities at fair value in response to changes in the economy or financial markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of non-investment grade bonds, especially in a thinly traded market.

Depositary Receipts.    (All funds except Core Bond Fund) Depositary receipts exist for many foreign securities and are securities representing ownership interests in securities of foreign companies (an “underlying issuer”) and are deposited with a securities depositary. Depositary receipts are not necessarily denominated in the same currency as the underlying securities. Depositary receipts include American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and other types of depositary receipts (which, together with ADRs and GDRs, are hereinafter collectively referred to as “Depositary Receipts”). ADRs are dollar-denominated depositary receipts typically issued by a U.S. financial institution which evidence ownership interests in a security or pool of securities issued by a foreign issuer. ADRs are listed and traded in the U.S. GDRs and other types of depositary receipts are typically issued by foreign banks or trust companies, although they also may be issued by U.S. financial institutions, and evidence ownership interests in a security or pool of securities issued by either a foreign or a U.S. corporation. Generally, depositary receipts in registered form are designed for use in the U.S. securities market and depositary receipts in bearer form are designed for use in securities markets outside the U.S. Although there may be more reliable information available regarding issuers of certain ADRs that are issued under so-called “sponsored” programs and ADRs do not involve foreign currency risks, ADRs and other depositary receipts are subject to the risks of other investments in foreign securities, as described directly above.

Depositary receipts may be “sponsored” or “unsponsored.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the U.S. and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. For purposes of a fund’s investment policies, its investment in depositary receipts will be deemed to be investments in the underlying securities except as noted.

Derivatives.    Derivatives are financial products or instruments that derive their value from the value of one or more underlying assets, reference rates or indices. Derivatives include, but are not limited to, the following: asset-backed securities, floaters and inverse floaters, hybrid instruments, mortgage-backed securities, options and future transactions, stripped mortgage-backed securities, structured notes and swaps. Further information about these instruments and the risks involved in their use are contained under the description of each of these instruments in this section.

Dollar Rolls.    (Core Bond Fund and Health Care Fund) In a dollar roll, a fund sells mortgage-backed or other securities for delivery on the next regular settlement date for those securities and, simultaneously, contracts to purchase substantially similar securities for delivery on a later settlement date. Dollar rolls also are subject to a fund’s fundamental limitation on borrowings.

Dollar roll transactions involve the risk that the market value of the securities a fund is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom a fund sells securities becomes insolvent, the fund’s right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the sub-adviser’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

Equity Securities.    (All funds) Equity securities include common stocks, most preferred stocks and securities that are convertible into them, including common stock purchase warrants and rights, equity interests in trusts, partnerships, joint ventures or similar enterprises and depositary receipts. Common stocks, the most familiar type, represent an equity (ownership) interest in a corporation.

Preferred stock has certain fixed income features, like a bond, but actually it is an equity security that is senior to a company’s common stock. Convertible bonds may include debentures and notes that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Some preferred stock also may be converted into or exchanged for common stock. Depositary receipts typically are issued by banks or trust companies and evidence ownership of underlying equity securities.

While past performance does not guarantee future results, equity securities historically have provided the greatest long-term growth potential in a company. However, their prices generally fluctuate more than other securities and reflect changes in a company’s financial condition and in overall market and economic conditions. Common stocks generally represent the riskiest investment in a company. It is possible that a fund may experience a substantial or complete loss on an individual equity investment. While this is possible with bonds, it is less likely.

Eurodollar and Yankee Dollar Obligations.    (All funds) Eurodollar bank obligations are U.S. dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee dollar bank obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign banks.

Eurodollar and Yankee dollar obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee dollar) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes and the expropriation or nationalization of foreign issuers.

Event-Linked Bonds.    Event-linked bonds are fixed income securities, for which the return of principal and payment of interest is contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomenon. They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities. If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a fund investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the fund will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-fund losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. In addition to the specified trigger events, event-linked bonds may also expose the fund to certain unanticipated risks including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See “Illiquid Securities or Non-Publicly Traded Securities” below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a fund may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a fund will only invest in catastrophe bonds that meet the credit quality requirements for the fund.

Floaters (All funds) and Inverse Floaters (Core Bond Fund).    Floaters and Inverse Floaters are fixed income securities with a floating or variable rate of interest, i.e., the rate of interest varies with changes in specified market rates or indices, such as the prime rate, or at specified intervals. Certain floaters may carry a demand feature that permits the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. When the demand feature of certain floaters represents an obligation of a foreign entity, the demand feature will be subject to certain risks discussed under “Foreign Securities.”

Foreign Currency.     (All funds) A fund may purchase securities denominated in foreign currencies including the purchase of foreign currency on a spot (or cash) basis. A change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a fund’s assets and income. In addition, although a portion of a fund’s investment income may be received or realized in such currencies, the fund will be required to compute and distribute its income in U.S. dollars. Therefore, if the exchange rate for any such currency declines after a fund’s income has been earned and computed in U.S. dollars but before conversion and payment, the fund could be required to liquidate portfolio securities to make such distributions.

Currency exchange rates may be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, by currency controls or political developments in the U.S. or abroad. Certain funds may also invest in the following types of foreign currency transactions:

Forward Foreign Currency Transactions.    (All funds) A forward foreign currency exchange contract (“forward contract”) involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are principally traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward contract generally has no margin deposit requirement, and no commissions are charged at any stage for trades.

A fund may enter into forward contracts for a variety of purposes in connection with the management of the foreign securities portion of its portfolio. A fund’s use of such contracts will include, but not be limited to, the following situations.

First, when the fund enters into a contract for the purchase or sale of a security denominated in or exposed to a foreign currency, it may desire to “lock in” the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transactions, the fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

Second, when a fund’s sub-adviser believes that one currency may experience a substantial movement against another currency, including the U.S. dollar, it may enter into a forward contract to sell or buy the amount of the former foreign currency, approximating the value of some or all of the fund’s portfolio securities denominated in or exposed to such foreign currency. Alternatively, where appropriate, the fund may hedge all or part of its foreign currency exposure through the use of a basket of currencies, multinational currency units or a proxy currency where such currency or currencies act as an effective proxy for other currencies. In such a case, the fund may enter into a forward contract where the amount of the foreign currency to be sold exceeds the value of the securities denominated in or exposed to such currency. The use of this basket hedging technique may be more efficient and economical than entering into separate forward contracts for each currency held in the fund.

The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the diversification strategies. However, the sub-adviser to the fund believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the fund will be served.

A fund may enter into forward contracts for any other purpose consistent with the fund’s investment objective and program. However, the fund will not enter into a forward contract, or maintain exposure to any such contract(s), if the amount of foreign currency required to be delivered thereunder would exceed the fund’s holdings of liquid securities and currency available for cover of the forward contract(s). In determining the amount to be delivered under a contract, the fund may net offsetting positions.

At the maturity of a forward contract, a fund may sell the portfolio security and make delivery of the foreign currency, or it may retain the security and either extend the maturity of the forward contract (by “rolling” that contract forward) or may initiate a new forward contract. If a fund retains the portfolio security and engages in an offsetting transaction, the fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency.

Should forward prices decline during the period between a fund’s entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. A fund will convert foreign currencies to U.S. dollars and vice versa from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (“spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

Foreign Currency Options, Foreign Currency Futures Contracts and Options on Futures.    (All funds) The funds may also purchase and sell foreign currency futures contracts and may purchase and write exchange-traded call and put options on foreign currency futures contracts and on foreign currencies. Each fund, if permitted in the Prospectus, may purchase or sell exchange-traded foreign currency options, foreign currency futures contracts and related options on foreign currency futures contracts as a hedge against possible variations in foreign exchange rates. The funds will write options on foreign currency or on foreign currency futures contracts only if they are “covered.” A put on a foreign currency or on a foreign currency futures contract written by a fund will be considered “covered” if, so long as the fund is obligated as the writer of the put, it segregates either on its records or with the fund’s custodian cash or other liquid securities equal at all times to the aggregate exercise price of the put. A call on a foreign currency or on a foreign currency futures contract written by the fund will be considered “covered” only if the fund segregates either on its records or with the fund’s custodian cash or other liquid securities with a value equal to the face amount of the option contract and denominated in the currency upon which the call is written. Option transactions may be effected to hedge the currency risk on non-U.S. dollar-denominated securities owned by a fund, sold by a fund but not yet delivered or anticipated to be purchased by a fund. As an illustration, a fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a Japanese yen-denominated security. In these circumstances, a fund may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the dollar relative to the yen will tend to be offset by an increase in the value of the put option.

Over the Counter Options on Foreign Currency Transactions.    (All funds) The funds may engage in over-the-counter options on foreign currency transactions. The funds may engage in over-the-counter options on foreign currency transactions only with financial institutions that have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million. The funds may only enter into forward contracts on currencies in the over-the-counter market. The sub-advisers may engage in these transactions to protect against uncertainty in the level of future exchange rates in connection with the purchase and sale of portfolio securities (“transaction hedging”) and to protect the value of specific portfolio positions (“position hedging”). Certain differences exist between foreign currency hedging instruments. Foreign currency options provide the holder the right to buy or to sell a currency at a fixed price on or before a future date. Listed options are third-party contracts (performance is guaranteed by an exchange or clearing corporation) which are issued by a clearing corporation, traded on an exchange and have standardized prices and expiration dates. Over-the-counter options are two-party contracts and have negotiated prices and expiration dates. A futures contract on a foreign currency is an agreement between two parties to buy and sell a specified amount of the currency for a set price on a future date. Futures contracts and listed options on futures contracts are traded on boards of trade or futures exchanges. Options traded in the over-the-counter market may not be as actively traded as those on an exchange, so it may be more difficult to value such options. In addition, it may be difficult to enter into closing transactions with respect to options traded over-the-counter.

Hedging transactions involve costs and may result in losses. The funds may also write covered call options on foreign currencies to offset some of the costs of hedging those currencies. A fund will engage in over-the-counter options transactions on foreign currencies only when appropriate exchange traded transactions are unavailable and when, in the sub-adviser’s opinion, the pricing mechanism and liquidity are satisfactory and the participants are responsible parties likely to meet their contractual obligations. A fund’s ability to engage in hedging and related option transactions may be limited by tax considerations.

Transactions and position hedging do not eliminate fluctuations in the underlying prices of the securities which the funds own or intend to purchase or sell. They simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency.

A fund will not speculate in foreign currency options, futures or related options. Accordingly, a fund will not hedge a currency substantially in excess of the market value of the securities denominated in that currency which it owns or the expected acquisition price of securities which it anticipates purchasing.

Foreign Securities.    (All funds) The funds may also invest in other types of foreign securities or engage in the certain types of transactions related to foreign securities, such as Brady Bonds, Depositary Receipts, Eurodollar and Yankee Dollar Obligations and Foreign Currency Transactions, including forward foreign currency transactions, foreign currency options and foreign currency futures contracts and options on futures. Further information about these instruments and the risks involved in their use are contained under the description of each of these instruments in this section.

Foreign investments involve certain risks that are not present in domestic securities. For example, foreign securities may be subject to currency risks or to foreign government taxes that reduce their attractiveness. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and a foreign issuer is not generally subject to uniform accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks of investing in such securities include political or economic instability in the country involved, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. The prices of such securities may be more volatile than those of domestic securities. With respect to certain foreign countries, there is a possibility of expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, difficulty in obtaining and enforcing judgments against foreign entities or diplomatic developments which could affect investment in these countries. Losses and other expenses may be incurred in converting between various currencies in connection with purchases and sales of foreign securities.

Foreign stock markets are generally not as developed or efficient as, and may be more volatile than, those in the U.S. While growing in volume, they usually have substantially less volume than U.S. markets and a fund’s investment securities may be less liquid and subject to more rapid and erratic price movements than securities of comparable U.S. companies. Equity securities may trade at price/earnings multiples higher than comparable U.S. securities and such levels may not be sustainable. There is generally less government supervision and regulation of foreign stock exchanges, brokers, banks and listed companies abroad than in the U.S. Moreover, settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences may include delays beyond periods customary in the U.S. and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement,” which can result in losses to a fund.

The value of foreign investments and the investment income derived from them may also be affected unfavorably by changes in currency exchange control regulations. Although the funds will invest only in securities denominated in foreign currencies that are fully exchangeable into U.S. dollars without legal restriction at the time of investment, there can be no assurance that currency controls will not be imposed subsequently. In addition, the value of foreign fixed income investments may fluctuate in response to changes in U.S. and foreign interest rates.

Foreign brokerage commissions, custodial expenses and other fees are also generally higher than for securities traded in the U.S. Consequently, the overall expense ratios of international or global funds are usually somewhat higher than those of typical domestic stock funds.

Moreover, investments in foreign government debt securities, particularly those of emerging market country governments, involve special risks. Certain emerging market countries have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. See “Emerging Market Securities” below for additional risks.

Fluctuations in exchange rates may also affect the earning power and asset value of the foreign entity issuing a security, even one denominated in U.S. dollars. Dividend and interest payments will be repatriated based on the exchange rate at the time of disbursement, and restrictions on capital flows may be imposed.

In less liquid and well developed stock markets, such as those in some Eastern European, Southeast Asian and Latin American countries, volatility may be heightened by actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect stock prices and, therefore, share prices. Additionally, investments in emerging market regions or the following geographic regions are subject to more specific risks, as discussed below.

Emerging Market Securities.    (All funds) Investments in emerging market country securities involve special risks. The economies, markets and political structures of a number of the emerging market countries in which the funds can invest do not compare favorably with the U.S. and other mature economies in terms of wealth and stability. Therefore, investments in these countries may be riskier, and will be subject to erratic and abrupt price movements. Some economies are less well developed and less diverse (for example, Latin America, Eastern Europe and certain Asian countries) and more vulnerable to the ebb and flow of international trade, trade barriers and other protectionist or retaliatory measures. Similarly, many of these countries, particularly in Southeast Asia, Latin America, and Eastern Europe, are grappling with severe inflation or recession, high levels of national debt, currency exchange problems and government instability. Investments in countries that have recently begun moving away from central planning and state-owned industries toward free markets, such as the Eastern European or Chinese economies, should be regarded as speculative.

Certain emerging market countries have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. The issuer or governmental authority that controls the repayment of an emerging market country’s debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, and, in the case of a government debtor, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole and the political constraints to which a government debtor may be subject. Government debtors may default on their debt and may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. Holders of government debt may be requested to participate in the rescheduling of such debt and to extend further loans to government debtors.

If such an event occurs, a fund may have limited legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign government fixed income securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign government debt obligations in the event of default under their commercial bank loan agreements.

The economies of individual emerging market countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Further, the economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

Investing in emerging market countries may entail purchasing securities issued by or on behalf of entities that are insolvent, bankrupt, in default or otherwise engaged in an attempt to reorganize or reschedule their obligations, and in entities that have little or no proven credit rating or credit history. In any such case, the issuer’s poor or deteriorating financial condition may increase the likelihood that the investing fund will experience losses or diminution in available gains due to bankruptcy, insolvency or fraud.

Eastern European and Russian Securities.    (All funds) The economies of Eastern European countries are currently suffering both from the stagnation resulting from centralized economic planning and control and the higher prices and unemployment associated with the transition to market economics. Unstable economic and political conditions may adversely affect security values. Upon the accession to power of Communist regimes approximately 50 years ago, the governments of a number of Eastern European countries expropriated a large amount of property. The claims of many property owners against those governments were never finally settled. In the event of the return to power of the Communist Party, there can be no assurance that a fund’s investments in Eastern Europe would not be expropriated, nationalized or otherwise confiscated.

The registration, clearing and settlement of securities transactions involving Russian issuers are subject to significant risks not normally associated with securities transactions in the U.S. and other more developed markets. Ownership of equity securities in Russian companies is evidenced by entries in a company’s share register (except where shares are held through depositories that meet the requirements of the 1940 Act) and the issuance of extracts from the register or, in certain limited cases, by formal share certificates. However, Russian share registers are frequently unreliable and a fund could possibly lose its registration through oversight, negligence or fraud. Moreover, Russia lacks a centralized registry to record shares and companies themselves maintain share registers. Registrars are under no obligation to provide extracts to potential purchasers in a timely manner or at all and are not necessarily subject to effective state supervision. In addition, while registrars are liable under law for losses resulting from their errors, it may be difficult for a fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. For example, although Russian companies with more than 1,000 shareholders are required by law to employ an independent company to maintain share registers, in practice, such companies have not always followed this law. Because of this lack of independence of registrars, management of a Russian company may be able to exert considerable influence over who can purchase and sell the company’s shares by illegally instructing the registrar to refuse to record transactions on the share register. Furthermore, these practices could cause a delay in the sale of Russian securities by a fund if the company deems a purchaser unsuitable, which may expose a fund to potential loss on its investment.

In light of the risks described above, the Board of Trustees of the Trust has approved certain procedures concerning a fund’s investments in Russian securities. Among these procedures is a requirement that a fund will not invest in the securities of a Russian company unless that issuer’s registrar has entered into a contract with a fund’s custodian containing certain protective conditions, including, among other things, the custodian’s right to conduct regular share confirmations on behalf of a fund. This requirement will likely have the effect of precluding investments in certain Russian companies that a fund would otherwise make.

Pacific Basin Region.    (All funds) Many Asian countries may be subject to a greater degree of social, political and economic instability than is the case in the U.S. and European countries. Such instability may result from (i) authoritarian governments or military involvement in political and economic decision-making; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries and (v) ethnic, religious and racial disaffection.

The economies of most of the Asian countries are heavily dependent on international trade and are accordingly affected by protective trade barriers and the economic conditions of their trading partners, principally, the U.S., Japan, China and the European Community. The enactment by the U.S. or other principal trading partners of protectionist trade legislation, reduction of foreign investment in the local economies and general declines in the international securities markets could have a significant adverse effect upon the securities markets of the Asian countries.

The securities markets in Asia are substantially smaller, less liquid and more volatile than the major securities markets in the U.S. A high proportion of the shares of many issuers may be held by a limited number of persons and financial institutions, which may limit the number of shares available for investment by a fund. Similarly, volume and liquidity in the bond markets in Asia are less than in the U.S. and, at times, price volatility can be greater than in the U.S. A limited number of issuers in Asian securities markets may represent a disproportionately large percentage of market capitalization and trading value. The limited liquidity of securities markets in Asia may also affect a fund’s ability to acquire or dispose of securities at the price and time it wishes to do so. In addition, the Asian securities markets are susceptible to being influenced by large investors trading significant blocks of securities.

Many stock markets are undergoing a period of growth and change which may result in trading volatility and difficulties in the settlement and recording of transactions, and in interpreting and applying the relevant law and regulations. With respect to investments in the currencies of Asian countries, changes in the value of those currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of a fund’s assets denominated in those currencies.

China Companies.    Investing in China, Hong Kong and Taiwan involves a high degree of risk and special considerations not typically associated with investing in other more established economies or securities markets. Such risks may include: (a) the risk of nationalization or expropriation of assets or confiscatory taxation; (b) greater social, economic and political uncertainty (including the risk of war); (c) dependency on exports and the corresponding importance of international trade; (d) the increasing competition from Asia’s other low-cost emerging economies; (e) greater price volatility, substantially less liquidity and significantly smaller market capitalization of securities markets, particularly in China; (f) currency exchange rate fluctuations and the lack of available currency hedging instruments; (g) higher rates of inflation; (h) controls on foreign investment and limitations on repatriation of invested capital and on the fund’s ability to exchange local currencies for U.S. dollars; (i) greater governmental involvement in and control over the economy; (j) the risk that the Chinese government may decide not to continue to support the economic reform programs implemented since 1978 and could return to the prior, completely centrally planned, economy; (k) the fact that China companies, particularly those located in China, may be smaller, less seasoned and newly-organized companies; (l) the difference in, or lack of, auditing and financial reporting standards which may result in unavailability of material information about issuers, particularly in China; (m) the fact that statistical information regarding the economy of China may be inaccurate or not comparable to statistical information regarding the U.S. or other economies; (n) the less extensive, and still developing, regulation of the securities markets, business entities and commercial transactions; (o) the fact that the settlement period of securities transactions in foreign markets may be longer; (p) the willingness and ability of the Chinese government to support the Chinese and Hong Kong economies and markets is uncertain; (q) the risk that it may be more difficult, or impossible, to obtain and/or enforce a judgment than in other countries; (r) the rapidity and erratic nature of growth, particularly in China, resulting in inefficiencies and dislocations; and (s) the risk that, because of the degree of interconnectivity between the economies and financial markets of China, Hong Kong and Taiwan, any sizable reduction in the demand for goods from China, or an economic downturn in China, could negatively affect the economies and financial markets of Hong Kong and Taiwan, as well.

Investment in China, Hong Kong and Taiwan is subject to certain political risks. Following the establishment of the People’s Republic of China by the Communist Party in 1949, the Chinese government renounced various debt obligations incurred by China’s predecessor governments, which obligations remain in default, and expropriated assets without compensation. There can be no assurance that the Chinese government will not take similar action in the future. An investment in the fund involves risk of a total loss. The political reunification of China and Taiwan is a highly problematic issue and is unlikely to be settled in the near future. This situation poses a threat to Taiwan’s economy and could negatively affect its stock market. China has committed by treaty to preserve Hong Kong’s autonomy and its economic, political and social freedoms for fifty years from the July 1, 1997 transfer of sovereignty from Great Britain to China. However, if China would exert its authority so as to alter the economic, political or legal structures or the existing social policy of Hong Kong, investor and business confidence in Hong Kong could be negatively affected, which in turn could negatively affect markets and business performance.

Forward Commitments, When-Issued and Delayed Delivery Securities.    (All funds) Forward commitments, including “TBA” (to be announced), when-issued and delayed delivery transactions arise when securities are purchased by a fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price or yield to the fund at the time of entering into the transaction. However, the price of or yield on a comparable security available when delivery takes place may vary from the price of or yield on the security at the time that the forward commitment or when-issued or delayed delivery transaction was entered into. Agreements for such purchases might be entered into, for example, when a fund anticipates a decline in interest rates and is able to obtain a more advantageous price or yield by committing currently to purchase securities to be issued later. When a fund purchases securities on a forward commitment, when-issued or delayed delivery basis it does not pay for the securities until they are received, and the fund is required to designate the segregation, either on the records of the Sub-adviser or with the Trust’s custodian, of cash or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the fund’s forward commitments, when-issued or delayed delivery commitments or to enter into offsetting contracts for the forward sale of other securities it owns. Forward commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in value of the fund’s other assets. Where such purchases are made through dealers, a fund relies on the dealer to consummate the sale. The dealer’s failure to do so may result in the loss to a fund of an advantageous yield or price.

A fund will only enter into forward commitments and make commitments to purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities. However, the fund may sell these securities before the settlement date if it is deemed advisable as a matter of investment strategy. Forward commitments and when-issued and delayed delivery transactions are generally expected to settle within three months from the date the transactions are entered into, although the fund may close out its position prior to the settlement date by entering into a matching sales transaction.

Although none of the funds intends to make such purchases for speculative purposes and each fund intends to adhere to the policies of the SEC, purchases of securities on such a basis may involve more risk than other types of purchases. For example, by committing to purchase securities in the future, a fund subjects itself to a risk of loss on such commitments as well as on its portfolio securities. Also, a fund may have to sell assets which have been set aside in order to meet redemptions. In addition, if a fund determines it is advisable as a matter of investment strategy to sell the forward commitment or when-issued or delayed delivery securities before delivery, that fund may incur a gain or loss because of market fluctuations since the time the commitment to purchase such securities was made. Any such gain or loss would be treated as a capital gain or loss for tax purposes. When the time comes to pay for the securities to be purchased under a forward commitment or on a when-issued or delayed delivery basis, a fund will meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the forward commitment or when-issued or delayed delivery securities themselves (which may have a value greater or less than a fund’s payment obligation).

Health Care Sector Risk.    (Health Care Fund, Mid Cap Growth Fund and Mid Cap Value Fund) The value of the Health Care Fund’s shares is particularly vulnerable to factors affecting the health care sector. The health care sector generally is subject to substantial government regulation. Changes in governmental policy or regulation could have a material effect on the demand for products and services offered by companies in the health care sector and therefore could affect the performance of the fund. Regulatory approvals are generally required before new drugs and medical devices or procedures may be introduced and before the acquisition of additional facilities by health care providers. In addition, the products and services offered by such companies may be subject to rapid obsolescence caused by technological and scientific advances.

Hybrid Instruments.    (International Equity Fund) Hybrid instruments have recently been developed and combine the elements of futures contracts or options with those of debt, preferred equity or a depositary instrument. Generally, a hybrid instrument will be a debt security, preferred stock, depositary share, trust certificate, certificate of deposit or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption or retirement, is determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities (collectively “Underlying Assets”) or by another objective index, economic factor or other measure, such as interest rates, currency exchange rates, commodity indices, and securities indices (collectively “Benchmarks”). Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stock with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity rates. Under certain conditions, the redemption value of such an instrument could be zero. Hybrid instruments can have volatile prices and limited liquidity and their use by a Portfolio may not be successful.

Hybrid instruments may bear interest or pay preferred dividends at below market (or even relatively nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). The latter scenario may result if “leverage” is used to structure the hybrid instrument. Leverage risk occurs when the hybrid instrument is structured so that a given change in a Benchmark or Underlying Asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.

Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, a fund may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a United States dollar-denominated hybrid instrument whose redemption price is linked to the average three year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level, and payoffs of less than par if rates were above the specified level. Furthermore, a fund could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the fund the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transaction costs. Of course, there is no guarantee that the strategy will be successful and a Portfolio could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instrument.

Although the risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. The risks of a particular hybrid instrument will, of course, depend upon the terms of the instrument, but may include, without limitation, the possibility of significant changes in the Benchmarks or the prices of Underlying Assets to which the instrument is linked. Such risks generally depend upon factors that are unrelated to the operations or credit quality of the issuer of the hybrid instrument and that may not be readily foreseen by the purchaser, such as economic and political events, the supply and demand for the Underlying Assets and interest rate movements. In recent years, various Benchmarks and prices for Underlying Assets have been highly volatile, and such volatility may be expected in the future.

Hybrid instruments may also carry liquidity risk since the instruments are often “customized” to meet the portfolio needs of a particular investor, and therefore, the number of investors that are willing and able to buy such instruments in the secondary market may be smaller than that for more traditional debt securities. In addition, because the purchase and sale of hybrid instruments could take place in an over-the-counter market without the guarantee of a central clearing organization or in a transaction between the portfolio and the issuer of the hybrid instrument, the creditworthiness of the counter party or issuer of the hybrid instrument would be an additional risk factor which the fund would have to consider and monitor. Hybrid instruments also may not be subject to regulation of the Commodity Futures Trading Commission (“CFTC”), which generally regulates the trading of commodity futures by persons in the United States, the SEC, which regulates the offer and sale of securities by and to persons in the United States, or any other governmental regulatory authority. The various risks discussed above, particularly the market risk of such instruments, may in turn cause significant fluctuations in the net asset value of the fund.

Illiquid Securities or Non-Publicly Traded Securities.    (All funds) The inability of a fund to dispose of illiquid or not readily marketable investments readily or at a reasonable price could impair a fund’s ability to raise cash for redemptions or other purposes. The liquidity of securities purchased by a fund which are eligible for resale pursuant to Rule 144A will be monitored by each fund’s sub-adviser on an ongoing basis, subject to the oversight of the adviser. In the event that such a security is deemed to be no longer liquid, a fund’s holdings will be reviewed to determine what action, if any, is required to ensure that the retention of such security does not result in a fund having more than 10% (for the Money Market Fund) or 15% (for all other funds) of its assets invested in illiquid or not readily marketable securities.

Rule 144A Securities will be considered illiquid and therefore subject to a fund’s limit on the purchase of illiquid securities unless the Board or its delegates determines that the Rule 144A Securities are liquid. In reaching liquidity decisions, the Board of Trustees and its delegates may consider, inter alia, the following factors: (i) the unregistered nature of the security; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security and (v) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the 1933 Act, securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities that have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

Insured Bank Obligations.    (All funds) The Federal Deposit Insurance Corporation (“FDIC”) insures the deposits of federally insured banks and savings and loan associations (collectively referred to as “banks”) up to $100,000. The funds may purchase bank obligations which are fully insured as to principal by the FDIC. Currently, to remain fully insured as to principal, these investments must be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000, the excess accrued interest will not be insured. Insured bank obligations may have limited marketability. Unless the Board of Trustees determines that a readily available market exists for such obligations, a fund will treat such obligations as subject to the limit for illiquid investments for each fund unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand.

Investment Company Securities.    (All funds) Investment company securities are securities of other open-end or closed-end investment companies. Except for so-called fund-of-funds, the 1940 Act generally prohibits a fund from acquiring more than 3% of the outstanding voting shares of an investment company and limits such investments to no more than 5% of the fund’s total assets in any investment company and no more than 10% in any combination of unaffiliated investment companies. The 1940 Act further prohibits a fund from acquiring in the aggregate more than 10% of the outstanding voting shares of any registered closed-end investment company.

Each Allocation Fund invests substantially all of its assets in the securities of other investment companies. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but the total return on such investments at the investment company level may be reduced by the operating expenses and fees of such other investment companies, including advisory fees.

Exchange Traded Funds (“ETFs”).    (All funds) These are a type of investment company security bought and sold on a securities exchange. An ETF represents a portfolio of securities designed to track a particular market index. The fund could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting purchase of underlying securities. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile, and ETFs have management fees which increase their costs.

Passive Foreign Investment Companies.    (All funds) The funds may purchase the securities of certain foreign entities called passive foreign investment companies (“PFICs”). Such entities have been the only or primary way to invest in foreign countries that limit, or prohibit, all direct foreign investment in the securities of companies domiciled therein. However, the governments of some countries have authorized the organization of investment funds to permit indirect foreign investment in such securities. In addition to bearing their proportionate share of a fund’s expenses (management fees and operating expenses), shareholders will also indirectly bear similar expenses of such entities. Like other foreign securities, interests in PFICs also involve the risk of foreign securities, as described above.

Investment Grade Securities.    (All funds) Investment grade securities are rated in one of the four highest rating categories by Moody’s or S&P, comparably rated by another rating agency or, if unrated, determined by the applicable sub-adviser to be of comparable quality. Securities with the lower investment grade ratings, while normally exhibiting adequate protection parameters, speculative characteristics. This means that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher rated debt securities.

Loan Participations and Assignments.    (Core Bond Fund) Investments in secured or unsecured fixed or floating rate loans (“Loans”) arranged through private negotiations between a borrowing corporation, government or other entity and one or more financial institutions (“Lenders”) may be in the form of participations in Loans (“Participations”) or assignments of all or a portion of Loans from third parties (“Assignments”). Participations typically result in the fund’s having a contractual relationship only with the Lender, not with the borrower. A fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In connection with purchasing Participations, a fund generally has no direct right to enforce compliance by the borrower with the terms of the loan agreement relating to the Loan, nor any rights of set-off against the borrower, and a fund may not directly benefit from any collateral supporting the Loan in which it has purchased the Participation. As a result, a fund assumes the credit risk of both the borrower and the Lender that is selling the Participation. In the event of the insolvency of the selling Lender, the fund may be treated as a general creditor of that Lender and may not benefit from any set-off between the Lender and the borrower. A fund will acquire Participations only if its sub-adviser determines that the selling Lender is creditworthy.

When a fund purchases Assignments from Lenders, it acquires direct rights against the borrower on the Loan. In an Assignment, the fund is entitled to receive payments directly from the borrower and, therefore, does not depend on the selling bank to pass these payments onto the fund. However, because Assignments are arranged through private negotiations between potential assignees and assignors, the rights and obligations acquired by the fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender.

Assignments and Participations are generally not registered under the Securities Act of 1933, as amended (“Securities Act”), and thus may be subject to a fund’s limitation on investment in illiquid securities. Because there may be no liquid market for such securities, such securities may be sold only to a limited number of institutional investors. The lack of a liquid secondary market could have an adverse impact on the value of such securities and on a fund’s ability to dispose of particular Assignments or Participations when necessary to meet the fund’s liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the borrower.

Master Demand Notes.    (All funds) Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payees of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. Since there is no secondary market for these notes, the appropriate sub-adviser, subject to the overall review of the fund’s Trustees and the Manager, monitor the financial condition of the issuers to evaluate their ability to repay the notes.

Mortgage-Backed or Mortgage-Related Securities.    (Core Bond Fund) A mortgage-backed security may be an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Certain funds may invest in collateralized mortgage obligations (“CMOs”) and stripped mortgage-backed securities that represent a participation in, or are secured by, mortgage loans. Some mortgage-backed securities, such as CMOs, make payments of both principal and interest at a variety of intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage-backed securities are based on different types of mortgages including those on commercial real estate or residential properties.

CMOs may be issued by a U.S. government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. government, its agencies or instrumentalities or any other person or entity. Prepayments could cause early retirement of CMOs. CMOs are designed to reduce the risk of prepayment for investors by issuing multiple classes of securities (or “tranches”), each having different maturities, interest rates and payment schedules, and with the principal and interest on the underlying mortgages allocated among the several classes in various ways. Payment of interest or principal on some classes or series of CMOs may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. If enough mortgages are repaid ahead of schedule, the classes or series of a CMO with the earliest maturities generally will be retired prior to their maturities. Thus, the early retirement of particular classes or series of a CMO held by a fund would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities. Conversely, slower than anticipated prepayments can extend the effective maturities of CMOs, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of a fund that invests in CMOs.

The value of mortgage-backed securities may change due to shifts in the market’s perception of issuers. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Non-government mortgage-backed securities may offer higher yields than those issued by government entities, but also may be subject to greater price changes than government issues. Mortgage-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity, when the entire principal amount comes due, payments on certain mortgage-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing, or foreclosure of the underlying mortgage loans.

Mortgage-backed securities are subject to prepayment risk. Prepayment, which occurs when unscheduled or early payments are made on the underlying mortgages, may shorten the effective maturities of these securities and may lower their returns. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will result in early payment of the applicable mortgage-related securities. In that event, the fund may be unable to invest the proceeds from the early payment of the mortgage-related securities in an investment that provides as high a yield as the mortgage-related securities. Consequently, early payment associated with mortgage-related securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed-income securities. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities. If the life of a mortgage-related security is inaccurately predicted, a fund may not be liable to realize the rate of return it expected.

Mortgage-backed securities are less effective than other types of securities as a means of “locking in” attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. Prepayments may cause losses on securities purchased at a premium. At times, some of the mortgage-backed securities in which a fund may invest will have higher than market interest rates and, therefore, will be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, will cause a fund to experience a loss equal to any unamortized premium.

Stripped mortgage-backed securities are created when a U.S. government agency or a financial institution separates the interest and principal components of a mortgage-backed security and sells them as individual securities. The securities may be issued by agencies or instrumentalities of the U.S. government and private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. Stripped mortgage-backed securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The holder of the “principal-only” security (“PO”) receives the principal payments made by the underlying mortgage- backed security, while the holder of the “interest-only” security (“IO”) receives interest payments from the same underlying security. The fund may invest in both the IO class and the PO class. The prices of stripped mortgage-backed securities may be particularly affected by changes in interest rates. The yield to maturity on an IO class of stripped mortgage-backed securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. As interest rates fall, prepayment rates tend to increase, which tends to reduce prices of IOs and increase prices of POs. Rising interest rates can have the opposite effect.

Prepayments may also result in losses on stripped mortgage-backed securities. A rapid rate of principal prepayments may have a measurable adverse effect on a fund’s yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, a fund may fail to recoup fully its initial investments in these securities. Conversely, POs tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-backed securities may be more volatile and less liquid than that for other mortgage-backed securities, potentially limiting the fund’s ability to buy or sell those securities at any particular time.

Mortgage Dollar Rolls.    (Core Bond Fund) The fund may enter into mortgage dollar rolls in which it sells securities for delivery in the current month and simultaneously contracts with the same counter-party to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the fund loses the right to receive principal (including prepayments of principal) and interest paid on the securities sold. However, the fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the “drop”) or fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of the fund compared with what such performance would have been without the use of mortgage dollar rolls. Accordingly, the benefits derived from the use of mortgage dollar rolls depend upon the sub-adviser’s ability to manage mortgage prepayments. There is no assurance that mortgage dollar rolls can be successfully employed. All cash proceeds will be invested in instruments that are permissible investments for the fund. The fund will maintain until the settlement date the segregation, either on its records or with the Trust’s custodian, of cash or other liquid securities in an amount equal to the forward purchase price.

Municipal Securities.    (Core Bond Fund) Municipal securities (“municipals”) are debt obligations issued by local, state and regional governments that provide interest income that is exempt from federal income tax. Municipals include both municipal bonds (those securities with maturities of five years or more) and municipal notes (those with maturities of less than five years). Municipal bonds are issued for a wide variety of reasons: to construct public facilities, such as airports, highways, bridges, schools, hospitals, mass transportation, streets, water and sewer works; to obtain funds for operating expenses; to refund outstanding municipal obligations; and to loan funds to various public institutions and facilities. Certain private activity bonds are also considered municipal bonds if their interest is exempt from federal income tax, even though that interest may be a tax preference item for purposes of the federal alternative minimum tax. Private activity bonds are issued by or on behalf of public authorities to obtain funds for various privately operated manufacturing facilities, housing, sports arenas, convention centers, airports, mass transportation systems and water, gas or sewer works. Private activity bonds are ordinarily dependent on the credit quality of a private user, not the public issuer, and are generally secured only by the revenues derived from payment of the private user.

Options and Futures Transactions.    (Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, International Equity Fund, Core Bond Fund and Health Care Fund) Each fund may use a variety of financial instruments that derive their value from the value of one or more underlying assets, reference rates or indices (“Derivative Instruments”), including certain options, futures contracts (sometimes referred to as “futures”), options on futures contracts and swap transactions. A fund may enter into transactions involving one or more types of Derivative Instruments under which the full value of its portfolio is at risk. Under normal circumstances, however, a fund’s use of these instruments will place at risk a much smaller portion of its assets. The particular Derivative Instruments that may be used by a fund are described below.

A fund might not use any Derivative Instruments or derivative strategies, and there can be no assurance that using any strategy will succeed. If a fund is incorrect in its judgment on market values, interest rates or other economic factors in using a Derivative Instrument or strategy, the fund may have lower net income and a net loss on the investment.

Options on Securities.    (Value Fund, Mid Cap Growth Fund, International Equity Fund, Core Bond Fund and Health Care Fund) A call option is a short-term contract pursuant to which the purchaser of the option, in return for a premium, has the right to buy the security underlying the option at a specified price at any time during the term of the option, at specified times or at the expiration of the option, depending on the type of option involved. The writer of the call option, who receives the premium, has the obligation, upon exercise of the option during the option term, to deliver the underlying security against payment of the exercise price. A put option is a similar contract that gives its purchaser, in return for a premium, the right to sell the underlying security at a specified price during the option term, at specified times or at the expiration of the option, depending on the type of option involved. The writer of the put option, who receives the premium, has the obligation, upon exercise of the option during the option term, to buy the underlying security at the exercise price.

Options on Securities Indices.    (Value Fund, Mid Cap Growth Fund, International Equity Fund, Core Bond Fund and Health Care Fund) A securities index assigns relative values to the securities included in the index and fluctuates with changes in the market values of those securities. A securities index option operates in the same way as a more traditional securities option, except that exercise of a securities index option is effected with cash payment and does not involve delivery of securities. Thus, upon exercise of a securities index option, the purchaser will realize, and the writer will pay, an amount based on the difference between the exercise price and the closing price of the securities index.

Securities Index Futures Contracts.    (Mid Cap Growth Fund, International Equity Fund, Core Bond Fund and Health Care Fund) A securities index futures contract is a bilateral agreement pursuant to which one party agrees to accept, and the other party agrees to make, delivery of an amount of cash equal to a specified dollar amount times the difference between the securities index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made. Generally, contracts are closed out prior to the expiration date of the contract.

Interest Rate Futures Contracts.    (Value Fund, Mid Cap Growth Fund, International Equity Fund, Core Bond Fund and Health Care Fund) Interest rate futures contracts are bilateral agreements pursuant to which one party agrees to make, and the other party agrees to accept, delivery of a specified type of debt security at a specified future time and at a specified price. Although such futures contracts by their terms call for actual delivery or acceptance of bonds, in most cases the contracts are closed out before the settlement date without the making or taking of delivery.

Options on Futures Contracts.    (Value Fund, Mid Cap Growth Fund, International Equity Fund, Core Bond Fund and Health Care Fund) Options on futures contracts are similar to options on securities, except that an option on a futures contract gives the purchaser the right, in return for the premium, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put), rather than to purchase or sell a security, at a specified price at any time during the option term. Upon exercise of the option, the delivery of the futures position to the holder of the option will be accompanied by delivery of the accumulated balance that represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the future. The writer of an option, upon exercise, will assume a short position in the case of a call and a long position in the case of a put.

Payment-In-Kind Bonds.    (Core Bond Fund) Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of payment-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds which pay interest in cash currently. Payment-in-kind bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently. Even though such bonds do not pay current interest in cash, the funds are nonetheless required to accrue interest income on such investments and to distribute such amounts at least annually to shareholders. Thus, the funds could be required, at times, to liquidate other investments in order to satisfy its distribution requirements.

Real Estate Investment Trusts.    (Mid Cap Growth Fund, Mid Cap Value Fund and Health Care Fund) Risks associated with investments in securities of real estate investment trusts (“REITS”) include: decline in the value of real estate; risks related to general and local economic conditions; overbuilding and increased competition; increases in property taxes and operating expenses; changes in zoning laws; casualty or condemnation losses; variations in rental income; changes in neighborhood values; the appeal of properties to tenants; and increases in interest rates. In addition, equity REITS may be affected by changes in the values of the underlying property owned by the trusts, while mortgage REITS may be affected by the quality of credit extended. REITS are dependent upon management skills, may not be diversified and are subject to the risks of financing projects. REITS are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for tax-free pass-through of income and net gains under the Internal Revenue Code of 1986, as amended (“Code”), and to maintain exemption from the 1940 Act. If an issuer of debt securities collateralized by real estate defaults, it is conceivable that the REITS could end up holding the underlying real estate.

Repurchase Agreements.    (All funds) A repurchase agreement is a transaction in which a fund purchases securities or other obligations from a bank or securities dealer (or its affiliate) and simultaneously commits to resell them to a counterparty at an agreed-upon date or upon demand and at a price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased obligations. A fund maintains custody of the underlying obligations prior to their repurchase, either through its regular custodian or through a special “tri-party” custodian or sub-custodian that maintains separate accounts for both the fund and its counterparty. Thus, the obligation of the counterparty to pay the repurchase price on the date agreed to or upon demand is, in effect, secured by such obligations.

Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations. If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that at all times the collateral is at least equal to the repurchase price plus any agreed-upon additional amount. The difference between the total amount to be received upon repurchase of the obligations and the price that was paid by a fund upon acquisition is accrued as interest and included in its net investment income. Repurchase agreements involving obligations other than U.S. government securities (such as commercial paper and corporate bonds) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency. If the seller or guarantor becomes insolvent, the fund may suffer delays, costs and possible losses in connection with the disposition of collateral. Each fund intends to enter into repurchase agreements only in transactions with counterparties believed by AXA Equitable and the sub-advisers to present minimum credit risks.

Reverse Repurchase Agreements.    (Core Bond Fund and Health Care Fund) Reverse repurchase agreements involve the sale of securities held by a fund subject to its agreement to repurchase the securities at an agreed-upon date or upon demand and at a price reflecting a market rate of interest. Reverse repurchase agreements are subject to each fund’s limitation on borrowings and may be entered into only with banks or securities dealers or their affiliates. While a reverse repurchase agreement is outstanding, a fund will maintain the segregation, either on its records or with the Trust’s custodian, of cash or other liquid securities, marked to market daily, in an amount at least equal to its obligations under the reverse repurchase agreement. See “The Funds’ Investments, Related Risks and Limitations — Segregated Accounts.”

Reverse repurchase agreements involve the risk that the buyer of the securities sold by a fund might be unable to deliver them when that fund seeks to repurchase. If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or trustee or receiver may receive an extension of time to determine whether to enforce a fund’s obligation to repurchase the securities, and the fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

Securities Loans.    (All funds) All securities loans will be made pursuant to agreements requiring the loans to be continuously secured by collateral in cash or high grade debt obligations at least equal at all times to the market value of the loaned securities. The borrower pays to the funds an amount equal to any dividends or interest received on loaned securities. The funds retain all or a portion of the interest received on investment of cash collateral or receive a fee from the borrower. Lending portfolio securities involves risks of delay in recovery of the loaned securities or in some cases loss of rights in the collateral should the borrower fail financially.

Securities loans are made to broker-dealers or institutional investors or other persons, pursuant to agreements requiring that the loans be continuously secured by collateral at least equal at all times to the value of the loaned securities marked to market on a daily basis. The collateral received will consist of cash, U.S. government securities, letters of credit or such other collateral as may be permitted under a fund’s investment program. While the securities are being loaned, a fund will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower. A fund has a right to call each loan and obtain the securities on five business days’ notice or, in connection with securities trading on foreign markets, within such longer period for purchases and sales of such securities in such foreign markets. A fund will generally not have the right to vote securities while they are being loaned, but its adviser or sub-adviser will call a loan in anticipation of any important vote. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans will only be made to firms deemed by a fund’s sub-adviser to be of good standing and will not be made unless, in the judgment of the sub-adviser, the consideration to be earned from such loans would justify the risk.

Short Sales.    (Value Fund, Mid Cap Growth Fund, Core Bond Fund and Health Care Fund) A “short sale” is the sale by a fund of a security which has been borrowed from a third party on the expectation that the market price will drop. The funds generally will only engage in covered short sales. In a covered short sale, a fund either (1) enters into a “short sale” of securities in circumstances in which, at the time the short position is open, the fund owns an equal amount of the securities sold short or owns preferred stocks or debt securities, convertible or exchangeable without payment of further consideration, into an equal number of securities sold short (also known as a short sale “against the box”), or (2) deposits in a segregated account cash, U.S. government securities, or other liquid securities in an amount equal to the market value of the securities sold short. A short sale may be entered into by the fund to, for example, lock in a sale price for a security the fund does not wish to sell immediately. For a short sale against the box, the fund will designate the segregation, either on its records or with the Trust’s custodian, of the securities sold short or convertible or exchangeable preferred stocks or debt securities sold in connection with short sales against the box. The fund will endeavor to offset transaction costs associated with short sales with the income from the investment of the cash proceeds. Not more than 10% of the fund’s net assets (taken at current value) may be held as collateral for short sales against the box at any one time.

Short Term Investments.    (All funds) Short term investments include investments in various types of U.S. government securities and high-quality short-term debt securities with remaining maturities of one year or less (“money market instruments”). This type of short-term investment is made to provide liquidity for the purchase of new investments and to effect redemptions of shares. The money market instruments in which each fund may invest include but are not limited to: government obligations, certificates of deposit, bankers’ acceptances, commercial paper, short-term corporate securities and repurchase agreements. The funds may invest in both foreign and domestic money market instruments, including foreign currency, foreign time deposits and foreign bank acceptances.

Small Company Securities.    (Mid Cap Growth Fund, Mid Cap Value Fund, International Equity Fund, Technology Fund and Health Care Fund) Each fund may invest in the securities of smaller capitalization companies. Investing in securities of small companies may involve greater risks since these securities may have limited marketability and, thus, may be more volatile. Because smaller companies normally have fewer shares outstanding than larger companies, it may be more difficult for a fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. In addition, small companies often have limited product lines, markets or financial resources and are typically subject to greater changes in earnings and business prospects than are larger, more established companies. There is typically less publicly available information concerning smaller companies than for larger, more established ones, and smaller companies may be dependent for management on one or a few key persons. Therefore, an investment in these funds may involve a greater degree of risk than an investment in other funds that seek capital appreciation by investing in better known, larger companies.

Structured Notes.    (Core Bond Fund) Structured notes are derivatives on which the amount of principal repayment and/or interest payments is based upon the movement of one or more factors. Structured notes are interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of debt obligations. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, of specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured notes to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payment made with respect to structured notes is dependent on the extent of the cash flow on the underlying instruments. Structured notes are typically sold in private placement transactions, and there currently is no active trading market for structured notes.

Swaps.    (International Equity Fund, Core Bond Fund, Health Care Fund and Technology Fund) Swap contracts are derivatives in the form of a contract or other similar instrument, which is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term “specified index” includes, but is not limited to, currencies, fixed interest rates, prices and total return on interest rate indices, fixed income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, a fund may agree to swap the return generated by a fixed income index for the return generated by a second fixed income index. The currency swaps in which a fund may enter will generally involve an agreement to pay interest streams in one currency based on a specified index in exchange for receiving interest streams denominated in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

A fund will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the fund receiving or paying, as the case may be, only the net amount of the two payments. A fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by designating the segregation, either on its records or with the Trust’s custodian, of cash or other liquid assets, to avoid any potential leveraging of a fund. To the extent that the net amounts owed to a swap counterparty are covered with such liquid assets, the sub-advisers believe such obligations do not constitute “senior securities” under the 1940 Act and, accordingly, the sub-adviser will not treat them as being subject to a fund’s borrowing restrictions. A fund may enter into OTC swap transactions with counterparties that are approved by the sub-advisers in accordance with guidelines established by the Board of Trustees. These guidelines provide for a minimum credit rating for each counterparty and various credit enhancement techniques (for example, collateralization of amounts due from counterparties) to limit exposure to counterparties that have lower credit ratings.

The swaps in which a fund may engage may include instruments under which one party pays a single or periodic fixed amount(s) (or premium), and the other party pays periodic amounts based on the movement of a specified index. Swaps do not involve the delivery of securities, other underlying assets, or principal. Accordingly, the risk of loss with respect to swaps is limited to the net amount of payments the fund is contractually obligated to make. If the other party to a swap defaults, the fund’s risk of loss consists of the net amount of payments that the fund contractually is entitled to receive. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, a fund may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Certain swap transactions involve more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than traditional swap transactions.

The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If a sub-adviser is incorrect in its forecasts of market values, interest rates, and currency exchange rates, the investment performance of the fund would be less favorable than it would have been if this investment technique were not used.

Technology Sector Risk.    (Growth Fund, Mid Cap Growth Fund, Mid Cap Value Fund and Technology Fund) The value of the Technology Fund’s shares is particularly vulnerable to factors affecting the technology sector, such as dependency on consumer and business acceptance as new technologies evolve, large and rapid price movements resulting from competition, rapid obsolescence of products and services, short product cycles and aggressive pricing. For each of the funds, it should be noted that many technology companies are small and at an earlier state of development and, therefore, may be subject to risks such as those arising out of limited product lines, markets and financial and managerial resources.

Time Deposits and Variable Rate Notes.    (All funds) The funds may invest in fixed time deposits, whether or not subject to withdrawal penalties; however, investment in such deposits which are subject to withdrawal penalties, other than overnight deposits, are subject to the limits on illiquid securities.

The commercial paper obligations which the funds may buy are unsecured and may include variable rate notes. The nature and terms of a variable rate note (i.e., the “Master Note”) permit a fund to invest fluctuating amounts at varying rates of interest pursuant to a direct arrangement between a fund as lender and the issuer as borrower. It permits daily changes in the amounts borrowed. The funds have the right at any time to increase, up to the full amount stated in the note agreement, or to decrease the amount outstanding under the note. The issuer may prepay at any time and without penalty any part of or the full amount of the note. The note may or may not be backed by one or more bank letters of credit. Because these notes are direct lending arrangements between the funds and the issuer, it is not generally contemplated that they will be traded; moreover, there is currently no secondary market for them. The funds have no limitations on the type of issuer from whom these notes will be purchased; however, in connection with such purchase and on an ongoing basis, the sub-adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously.

U.S. Government Securities.    (All funds) U.S. government securities include direct obligations of the U.S. Treasury (such as Treasury bills, notes or bonds) and obligations issued or guaranteed as to principal and interest (but not as to market value) by the U.S. government, its agencies or its instrumentalities. U.S. government securities include mortgage-backed securities issued or guaranteed by government agencies or government-sponsored enterprises. Other U.S. government securities may be backed by the full faith and credit of the U.S. government or supported primarily or solely by the creditworthiness of the government-related issuer or, in the case of mortgage-backed securities, by pools of assets.

U.S. government securities also include separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury, which are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program. Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the U.S. Treasury.

Treasury inflation-indexed securities (“TIIS”) are Treasury bonds on which the principal value is adjusted daily in accordance with changes in the Consumer Price Index. Interest on TIIS is payable semi-annually on the adjusted principal value. The principal value of TIIS would decline during periods of deflation, but the principal amount payable at maturity would not be less than the original par amount. If inflation is lower than expected while a fund holds TIIS, the fund may earn less on the TIIS than it would on conventional Treasury bonds. Any increase in the principal value of TIIS is taxable in the year the increase occurs, even though holders do not receive cash representing the increase at that time. See “Taxation — Taxation of Fund Operations” below.

Warrants.    (All funds) Warrants are securities permitting, but not obligating, holders to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Zero-Coupon Bonds.    (All funds) Zero-coupon bonds are issued at a significant discount from their principal amount “original issue discount” or “OID” and pay interest only at maturity rather than at intervals during the life of the security. The value of zero-coupon bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest in cash currently. Zero-coupon bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently. Even though such bonds do not pay current interest in cash, a fund is nonetheless required to accrue as interest income each year a portion of the OID on such investments and to distribute such amounts at least annually to its shareholders. See “Taxation — Taxation of Fund Operations” below. Thus, each fund could be required, at times, to liquidate other investments in order to satisfy its distribution requirements.

Portfolio Turnover.    The length of time a fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a fund is known as “portfolio turnover.” High portfolio turnover may result from the strategies of the sub-advisers or when one sub-adviser replaces another, necessitating changes in the portfolio it manages. Portfolio turnover may vary significantly from year to year due to a variety of factors, including a fluctuating volume of shareholder purchase and redemption orders, market conditions, changes in a sub-adviser’s investment outlook or changes in the sub-adviser(s) managing the fund. A high turnover rate (100% or more) increases transaction costs (e.g., brokerage commissions) which must be borne by the fund and its shareholders and increases realized gains and losses. A fund’s annual portfolio turnover rate will not be a factor preventing a sale or purchase when a sub-adviser believes investment considerations warrant such sale or purchase. Portfolio turnover may vary greatly from year to year as well as within a particular year. The sale of a fund’s securities may result in the recognition of capital gain or loss. Depending on the frequency of sales, any such net gain may be short-term capital gain. Unlike long-term capital gain, short-term capital gain is taxable to individuals at the same rates as ordinary income.

The following risks apply to certain Underlying Funds that are eligible for investment by the Allocation Funds and are not series of the Trust.

Index Fund Risk.    An index fund is not actively managed (which involves buying and selling of securities based upon economic, financial and market analysis and investment judgment). Rather, the portfolio manager of an index fund utilizes proprietary modeling techniques to attempt to match the performance results of the applicable index. Therefore, an index fund will invest in the securities included in the relevant index or substantially identical securities regardless of market trends. Unlike an actively managed fund, an index fund cannot modify its investment strategies to respond to changes in the economy, which means it may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to the relevant index.

Latin America.    Most Latin American countries have experienced, at one time or another, severe and persistent levels of inflation, including, in some cases, hyperinflation. This has, in turn, led to high interest rates, extreme measures by governments to keep inflation in check, and a generally debilitating effect on economic growth. Although inflation in many countries has lessened, there is no guarantee it will remain at lower levels.

The political history of certain Latin American countries has been characterized by political uncertainty, intervention by the military in civilian and economic spheres, and political corruption. Such developments, if they were to reoccur, could reverse favorable trends toward market and economic reform, privatization, and removal of trade barriers, and result in significant disruption in securities markets.

Certain Latin American countries may have managed currencies that are maintained at artificial levels to the U.S. dollar rather than at levels determined by the market. This type of system can lead to sudden and large adjustments in the currency that, in turn, can have a disruptive and negative effect on foreign investors. For example, in late 1994 the value of the Mexican peso lost more than one-third of its value relative to the dollar. Certain Latin American countries also restrict the free conversion of their currency into foreign currencies, including the U.S. dollar. There is no significant foreign exchange market for many currencies and it would, as a result, be difficult for a fund to engage in foreign currency transactions designed to protect the value of the fund’s interests in securities denominated in such currencies. A number of Latin American countries are among the largest debtors of developing countries. There have been moratoria on, and reschedulings of, repayment with respect to these debts. Such events can restrict the flexibility of these debtor nations in the international markets and result in the imposition of onerous conditions on their economies.

Money Market Risk.    Although a money market fund is designed to be a relatively low risk investment, it is not entirely free of risk. Despite the short maturities and high credit quality of a money market fund’s investments, increases in interest rates and deteriorations in the credit quality of the instruments a fund has purchased may reduce the fund’s yield. In addition, the fund is still subject to the risk that the value of an investment may be eroded over time by inflation.

Preferred Securities.    Preferred securities have the right to receive specified dividends or distributions before the payment of dividends or distributions on common stock. Cumulative preferred stock requires the issuer to pay stockholders all prior unpaid dividends before the issuer can pay dividends on common stock. Non-cumulative preferred stock does not require the issuer to pay all prior unpaid dividends before the issuer can pay dividends on common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may provide for the issuer to redeem the stock on a specified date. A fund may treat such redeemable preferred stock as a fixed income security.

PORTFOLIO HOLDINGS DISCLOSURE POLICY

It is the policy of the Trust to safeguard against misuse of the fund’s portfolio holdings information and to prevent the selective disclosure of such information. Each fund will publicly disclose its holdings in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC. The Trust generally discloses top portfolio holdings (typically the funds’ top ten holdings) on a monthly basis. All such information generally is released with a 30-day lag time, meaning top ten portfolio holdings information as of the end of the month generally is not released until the 30th day of the following month. This information is available upon request and on the Trust’s website at http://www.axaenterprise.com. Portfolio holdings information less than 30 days stale and all trade information is restricted, with exceptions noted below, to employees responsible for fund administration, fund analysis and legal or compliance matters.

The Trust, through the Manager, may provide non-public portfolio holdings data to certain third-parties prior to the release of such information to the public as described above. The Manager currently has ongoing arrangements with certain third-party data services (Vestek), mutual fund evaluation services (Lipper Analytical Services and Morningstar) and consultants (Evaluation Associates LLC, Rocaton Investment Advisors, LLC and Standard & Poor’s Investment Advisory Services LLC). Each of these third parties receives portfolio holdings information at month ends, with the exception of Vestek, which receives such information daily. Each of these third parties is subject to a duty to treat non-public portfolio holdings information confidentially and a duty not to trade on such information.

In addition, non-public portfolio holdings information may be provided as part of the legitimate business activities of each fund to the following service providers and other organizations: the Manager; the sub-advisers; the auditors; the custodian; the administrator; the transfer agent; counsel to the funds or the non-interested trustees; regulatory authorities; pricing services (Bear Stearns’ Pricing Direct, Interactive Data Corporation, J.J. Kenney, Loan Pricing Corporation, Muller Data, Merrill Lynch, Bloomberg, Reuters); broker-dealers who provide execution or research services to the funds; broker-dealers who provide quotations that are used in pricing; financial printers (RR Donnelley); and proxy voting services (Institutional Shareholder Services). The entities to whom each fund voluntarily provides holdings information, either by explicit agreement or by virtue of their respective duties to each fund, are subject to a duty to treat non-public portfolio holdings information confidentially and a duty not to trade on such information.

On a case-by-case “need to know” basis, the Trust’s Chief Financial Officer or Vice President subject to the approval of the Manager’s Funds Management Group Unit (“FMG”) Legal and Compliance Group and the Trust’s Chief Compliance Officer may approve the disclosure of additional portfolio holdings information in appropriate circumstances. In all cases, the approval of the release of non-public portfolio holdings information by FMG’s Legal and Compliance Group must be based on a determination that such disclosure is in the best interests of the funds, that there is a legitimate business purpose for such disclosure and that the party receiving such information is subject to a duty to treat the information confidentially and a duty not to trade on such information. The Trust does not disclose its portfolio holdings to the media and will not release portfolio trades information.

FMG is responsible for administering the release of portfolio holdings information with respect to the funds. Until particular portfolio holdings information has been released to the public, and except with regard to the third parties described above, no such information may be provided to any party without the approval of FMG’s Legal and Compliance Group, which approval is subject to the conditions described above. No compensation is received by the Trust, the Manager or any other person in connection with their disclosure of portfolio holdings information.

FMG’s Legal and Compliance Group and the Trust’s Chief Compliance Officer monitor and review any potential conflicts of interest between the funds’ shareholders and the Manager, distributor and their affiliates that may arise from the potential release of portfolio holdings information. The Trust’s Board of Trustees approved this policy and determined that it is in the best interest of the funds. The Board of Trustees oversees implementation of this policy and receives quarterly reports from the Trust’s Chief Compliance Officer regarding any exceptions to this policy that were granted by FMG’s Legal and Compliance Group.

MANAGEMENT OF THE TRUST

The Trust’s Board has the responsibility for the overall management of the Trust and the funds, including general supervision and review of the funds’ investment activities and their conformity with Delaware law and the stated policies of the funds. The Trust’s Board elects the officers of the Trust who are responsible for administering the Trust’s day-to-day operations. The Trustees and officers of the Trust, together with information as to their principal business occupations during the last five years, and other information are shown below.

The Trustees

Name, Address and Age	Position(s) Held With Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee***	Other Directorships Held by Trustee
Interested Trustee
Steven M. Joenk* 1290 Avenue of the Americas New York, New York (47)	Trustee, Chairman, President and Chief Executive Officer	Trustee and Chairman from September 2004 to present, Chief Executive Officer from December 2002 to present; President from November 2001 to present	From July 1999 to present, Senior Vice President, AXA Financial; from September 2004 to present. President, AXA Financial’s Funds Management Group; since 2004, Chairman and President of Enterprise Capital Management, Inc., Co-Chairman, Enterprise Fund Distributors, Inc. and director, 1740 Advisers, Inc., MONY Asset Management Inc., MONY Financial Resources of the Americas Limited (Jamaica), MONY International Life Insurance Co. (Argentina), MONY Bank & Trust Company of the Americas Ltd. (Cayman Islands) and MONY Consultoria de Correlagem de Seguros Ltd. (Brazil).	105	None

Name, Address and Age	Position(s) Held With Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee***	Other Directorships Held by Trustee
Independent Trustees
Gerald C. Crotty c/o AXA Enterprise Multimanager Funds Trust 1290 Avenue of the Americas New York, New York (54)	Trustee	From November 2001 to present	Co-founder and director of Weichert Enterprise, a private and public equity market investment firm; co-founder of Excelsior Ventures Management, a private equity and venture capital firm; from 1991 to 1998, held various positions with ITT Corporation, including President and COO of ITT Consumer Financial Corp. and Chairman, President and CEO of ITT Information Services.	33	None
Barry Hamerling c/o AXA Enterprise Multimanager Funds Trust 1290 Avenue of the Americas New York, New York (58)	Trustee	From November 2001 to present	Since 1998, Managing Partner of Premium Ice Cream of America; since 2003, Managing Partner of Premium Salads; from 1970 to 1998, President of Ayco Co. L.P., the largest independent financial counseling firm in the United States.	33	None
Cynthia R. Plouché c/o AXA Enterprise Multimanager Funds Trust 1290 Avenue of the Americas New York, New York (48)	Trustee	From November 2001 to present	Since April 2003, Managing Director of Blaylock Abacus Asset Management, Inc.; prior thereto, Founder, Chief Investment Officer and Managing Director of Abacus Financial Group, a manager of fixed income portfolios for institutional clients.	33	None
Rayman L. Solomon c/o AXA Enterprise Multimanager Funds Trust 1290 Avenue of the Americas New York, New York (58)	Trustee	From November 2001 to present	Since 1998, Dean and a Professor of Law at Rutgers University School of Law; prior thereto, an Associate Dean for Academic Affairs at Northwestern University School of Law.	33	None

*	Affiliated with the Funds’ investment manager and the co-distributors.
**	Each Trustee serves until his or her resignation or retirement.
***	The registered investment companies in the fund complex include EQ Advisors Trust, AXA Premier VIP Trust, AXA Enterprise Funds Trust, The Enterprise Group of Funds, Inc. and the Trust.

Committees of the Board

The Trust has a standing Audit Committee consisting of all of the Trustees who are not “interested persons” of the Trust (as that term is defined in the 1940 Act) (“Independent Trustee(s)”). The Audit Committee’s function is to recommend to the Board independent accountants to conduct the annual audit of the Trust’s financial statements; review with the independent accountants the outline, scope and results of this annual audit; and review the performance and fees charged by the independent registered public accounting firm for professional services. In addition, the Audit Committee meets with the independent registered public accounting firm and representatives of management to review accounting activities and areas of financial reporting and control. The Audit Committee held three (3) meetings during the fiscal year ended October 31, 2005.

The Trust has a Nominating and Compensation Committee consisting of all of the Independent Trustees. The Nominating and Compensation Committee’s function is to nominate and evaluate Independent Trustee candidates and review the compensation arrangements for each of the Trustees. The Nominating and Compensation Committee will not consider shareholder nominees. The Nominating and Compensation Committee held three (3) meetings during the fiscal year ended October 31, 2005.

The Trust has a Valuation Committee consisting of Kenneth Beitler, Kenneth T. Kozlowski, Andrew S. Novak and Brian Walsh and such other officers of the Trust and the Manager, as well as such officers of any sub-adviser to any fund as are deemed necessary by the officers of the Trust from time to time, each of whom shall serve at the pleasure of the Board of Trustees as members of the Valuation Committee. This committee determines the value of any of the Trust’s securities and assets for which market quotations are not readily available or for which valuation cannot otherwise be provided.

Compensation of Independent Trustees and Officers

Each Independent Trustee currently receives from the Trust an annual fee of $10,000, payable quarterly. In addition to the annual fee, each Independent Trustee will receive (i) an additional fee of $500 for each regularly-scheduled and special Board meeting attended, (ii) $250 for each fund or Nominating and Compensation Committee meeting attended and (iii) $750 for each Audit Committee meeting attended. The lead Independent Trustee and certain committee chairs may receive additional compensation. Trustees also receive reimbursement from the Trust for expenses associated with attending Board or Committee meetings.

Trustee Compensation Table

for the Year Ended October 31, 2005*

Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued As Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust and Fund Complex Paid to Trustees***
Steven M. Joenk**	$0	$0	$0	$0
Gerald C. Crotty	$15,750	$0	$0	$61,250
Barry Hamerling	$15,750	$0	$0	$61,250
Cynthia R. Plouché	$15,750	$0	$0	$61,250
Rayman L. Solomon	$15,750	$0	$0	$61,250

*	A deferred compensation plan for the benefit of the Independent Trustees has been adopted by the Trust. Under the deferred compensation plan, each Trustee may defer payment of all or part of the fees payable for such Trustee’s services until his or her retirement as a Trustee or until the earlier attainment of a specified age. Fees deferred under the deferred compensation plan, together with accrued interest thereon, will be disbursed to a participating Trustee in monthly installments over a five to twenty year period elected by such Trustee. Mr. Hamerling and Mr. Solomon have elected to participate in the Trust’s deferred compensation plan. As of October 31, 2005, Mr. Hamerling and Mr. Solomon had accrued $248,661.76 and $31,902.19, respectively, (including interest) as deferred compensation from the Trust and AXA Premier VIP Trust for which they also serve as Trustees.

**	“Interested person” of the Trust (as that term is defined in the 1940 Act). Mr. Joenk was not a Trustee prior to September 2004.

***	The amounts reported in this column reflect the total compensation paid to each trustee for his or her service as trustee of 29 funds of 2 trusts in the fund complex.

As of February 1, 2006, no Independent Trustee or members of his or her immediate family beneficially owned securities representing interests in the Manager, Sub-advisers or Distributor of the Trust, or any person controlling, controlled by or under common control with such persons. For this purpose, “immediate family member” includes the Trustee’s spouse, children residing in the Trustee’s household and dependents of the Trustee. In addition, the Trustees of the Trust beneficially owned shares of the funds of the Trust or of funds overseen in the same family of investment companies, as set forth in the following table:

Trustee Ownership of Equity Securities

Name of Trustee	Dollar Range of Equity Securities in the Funds*		Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Trustee in Family of Investment Companies:
Steven M. Joenk	$0		Over $100,000
Gerald C. Crotty	Growth Fund Mid Cap Growth Fund International Equity Fund Technology Fund	$1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000	$10,001-$50,000
Barry Hamerling	Mid Cap Value Fund International Equity Fund Money Market Fund	Over $100,000 $10,001-$50,000 $10,001-$50,000	Over $100,000
Cynthia R. Plouché	Core Equity Fund Mid Cap Growth Fund International Equity Fund Health Care Fund Core Bond Fund	$10,001-$50,000 $10,001-$50,000 $10,001-$50,000 $10,001-$50,000 $10,001-$50,000	Over $100,000
Rayman L. Solomon	Growth Fund Core Equity Fund Value Fund Mid Cap Growth Fund Mid Cap Value Fund International Equity Fund Technology Fund Health Care Fund Core Bond Fund	$1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000 $1-$10,000	$10,001-$50,000

*	As of February 1, 2006

The Trust’s Officers

No officer of the Trust receives any compensation paid by the Trust. Each officer of the Trust is an employee of AXA Equitable and/or Enterprise Fund Distributors, Inc. (“EFD”). The Trust’s principal officers are:

Name, Address and Age	Position(s) Held With Fund*	Term of Office and Length of Time Served**	Principal Occupation(s) During Past 5 Years
Steven M. Joenk 1290 Avenue of the Americas, New York, New York 10104 (47)	Trustee, Chairman, President and Chief Executive Officer	Trustee and Chairman from September 2004 to present; Chief Executive Officer from December 2002 to present; President from November 2001 to present	From July 1999 to present, Senior Vice President of AXA Financial; from September 2004 to present, President of AXA Financial’s Funds Management Group; since 2004, chairman and president of Enterprise Capital Management, Inc., co-chairman of Enterprise Fund Distributors, Inc. and a director of 1740 Advisers, Inc., MONY Asset Management Inc., MONY Financial Resources of the Americas Limited (Jamaica), MONY International Life Insurance Co. (Argentina), MONY Bank & Trust Company of the Americas Ltd. (Cayman Islands) and MONY Consultoria de Correlagem de Seguros Ltd. (Brazil).

Name, Address and Age	Position(s) Held With Fund*	Term of Office and Length of Time Served**	Principal Occupation(s) During Past 5 Years
Kenneth T. Kozlowski 1290 Avenue of the Americas, New York, New York 10104 (44)	Chief Financial Officer and Treasurer	Chief Financial Officer from December 2002 to present; Treasurer from November 2001 to present	From February 2001 to present, Vice President of AXA Financial, from July 2004 to present, a director of Enterprise Capital Management, Inc.; from December 1999 to December 2002, Controller EQ Advisors Trust; from October 1999 to February 2001, Assistant Vice President of AXA Financial.
Andrew S. Novak, Esq. 1290 Avenue of the Americas, New York, New York 10104 (37)	Chief Compliance Officer	From September 2005 to present	From September 2005 to present, Vice President and Chief Compliance Officer of AXA Financial’s Funds Management Group; from May 2003 to present, Vice President and Counsel of AXA Financial and AXA Equitable; from May 2002 to May 2003, Counsel, AXA Financial and AXA Equitable; from May 2001 to April 2002, Associate General Counsel and Chief Compliance Officer, Royce & Associates, Inc.; from August 1997 to August 2000, Vice President and Assistant General Counsel, Mitchell Hutchins Asset Management.
Patricia Louie, Esq. 1290 Avenue of the Americas, New York, New York 10104 (50)	Vice President and Secretary	From November 2001 to present	From May 2003 to present, Vice President and Associate General Counsel of AXA Financial and AXA Equitable; from July 1999 to May 2003, Vice President and Counsel of AXA Financial and AXA Equitable.
Kenneth B. Beitler 1290 Avenue of the Americas, New York, New York 10104 (47)	Vice President	From November 2001 to present	From February 2003 to present, Vice President of AXA Financial; from February 2002 to February 2003, Assistant Vice President of AXA Financial; from May 1999 to February 2002, Senior Investment Analyst of AXA Financial.
Mary E. Cantwell 1290 Avenue of the Americas, New York, New York 10104 (44)	Vice President	From November 2001 to present	From February 2001 to present, Vice President of AXA Financial; from July 2004 to present, a director of Enterprise Capital Management, Inc.; from September 1997 to January 2001, Assistant Vice President, Office of the Chief Investment Officer of AXA Financial.
Patricia Maxey 1290 Avenue of the Americas, New York, New York 10104 (38)	Vice President and Assistant Secretary	From December 2005 to present	From September 2005 to present, Counsel of AXA Equitable; from February 2004 to August 2005, Chief Compliance Officer of Van Eck Global; from January 2001 to February 2004, Associate of Kirkpatrick & Lockhart Nicholson Graham, LLP
Patricia Cox Atlanta Financial Center 3343 Peachtree Road, N.E. Suite 450 Atlanta, Georgia 30326 (48)	Vice President and Anti-Money Laundering (“AML”) Compliance Officer	From December 2005 to present	From September 2001 to present, Senior Vice President of Operations for Enterprise Fund Distributors, Inc.; from May 1996 to September 2001, Vice President of Operations for Enterprise Fund Distributors, Inc.
Joseph J. Paolo 1290 Avenue of the Americas, New York, New York 10104 (35)	Vice President	From December 2005 to present	From August 2005 to present, Vice President of AXA Financial and AXA Equitable and Deputy Chief Compliance Officer of AXA Financial’s Funds Management Group; Vice President, AXA Financial and AXA Equitable; from March 2004 to July 2005, Vice President of AXA Financial and AXA Equitable and Chief Compliance Officer of AXA Funds Management Group; from May 2002 to March 2004, Compliance Director and Assistant Vice President of AXA Financial and AXA Equitable; from February 2001 to May 2002, Compliance Officer of AXA Financial and AXA Equitable, from June 1998 to February 2001, Principal Consultant, PricewaterhouseCoopers LLP.

Name, Address and Age	Position(s) Held With Fund*	Term of Office and Length of Time Served**	Principal Occupation(s) During Past 5 Years
Brian E. Walsh 1290 Avenue of the Americas, New York, New York (37)	Vice President and Assistant Treasurer	Vice President from December 2002 to present; Assistant Treasurer from November 2001 to present	From September 2005 to present, Vice President and Chief Compliance Officer of AXA Financial’s Funds Management Group; from February 2003 to present, Vice President of AXA Financial and AXA Equitable; from January 2001 to February 2003; Assistant Vice President of AXA Financial and AXA Equitable; from December 1999 to January 2001, Senior Fund Administrator of AXA Financial and AXA Equitable.
David Shagawat 1290 Avenue of the Americas, New York, New York (31)	Assistant AML Compliance Officer	From December 2005 to present	From August 2005 to present, Associate Compliance Officer, AXA Equitable; from June 2004 to August 2005, Fiduciary Oversight Analyst, Citigroup Asset Management; from April 2002 to June 2004, Project Manager, Alliance Capital Management LP; from January 1999 to April 2002, Business Analyst, Alliance Capital Management LP
Judy Guhring 1290 Avenue of the Americas, New York, New York (34)	Assistant Secretary	From December 2005 to present	From August 2001 to present, Senior Legal Assistant of AXA Financial; from October 1995 to August 2001, Senior Paralegal of the Dreyfus Corporation.

*	Each officer holds a similar position with other funds within the Trust complex.
**	Each officer is elected on an annual basis.

CONTROL PERSON AND PRINCIPAL HOLDERS OF SECURITIES

As of February 1, 2006, AXA Equitable held investments in each of the funds as follows. A shareholder who owns beneficially, directly or indirectly, 25% or more of a Fund’s outstanding voting securities may be deemed to “control” (as defined in the 1940 Act) that Fund. Shareholders owning 25% or more of the outstanding shares of a fund may be able to determine the outcome of most issues that are submitted to shareholders for vote.

Funds:	Percentage of Ownership:
Growth Fund	53.8%
Core Equity Fund	51.9%
Mid Cap Growth Fund	45.4%
Mid Cap Value Fund	40.2%
Health Care Fund	69.9%

To the Trust’s knowledge, as of February 1, 2006, the following persons were shareholders of record entitling such persons to give voting instructions regarding more than 5% of the outstanding shares of any fund:

Shareholder	Fund	Shares Owned	% of Ownership
AXA Equitable Life Insurance Company Attn: Anthony Bruccoleri New York, NY	Core Equity Fund-Class A Core Equity Fund-Class B Core Equity Fund-Class C Core Equity Fund-Class Y	9,523.810 5,250.000 5,250.000 575,753.324	19.92% 21.11% 14.12% 86.31%
	Growth Fund-Class A Growth Fund-Class B Growth Fund Class C Growth Fund-Class Y	10,559.662 5,250.000 5,250.000 574,723.684	20.14% 13.79% 20.47% 91.13%
	Value Fund-Class A Value Fund-Class B Value Fund-Class C Value Fund-Class Y	8,680.556 5,250.000 5,250.000 576,606.958	22.42% 12.83% 12.41% 19.45%
	Mid Cap Growth Fund-Class A Mid Cap Growth Fund-Class B Mid Cap Growth Fund-Class C Mid Cap Growth Fund-Class Y	10,593.220 5,250.000 5,250.000 574,723.684	9.63% 14.06% 11.41% 89.51%
	Mid Cap Value Fund-Class A Mid Cap Value Fund-Class B Mid Cap Value Fund-Class C Mid Cap Value Fund-Class Y	8,547.009 5,250.000 5,250.000 576,724.851	6.26% 10.45% 10.22% 84.27%
	International Equity Fund-Class C International Equity Fund-Class Y	5,250.000 576,992.362	8.18% 22.00%
	Technology Fund-Class Y	574,734.753	90.66%
	Health Care Fund-Class A Health Care Fund-Class B Health Care Fund-Class C Health Care Fund-Class Y	9,115.770 5,250.000 5,250.000 576,183.817	15.56% 19.70% 25.00% 97.65%
	Core Bond Fund-Class Y	2,463,489.216	60.16%
	Conservative Fund-Class Y	1,000.000	99.75%
	Moderate Fund-Class Y	1,000.000	99.75%
	Aggressive Fund-Class Y	1,000,000	13.75%

Bassett, Elaine H. Ponte Vedra, FL	Conservative Fund-Class B	7,168.231	12.27%

BISYS Retirement Services FBO Enterprise Capital Management, Inc. Denver, CO	Aggressive Fund-Class Y Moderate-Plus Fund-Class Y	5,982.463 11,185.914	82.27% 21.95%

Shareholder	Fund	Shares Owned	% of Ownership
Burns, Rita M. Pittsburgh, PA	Growth Fund-Class C	1,751.568	6.83%

Carnahan, Keith & Carolyn El Paso, TX	Core Equity Fund-Class B	2,308.826	9.28%

Doris Ann Nash TTEE DA Enterprises Inc. Defined Benefit Plan & Trust Cornelius, NC	Value Fund-Class C Mid Cap Value Fund-Class C	6,517.429 5,899.962	15.41% 11.49%

First Clearing Corporation Custodian for Michael L. Easler SEP IRA Fenton, MI	Mid Cap Growth Fund-Class C Mid Cap Value Fund-Class C	2,564.103 2,749.364	5.57% 5.35%

Hilliard Lyons FBO Charles A. Gagliardi IRA Lower Gwynedd, PA	Core Equity Fund-Class C	6,340.420	17.05%

Keough, Jr., George E. Meford, MA	Conservative Fund-Class B	4,148.550	7.10%

Ketcham, Michael D. & Lori W. Vienna, VA	Value Fund-Class A	4,412.208	11.40%

Lembach, Irene Columbia, SC	Conservative Fund-Class B	3,615.809	6.19%

MCB Trust Services Agent TTEE Frontier Trust Co. Nelson Automotive Group 401K Plan Fargo, ND	Mid Cap Growth Fund-Class A	6,639.246	6.04%

MCB Trust Services Agent TTEE Frontier Trust Co. Pinkerton Financial Corp. Fargo, ND	International Equity Fund-Class C Value Fund-Class C	4,517.962 2,844.954	7.04% 6.73%

MDM Cardiology Associates Partnership Defined Benefit Pension Plan DTD 12/29/01 Hialeah, FL	Core Equity Fund-Class P Health Care Fund	35,553.506 9,268.919	9.34% 5.68%

Shareholder	Fund	Shares Owned	% of Ownership
Menlo Enterprises LLC c/o Jerome Scherr Baltimore, MD	Core Equity Fund-Class A	9,387.451	19.64%

Merrill Lynch Pierce Fenner & Smith FBO Sole Benefit of Its Customers Jacksonville, FL	Moderate Fund-Class C	11,906.950	5.93%

Merrill Lynch Pierce Fenner & Smith FBO Sole Benefit of Its Customers Jacksonville, FL	Core Bond Fund-Class C	251,540.786	14.26%

MG Trust Co. Agent TTEE Frontier Trust Co. Couch Braunsdorf Financial Group Fargo, ND	Health Care Fund-Class A	3,285.576	5.61%

MG Trust Co. Agent TTEE Frontier Trust Co. Eastpointe Management LLC Fargo, ND	International Equity Fund-Class A	17,947.427	9.51%

MG Trust Co. Agent TTEE Frontier Trust Co. Mailmen Inc. 401k Plan Fargo, ND	Health Care Fund-Class A	9,329.540	15.93%

MG Trust Co. Agent TTEE Frontier Trust Co. Sacramento Jaguar Fargo, ND	Mid Cap Value Fund-Class A	10,060.032	7.37%

MONY Attn: Carla Montefusco New York, NY	Moderate-Plus Fund-Class Y	17,309.504	34.13%

Nelson, Dallas E.A. Surprise, AZ	Moderate-Plus Fund-Class Y	12,539.948	24.61%

NFS LLC FEBO NFS/FMTC IRA FBO Francis Duffy Magnolia, NJ	Growth Fund-Class B	4,564.468	11.99%

Shareholder	Fund	Shares Owned	% of Ownership
NFS LLC FEBO NFS/FMTC IRA FBO Thomas Fox, Jr. Easton, PA	Value Fund-Class B	3,004.022	7.34%

NFS LLC FEBO NFS/FMTC SEP IRA FBO Mehran Nowfar-Rad Calabasas, CA	Value Fund-Class B	3,592.846	8.78%

NFS LLC FEBO Rhoco Incorporated Humble, TX	Growth Fund-Class B	4,187.838	11.00%

NFS LLC FEBO NFS/FMTC IRA FBO Anne H. Vossenberg Wayne, PA	Health Care Fund-Class B	1,834.862	6.88%

NFS LLC FEBO Scott E. Zitko Hillsborough, NC	Growth Fund-Class B	2,258.346	5.93%

Pershing LLC Jersey City, NJ	Conservative Fund-Class A Conservative Fund-Class C	23,933.617 7,503.982 8,404.742 8,350.244	10.63% 10.25% 11.48% 11.40%
	Core Equity Fund-Class A	3,360.348	7.03%
	Core Equity Fund-Class B	1,848.236 1,679.331 2,294.396 2,252.990	7.43% 6.75% 9.22% 9.06%
	Core Equity Fund-Class C	3,842.605 3,723.330	10.33% 10.01%
	Core Equity Fund-Class P	24,379.758	6.41%
	Growth Fund-Class A	4,584.649 3,789.595 6,593.059	8.74% 7.23% 12.57%
	Growth Fund-Class B	2,698.715	7.09%
	Growth Fund-Class C	2,675.216 2,452.194 2,269.289 1,960.784 1,621.117	10.43% 9.56% 8.85% 7.65% 6.32%

Shareholder	Fund	Shares Owned	% of Ownership
Pershing LLC Jersey City, NJ (continued)	Value Fund-Class B	4,163.463	10.17%
	Value Fund-Class C	2,854.424 2,462.885 2,231.153	6.75% 5.82% 5.28%
	Mid Cap Growth Fund-Class B	2,478.160	6.64%
	Mid Cap Growth Fund-Class C	2,673.267 2,450.408	5.81% 5.32%
	Mid Cap Value Fund-Class C	2,989.895	5.82%
	International Equity Fund-Class C	4,163.785 4,006.783	6.49% 6.24%
	Health Care Fund-Class A	3,327.388	5.68%
	Health Care Fund-Class B	1,475.535	5.54%

Ramsey, Wilbur F. Gainesville, GA	Moderate-Plus Fund-Class Y	5,500.387	10.79%

Raymond James & Associates Inc. FBO Delta ETA Housing St. Petersburg, FL	Conservative Fund-Class C	7,941.332	10.85%

Salazar, Shirley B. Burr Hill, VA	Conservative Fund-Class A	12,236.985	5.44%

Snyder, Russell J. & Jeanette A. Jacksonville, FL	Conservative Fund-Class B Conservative Fund-Class C	7,729.967 6,042.830	13.23% 8.25%

State Street Bank & Trust Custodian for Barbara D. Biddix Charlotte, NC	Mid Cap Value Fund-Class A	8,819.798 9,394.736	6.46% 6.88%

State Street Bank & Trust Custodian for Clay Dental Care LLP NDFI SIM-IRA Carrie J. Eldridge Liverpool, NY	Core Equity Fund-Class B	1,578.172	6.34%

State Street Bank & Trust Custodian for John Caputo IRA Jackson, NJ	Health Care Fund-Class B Value Fund-Class B	2,077.106 2,833.131	7.79% 6.92%

Shareholder	Fund	Shares Owned	% of Ownership
State Street Bank & Trust Custodian for Franklin D. Crow IRA Green Cove Springs, FL	Moderate Fund-Class C	16,982.053	8.46%

State Street Bank & Trust Custodian for Molly G. Derstine FBO Christian G. Derstine Sellersville, PA	Health Care Fund-Class C	2,045.821	9.74%

State Street Bank & Trust Custodian for Cecelia M. Dipreta IRA Woodstock, GA	Mid Cap Growth Fund-Class C	3,261.810	7.09%

State Street Bank & Trust Custodian for George G. Dunlap SEP IRA Collierville, TN	Value Fund-Class A	2,186.454	5.65%

State Street Bank & Trust Custodian for Dorothy V. Edwards IRA Weston, FL	Moderate Fund-Class C	18,255.080	9.09%

State Street Bank & Trust Custodian for Roland A. Federico IRA Orange Park, FL	Moderate Fund-Class A	47,091.912	7.40%

State Street Bank & Trust Custodian for Deborah J. Frye IRA Denver, CO	Growth Fund-Class A Value Fund-Class A	2,854.021 2,381.310	5.44% 6.15%

State Street Bank & Trust Custodian for Thomas M. Grandpre IRA Grantville, GA	Health Care Fund-Class B	4,936.751	18.52%

State Street Bank & Trust Custodian for Heimer Engineering PC NDFI SIM-IRA Esther R. Heimer Dix Hills, NY	Core Equity Fund-Class B	1,606.761	6.46%

Shareholder	Fund	Shares Owned	% of Ownership
State Street Bank & Trust Custodian for Sherry L. Koivunen IRA Marlboro, NY	Conservative Fund-Class C	16,712.023	22.82%

State Street Bank & Trust Custodian for Thomas J. Mann IRA Charleston, SC	Mid Cap Value Fund-Class A	10,746.356	7.87%

State Street Bank & Trust Custodian for Jesus Alberto Molina IRA El Paso, TX	Moderate Fund-Class C	23,201.070	11.55%

State Street Bank & Trust Custodian for Jamie Parker IRA Port Townsend, WA	Moderate Fund-Class B	33,154.136	8.93%

State Street Bank & Trust Custodian for Gail Parkinson IRA Philadelphia, PA	Mid Cap Growth Fund-Class B	2,150.373	5.76%

State Street Bank & Trust Custodian for Nicholas J. Pugliese, Sr. SEP IRA Phillipsburg, NJ	Health Care Fund-Class C	1,402.910	6.68%

State Street Bank & Trust Custodian for Philip L. Schreher IRA McKinney, TX	Mid Cap Value Fund-Class B	3,159.705	6.29%

State Street Bank & Trust Custodian for Russell J. Snyder IRA Jacksonville, FL	Conservative Fund-Class B	3,628.211	6.21%

State Street Bank & Trust Custodian for Debi W. Vail Oceanside, CA	Aggressive Fund-Class C	11,101.726	6.22%

Shareholder	Fund	Shares Owned	% of Ownership
State Street Bank & Trust Custodian for Edward M. Wollery IRA Charlotte, NC	Growth Fund-Class B	2,739.862	7.20%

Wayne Holcombe TR Signal Service Co. Inc. Profit Sharing Plan East Hartford, CT	Moderate Fund-Class B	25,489.0470	6.86%

To the Trust’s knowledge, as of February 1, 2006, the following Allocation Funds owned shares in the funds of the Trust entitling such funds to give voting instructions regarding more than 5% of the outstanding shares of the following funds:

Allocation Fund	Fund	Number of Shares of Fund	Percentage of Fund
Moderate Fund	Value Fund-Class Y	219,925.598	7.42%
Moderate-Plus Fund	Value Fund-Class Y	1,930,268.720	65.11%
Moderate-Plus Fund	International Equity Fund-Class Y	1,835,183.981	69.98%
Moderate-Plus Fund	Core Bond Fund-Class Y	1,150,860.944	28.10%
Aggressive Fund	Value Fund-Class Y	157,462.880	5.31%
Aggressive Fund	International Equity Fund-Class Y	168,578.846	6.43%

With the exception of the Mid Cap Value Fund — Class Y, as of February 1, 2006, the trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of any class of any other fund of the Trust.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Manager

AXA Equitable, through its AXA Funds Management Group Unit (“Manager”), currently serves as the investment manager for each fund. AXA Equitable, which is a New York life insurance company and one of the largest life insurance companies in the U.S., is a wholly-owned subsidiary of AXA Financial, Inc. (“AXA Financial”), a subsidiary of AXA, a French insurance holding company. The principal offices of AXA Equitable and AXA Financial are located at 1290 Avenue of the Americas, New York, New York 10104.

AXA Financial is a wholly-owned affiliate of AXA. AXA is the holding company for an international group of insurance and related financial services companies. AXA insurance operations include activities in life insurance, property and casualty insurance and reinsurance. The insurance operations are diverse geographically, with activities principally in Western Europe, North America, the Asia/Pacific area and, to a lesser extent, in Africa and South America. AXA is also engaged in asset management, investment banking, securities trading, brokerage, real estate and other financial services activities principally in the U.S., as well as in Western Europe and the Asia/Pacific area.

The Trust and the Manager have entered into two separate investment management agreements with respect to the funds (each, a “Management Agreement” and together the “Management Agreements”). The Management Agreement for the funds (other than the Allocation Funds) obligates the Manager to: (i) provide investment management services to the Trust; (ii) select the sub-advisers for each fund; (iii) monitor each sub-adviser’s investment programs and results; (iv) review brokerage matters; (v) oversee the Trust’s compliance with various federal and state statutes; and (vi) carry out the directives of the Board of Trustees. The Management Agreement for the Allocation Funds obligates the Manager to: (i) provide investment management and advisory services; (ii) render investment advice concerning the Underlying Funds in which to invest and the appropriate allocations for each of the Allocation Funds; (iii) review brokerage matters; (iv) oversee the Trust’s compliance with various federal and state statutes; and (v) carry out the directives of the Board of Trustees. The Management Agreements require the Manager to provide the Trust with office space, office equipment and personnel necessary to operate and administer the Trust’s business, and also to oversee the third-party service providers. The continuance of each Management Agreement with respect to each fund, after the first two years must be specifically approved at least annually (i) by the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such fund and (ii) by the affirmative vote of a majority of the Trustees who are not parties to the relevant Management Agreement or “interested persons” (as defined in the 1940 Act) of any such party by votes cast in person at a meeting called for such purpose. Each Management Agreement with respect to each fund may be terminated (i) at any time, without the payment of any penalty, by the Trust upon the vote of a majority of the Trustees or by vote of the majority of the outstanding voting securities (as defined in the 1940 Act) of such fund upon sixty (60) days’ written notice to the Manager or (ii) by the Manager at any time without penalty upon sixty (60) days’ written notice to the Trust. Each Management Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

Each fund pays a fee to the Manager as described below for the investment management services the Manager provides that fund. The Manager and the Trust have also entered into an expense limitation agreement with respect to each fund (“Expense Limitation Agreement”), pursuant to which the Manager has agreed through February 28, 2007 (unless the Board of Trustees consents to an earlier revision or termination of this arrangement) to waive or limit its management, administration and other fees and to assume other expenses so that the total annual operating expenses (with certain exceptions described in the Prospectus) of each fund are limited to the extent described in the Prospectus.

(as a percentage of average daily net assets)

Fund	Management Fee
Conservative Allocation	0.20%
Moderate Allocation	0.20%
Moderate-Plus Allocation	0.20%
Aggressive Allocation	0.20%

(as a percentage of average daily net assets)

	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
Core Equity Fund	1.000%	0.950%	0.925%	0.900%	0.875%
Growth Fund	1.000%	0.950%	0.925%	0.900%	0.875%
Value Fund	1.000%	0.950%	0.925%	0.900%	0.875%
Mid Cap Growth Fund	1.200%	1.150%	1.125%	1.100%	1.075%
Mid Cap Value Fund	1.200%	1.150%	1.125%	1.100%	1.075%
International Equity Fund	1.150%	1.100%	1.075%	1.050%	1.025%
Technology Fund	1.300%	1.250%	1.225%	1.200%	1.175%
Health Care Fund	1.300%	1.250%	1.225%	1.200%	1.175%

	First $1.5 Billion	Next $1 Billion	Next $1 Billion	Next $2.5 Billion	Thereafter
Core Bond Fund	0.700%	0.675%	0.650%	0.625%	0.600%

In addition to the management fees, the Trust pays all expenses not assumed by the Manager, including, without limitation: the fees and expenses of its independent accountants and of its legal counsel; the costs of printing and mailing to shareholders annual and semi-annual reports, proxy statements, prospectuses, prospectus supplements and statements of additional information; the costs of printing registration statements; custodian’s fees; any proxy solicitors’ fees and expenses; Trustee expenses (including any special counsel to Trustees); transfer agent fees; advisory and administration fees; filing fees; any federal, state or local income or other taxes; any interest; any membership fees of the Investment Company Institute and similar organizations; fidelity bond and Trustees’ liability insurance premiums; and any extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made. All general Trust expenses are allocated among and charged to the assets of the funds on a basis that the Trustees deem fair and equitable, which may be on the basis of relative net assets of each fund or the nature of the services performed and relative applicability to each fund. As discussed in greater detail below, under “Distribution of the Trust’s Shares,” the Class A, Class B, Class C and Class P shares may pay for certain distribution related expenses in connection with activities primarily intended to result in the sale of their shares.

The table below shows the fees paid by each fund to the Manager during the fiscal years ended October 31, 2003, October 31, 2004 and October 31, 2005. The first column shows each fee without fee waivers, the second column shows the fees actually paid to the Manager after fee waivers and the third column shows the total amount of fees waived by the Manager and other expenses of each fund assumed by the Manager pursuant to the Expense Limitation Agreement. For the fiscal years ended October 31, 2003, October 31, 2004 and October 31, 2005, the Manager did not receive any reimbursement from the 13 funds comprising the Trust.

FISCAL YEAR ENDED OCTOBER 31, 2003*

Fund	Management Fee	Management Fee Paid to Manager After Fee Waiver	Total Amount of Fees Waived and Other Expenses Assumed by Manager
Growth Fund	$91,245	$0	$413,174
Core Equity Fund	$103,622	$0	$426,354
Value Fund	$100,990	$0	$439,998
Mid Cap Growth Fund	$111,798	$0	$434,640
Mid Cap Value Fund	$141,546	$0	$440,803
International Equity Fund	$102,299	$0	$455,134
Technology Fund	$71,636	$0	$403,215
Health Care Fund	$90,918	$0	$381,414
Core Bond Fund	$321,271	$0	$553,203
Moderate-Plus Fund**	$903,839	$502,750	$401,089

*	The Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2003.

**	Reflects fees paid by predecessor fund to Enterprise Capital Management, Inc. (“ECM”) for the period ended December 31, 2003.

FISCAL YEAR ENDED OCTOBER 31, 2004*

Fund	Management Fee	Management Fee Paid to Manager After Fee Waiver	Total Amount of Fees Waived and Other Expenses Assumed by Manager
Growth Fund	$111,604	$0	$421,362
Core Equity Fund	$127,506	$0	$427,269
Value Fund	$124,355	$0	$432,760
Mid Cap Growth Fund	$148,766	$0	$439,057
Mid Cap Value Fund	$191,482	$0	$446,683
International Equity Fund	$135,742	$0	$451,583
Technology Fund	$93,943	$0	$389,773
Health Care Fund	$111,080	$0	$388,889
Core Bond Fund	$280,350	$0	$557,767
Moderate-Plus Fund**†	$791,954	$467,531	$324,423

*	The Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2004.

**	Reflects fees paid by predecessor fund to ECM.

†	The predecessor fund changed its fiscal year end from December 31 to October 31. The fee covers the ten (10) month period from January 1, 2004 to October 31, 2004.

FISCAL YEAR ENDED OCTOBER 31, 2005

Fund	Management Fee	Management Fee Paid to Manager After Fee Waiver	Total Amount of Fees Waived and Other Expenses Assumed by Manager
Growth Fund	$107,111	$0	$358,867
Core Equity Fund	$126,165	$0	$368,138
Value Fund	$219,117	$0	$379,666
Mid Cap Growth Fund	$154,419	$0	$372,785
Mid Cap Value Fund	$201,462	$0	$410,935
International Equity Fund	$277,273	$0	$385,750
Technology Fund	$304,435	$0	$535,608
Health Care Fund	$113,918	$0	$343,813
Core Bond Fund	$539,292	$0	$865,259
Conservative Fund*	$1,603	$0	$93,641
Moderate Fund*	$6,085	$0	$108,179
Moderate-Plus Fund**	$622,918	$0	$697,746
Aggressive Fund*	$3,382	$0	$107,375

*	No fees were paid by Conservative, Moderate and Aggressive Funds prior to their commencement of operations on January 10, 2005.

**	Prior to its commencement of operations on June 4, 2005, reflects fees paid to ECM with respect to the predecessor fund.

The Sub-advisers

The Manager has entered into sub-advisory agreements (“Subadvisory Agreements”) on behalf of each Fund (except the Allocation Funds) described in this SAI with the investment sub-advisers identified in the Prospectus (each a “Sub-adviser,” and together the “Sub-advisers”). The Subadvisory Agreements obligate the Sub-advisers to: (i) make investment decisions on behalf of their respective funds, (ii) place all orders for the purchase and sale of investments for their respective funds with brokers or dealers selected by the Manager and/or the Sub-advisers, and (iii) perform certain limited related administrative functions in connection therewith.

During the fiscal years ended October 31, 2003, October 31, 2004 and October 31, 2005, the Manager paid the following fees to each Sub-adviser with respect to the funds listed below pursuant to the Subadvisory Agreements:

FISCAL YEAR ENDED OCTOBER 31, 2003

Fund	Sub Advisory Fee Paid
Growth Fund	$36,336
Core Equity Fund	$40,697
Value Fund	$40,036
Mid Cap Growth Fund	$51,407
Mid Cap Value Fund	$63,895
International Equity Fund	$43,541
Technology Fund	$36,224
Healthcare Fund	$45,518
Core Bond Fund	$112,920
Moderate-Plus Fund*	$325,382

*	Reflects fees paid by ECM to the Sub-adviser with respect to the predecessor fund.

FISCAL YEAR ENDED OCTOBER 31, 2004

Fund	Sub Advisory Fee Paid
Growth Fund	$43,350
Core Equity Fund	$49,083
Value Fund	$47,530
Mid Cap Growth Fund	$66,162
Mid Cap Value Fund	$79,077
International Equity Fund	$55,478
Technology Fund	$44,709
Healthcare Fund	$55,141
Core Bond Fund	$87,132
Moderate-Plus Fund*†	$285,083

*	Reflects fees paid by ECM to the Sub-adviser with respect to the predecessor fund.

†	The predecessor fund changed its fiscal year end from December 31 to October 31. The fee covers the ten (10) month period from January 1, 2004 to October 31, 2004.

FISCAL YEAR ENDED OCTOBER 31, 2005

Fund	Sub Advisory Fee Paid
Growth Fund	$40,272
Core Equity Fund	$48,388
Value Fund	$81,181
Mid Cap Growth Fund	$66,361
Mid Cap Value Fund	$81,350
International Equity Fund	$111,391
Technology Fund	$338,463
Healthcare Fund	$56,215
Core Bond Fund	$283,353
Moderate-Plus Fund*	$189,709

*	Prior to its commencement of operations on June 4, 2005, reflects fees paid by ECM to the Sub-adviser with respect to the predecessor fund.

The Manager recommends sub-advisers for each fund, other than the Allocation Funds, to the Trustees based upon its continuing quantitative and qualitative evaluation of each sub-adviser’s skills in managing assets pursuant to specific investment styles and strategies. Unlike many other mutual funds, the funds are not associated with any one portfolio manager, and benefit from independent specialists selected from the investment management industry. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a sub-adviser, and the Manager does not expect to recommend frequent changes of sub-advisers. The Trust has received an exemptive order from the SEC (“Multi-Manager Order”) that permits the Manager, subject to certain conditions, to enter into Subadvisory Agreements with sub-advisers approved by the Trustees, but without the requirement of shareholder approval. Pursuant to the terms of the Multi-Manager Order, the Manager is able, subject to the approval of the Trustees, but without shareholder approval, to employ new sub-advisers for new or existing funds, change the terms of particular Subadvisory Agreements or continue the employment of existing sub-advisers after events that under the 1940 Act and the Subadvisory Agreements would normally cause an automatic termination of the agreement. However, the Manager may not enter into a sub-advisory agreement with an “affiliated person” of the Manager (as that term is defined in Section 2(a)(3) of the 1940 Act) (“Affiliated Adviser”), such as Alliance Capital Management L.P. or AXA Rosenberg Investment Management LLC, unless the sub-advisory agreement with the Affiliated Adviser, including compensation payable thereunder, is approved by the affected fund’s shareholders, including, in instances in which the sub-advisory agreement pertains to a newly formed fund, the fund’s initial shareholder. Although shareholder approval would not be required for the termination of Subadvisory Agreements, shareholders of a fund would continue to have the right to terminate such agreements for the fund at any time by a vote of a majority of outstanding voting securities of the fund.

When a fund has more than one sub-adviser, the assets of each fund are allocated by the Manager among the sub-advisers selected for the fund. Each Sub-adviser has discretion, subject to oversight by the Trustees and the Manager, to purchase and sell portfolio assets, consistent with each fund’s investment objectives, policies and restrictions and specific investment strategies developed by the Manager.

Generally, no Sub-adviser provides any services to any fund except asset management and related administrative and recordkeeping services. However, a Sub-adviser or its affiliated broker-dealer may execute portfolio transactions for a fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act.

Personal Trading Policies.    The Trust, the Manager and the Distributor each have adopted a code of ethics pursuant to rule 17j-1 under the 1940 Act, which permits personnel covered by the rule to invest in securities that may be purchased or held by a fund but prohibits fraudulent, deceptive or manipulative conduct in connection with that personal investing. Each Sub-adviser also has adopted a code of ethics under rule 17j-1. Such codes of ethics may permit personnel covered by the rule to invest in securities that may be purchased or held by the fund for which the Sub-adviser serves as a sub-adviser.

The Administrator

Pursuant to an administrative agreement (“Mutual Funds Services Agreement”), AXA Equitable (“Administrator”) provides the Trust with necessary administrative services, as more fully described in the Prospectus. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such administrative services to the Trust. For these administrative services, the Trust pays AXA Equitable a fee at an annual rate of 0.15% of the Trust’s total average net assets plus $35,000 per fund and an additional $35,000 for each portion of a fund for which separate administrative services are provided (e.g., portions of a fund allocated to separate sub-advisers and/or managed in a discrete style). Pursuant to a sub-administration arrangement, AXA Equitable has contracted with J. P. Morgan Investors Services Co. (“Sub-administrator”) to provide the Trust with certain administrative services, including monitoring of fund compliance and fund accounting services.

During the fiscal years ended October 31, 2003, October 31, 2004 and October 31, 2005, the Trust, on behalf of each fund, paid the following fees for administrative services:

FISCAL YEAR ENDED OCTOBER 31, 2003*

Fund	Administration Fee
Growth Fund	$154,038
Core Equity Fund	$155,925
Value Fund	$155,581
Mid Cap Growth Fund	$154,352
Mid Cap Value Fund	$158,067
International Equity Fund	$153,721
Technology Fund	$148,642
Health Care Fund	$150,868
Core Bond Fund	$174,154
Moderate-Plus Fund**	$0

*	Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2003.

**	Reflects fees paid by predecessor fund.

FISCAL YEAR ENDED OCTOBER 31, 2004*

Fund	Administration Fee
Growth Fund	$156,739
Core Equity Fund	$159,129
Value Fund	$158,655
Mid Cap Growth Fund	$158,599
Mid Cap Value Fund	$163,938
International Equity Fund	$157,709
Technology Fund	$150,842
Health Care Fund	$152,820
Core Bond Fund	$165,078
Moderate-Plus Fund**†	$0

*	Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2004.

**	Reflects fees paid by predecessor fund.

†	The predecessor fund changed its fiscal year end from December 31 to October 31. The fee covers the ten (10) month period from January 1, 2004 to October 31, 2004.

FISCAL YEAR ENDED OCTOBER 31, 2005*

Fund	Administration Fee
Growth Fund	$156,058
Core Equity Fund	$158,916
Value Fund	$172,858
Mid Cap Growth Fund	$159,293
Mid Cap Value Fund	$165,171
International Equity Fund	$176,156
Technology Fund	$175,123
Health Care Fund	$153,139
Core Bond Fund	$220,561
Conservative Fund*	$29,394
Moderate Fund*	$32,756
Moderate-Plus Fund**	$107,561
Aggressive Fund*	$30,728

*	No fees for administrative services were paid by the Conservative, Moderate and Aggressive Funds prior to their commencement of operations on January 10, 2005.

**	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

The Distributor

The Trust has a distribution agreement with Enterprise Fund Distributors, Inc. (“EFD” or “Distributor”). EFD serves as the Distributor for each class of the Trust’s shares. EFD is an indirect wholly-owned subsidiary of AXA Financial and its address is Atlanta Financial Center, 3343 Peachtree Road, N.E. Suite 450, Atlanta, Georgia 30326.

The Trust’s distribution agreement with respect to Class A, Class B, Class C, Class P and Class Y shares (“Distribution Agreement”) was re-approved by its Board of Trustees at a Board meeting held on July 21, 2005. The Distribution Agreement will remain in effect from year to year provided the Distribution Agreement’s continuance is approved annually by (i) a majority of the Trustees who are not parties to such agreement or “interested persons” (as defined in the 1940 Act) of the Trust or a fund and (ii) either by vote of a majority of the Trustees or a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust.

The Trust has adopted in the manner prescribed under Rule 12b-1 under the 1940 Act separate plans of distribution pertaining to the Class A, Class B, Class C and Class P shares of the Trust (“Plans”). Under the Plans, each fund is authorized, on behalf of the Class A, Class B, Class C and Class P shares, to pay an annual service fee of 0.25% of their average daily net assets. In addition to this service fee, each fund is also authorized on behalf of the Class A shares, Class B shares and Class C shares to pay an annual distribution fee of 0.20%, 0.75% and 0.75%, respectively, of their average daily net assets. There is no distribution plan with respect to Class Y shares and the funds pay no service or distribution fees with respect to those shares.

The Board of Trustees considered various factors in connection with its decision as to whether to approve the Plans, including: (i) the nature and causes of the circumstances which make the Plans necessary and appropriate; (ii) the way in which the Plans address those circumstances, including the nature and potential amount of expenditures; (iii) the nature of the anticipated benefits; (iv) the possible benefits of the Plans to any other person relative to those of the Trust; (v) the effect of the Plans on existing shareholders; (vi) the merits of possible alternative plans or pricing structures; and (vii) the relationship of the Plans to other distribution efforts of the Trust. The Board noted that the overall distribution arrangements would (1) enable investors to choose the purchasing option best suited to their individual situation, thereby encouraging current shareholders to make additional investments in the funds and attracting new investors and assets to the funds to the benefit of the funds and their respective shareholders, (2) facilitate distribution of the funds’ shares and (3) maintain the competitive position of the funds in relation to other funds that have implemented or are seeking to implement similar distribution arrangements.

Based upon its review of the foregoing factors and the materials presented to it, and in light of its fiduciary duties under the 1940 Act, the Trust’s Board of Trustees, including the Independent Trustees, who have no direct or indirect financial interest in the operation of the Plans or the Distribution Agreement, unanimously determined, in the exercise of its business judgment, that the Plans are reasonably likely to benefit the Trust and the shareholders of the Funds and approved them.

Pursuant to each Plan, the Trust compensates the Distributor from assets attributable to each class of shares for services rendered and expenses borne in connection with activities primarily intended to result in the sale of that class of shares. Generally, the 12b-1 fees are paid to affiliated and unaffiliated securities dealers on a quarterly basis. The Distributor retains fees on shares sold for the first year for Class B shares and Class C shares. A portion of the amounts received by the Distributor will be used to defray various costs incurred or paid by the Distributor in connection with the printing and mailing of

Trust prospectuses, statements of additional information (including any supplements thereto) and shareholder reports, compensating financial intermediaries and broker dealers, and holding seminars and sales meetings with wholesale and retail sales personnel designed to promote the distribution of shares. The Distributor may also use a portion of the amounts received to provide compensation to financial intermediaries and third-party broker-dealers for their services in connection with the distribution of Class A, Class B, Class C and Class P as described further below in “Compensation to Financial Intermediaries and Third-Party Broker Dealers.”

The Plans are of a type known as a “compensation” plan because payments are made for services rendered to the Trust with respect to a class of shares regardless of the level of expenditures by the Distributor. The Trustees, however, take into account such expenditures for purposes of reviewing operations under a Plan and in connection with their annual consideration of the Plan’s renewal. The Distributor’s expenditures include, without limitation: (i) the printing and mailing of Trust prospectuses, statements of additional information (including any supplements thereto) and shareholder reports for prospective shareholders; (ii) those relating to the development, preparation, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the shares of the Trust; (iii) holding seminars and sales meetings designed to promote the distribution of shares; (iv) obtaining information and providing explanations to wholesale and retail distributors of shares regarding Trust investment objectives and policies and other information about the Trust and the funds, including the performance of the funds; (v) training sales personnel regarding the shares of the Trust; and (vi) financing any other activity that the Distributor determines is primarily intended to result in the sale of shares.

The Distributor pays all fees and expenses in connection with its qualification and registration as a broker or dealer under federal and state laws. In the capacity of agent, the Distributor offers shares of each fund on a continuous basis in all states in which the fund or the Trust may from time to time be registered or where permitted by applicable law. The Distributor has made no firm commitment to acquire shares of any fund.

The Plans and any Rule 12b-1 related agreement that is entered into by the Trust or the Distributor in connection with the Plans will continue in effect for a period of more than one year only so long as continuance is specifically approved at least annually by a vote of a majority of the Trust’s Board of Trustees, and of a majority of the Independent Trustees, with no direct or indirect financial interest in the operation of any 12b-1 related agreements. In addition, the annual continuance of the Distribution Agreement must be approved by the Trust’s Board of Trustees or a majority of outstanding voting securities, and by a majority of Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on the Distribution Agreement. In addition, each Plan and any Rule 12b-1 related agreement may be terminated at any time, without penalty, by vote of a majority of the outstanding shares of that Class of the fund or by vote of a majority of the Independent Trustees. Each Plan also provides that it may not be amended to increase materially the amount (up to 0.45% of average daily net assets annually for Class A shares, up to 1.00% of average daily net assets annually for Class B and Class C shares and up to 0.25% of average daily net assets annually for Class P shares) that may be spent for distribution of any Class of any fund without the approval of the shareholders of that fund.

The table below shows the amounts paid by each fund pursuant to each Plan for the fiscal year ended October 31, 2005. For this period, the Distributor’s actual expenditures exceeded the amounts received from the funds.

FISCAL YEAR ENDED OCTOBER 31, 2005

Fund	Distribution Fee Paid to AXA Advisors**	Distribution Fee Paid to AXA Distributors**	Distribution Fee Paid to EFD	Total Distribution Fees
Growth Fund
Class A	$27	$1	$1,002	$1,030
Class B and Class C	$777	$10	$3,273	$4,060
Class P	$905	$0	$9,540	$10,495
Core Equity Fund
Class A	$28	$1	$964	$993
Class B and Class C	$966	$12	$4,722	$5,700
Class P	$986	$0	$10,452	$11,438
Value Fund
Class A	$27	$1	$958	$986
Class B and Class C	$935	$12	$5,841	$6,788
Class P	$959	$0	$10,598	$11,557
Mid Cap Growth Fund
Class A	$30	$1	$1,959	$1,990
Class B and Class C	$1,001	$13	$4,091	$5,105
Class P	$1,140	$0	$13,065	$14,205
Mid Cap Value Fund
Class A	$29	$1	$1,983	$2,013
Class B and Class C	$1,224	$16	$6,440	$7,680
Class P	$1,488	$0	$16,880	$18,368
International Equity Fund
Class A	$28	$1	$3,568	$3,597
Class B and Class C	$922	$12	$8,698	$9,632
Class P	$894	$0	$10,252	$11,146
Technology Fund
Class A	$0	$0	$27,796	$27,796
Class B and Class C	$193	$2	$101,073	$101,268
Class P	$273	$0	$3,066	$3,339
Health Care Fund
Class A	$27	$1	$912	$940
Class B and Class C	$402	$5	$2,263	$2,670
Class P	$397	$0	$4,412	$4,809
Core Bond Fund
Class A	$31	$1	$74,739	$74,771
Class B and Class C	$2,270	$30	$189,878	$192,178
Class P	$1,997	$0	$22,111	$24,108
Conservative Fund*
Class A	$0	$0	$2,087	$2,087
Class B and Class C	$0	$0	$3,294	$3,294
Moderate Fund*
Class A	$0	$0	$6,167	$6,167
Class B and Class C	$0	$0	$16,641	$16,641
Moderate-Plus Fund†
Class A	$0	$0	$274,397	$274,397
Class B and Class C	$0	$0	$552,602	$552,602
Aggressive Allocation Fund*
Class A	$0	$0	$3,965	$3,965
Class B and Class C	$0	$0	$8,011	$8,011

†	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

*	No fees were paid by the Conservative, Moderate and Aggressive Funds to the Distributors prior to their commencement of operations on January 10, 2005.

**	Distribution Agreements with AXA Advisors, LLC and AXA Distributors, LLC were discontinued on June 15, 2005.

The tables below show the amounts of sales charges earned by the Distributor and by AXA Advisors, LLC and AXA Distributors, LLC, (Distributors of the Trust through June 15, 2005) in connection with the sale of shares and the amounts retained by them, net of payments to selling dealers, for the fiscal year ended October 31, 2005.

Class A (Front-End Sales Charge)

Fund	Amount Paid to AXA Advisors*	Amount Retained by AXA Advisors*	Amount Paid to AXA Distributors*	Amount Retained by AXA Distributors*	Amount Paid to EFD	Amount Retained by EFD
Growth Fund	$0	$0	$0	$0	$29	$29
Core Equity Fund	$3	$1	$0	$0	$0	$0
Value Fund	$0	$0	$0	$0	$0	$0
Mid Cap Growth Fund	$0	$0	$0	$0	$0	$0
Mid Cap Value Fund	$9	$4	$0	$0	$29	$29
International Equity Fund	$0	$0	$0	$0	$0	$0
Technology Fund	$0	$0	$0	$0	$72	$72
Health Care Fund	$0	$0	$0	$0	$0	$0
Core Bond Fund	$0	$0	$0	$0	$700	$700
Conservative Fund†	$0	$0	$0	$0	$0	$0
Moderate Fund†	$0	$0	$0	$0	$0	$0
Moderate-Plus Fund††	$0	$0	$0	$0	$224	$224
Aggressive Fund†	$0	$0	$0	$0	$6	$6

*	Distribution Agreements with AXA Advisors, LLC and AXA Distributors, LLC were discontinued on June 15, 2005.

†	No fees were paid by the Conservative, Moderate and Aggressive Funds to the Distributors prior to their commencement of operations on January 10, 2005.

††	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

Class A (CDSC)*

Fund	Amount Paid to AXA Advisors*	Amount Retained by AXA Advisors*	Amount Paid to AXA Distributors*	Amount Retained by AXA Distributors*	Amount Paid to EFD	Amount Retained by EFD
Growth Fund	$0	$0	$0	$0	$0	$0
Core Equity Fund	$0	$0	$0	$0	$0	$0
Value Fund	$0	$0	$0	$0	$0	$0
Mid Cap Growth Fund	$0	$0	$0	$0	$8	$8
Mid Cap Value Fund	$0	$0	$0	$0	$8	$8
International Equity Fund	$0	$0	$0	$0	$437	$437
Technology Fund	$0	$0	$0	$0	$59	$59
Health Care Fund	$0	$0	$0	$0	$3	$3
Core Bond Fund	$0	$0	$0	$0	$1,538	$1,538
Conservative Fund	$0	$0	$0	$0	$0	$0
Moderate Fund	$0	$0	$0	$0	$0	$0
Moderate-Plus Fund†	$0	$0	$0	$0	$2,271	$2,271
Aggressive Fund	$0	$0	$0	$0	$0	$0

†	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

*	No fees were paid by the Conservative, Moderate and Aggressive Funds to the Distributors prior to their commencement of operations on January 10, 2005.

**	Distribution Agreements with AXA Advisors, LLC and AXA Distributors, LLC were discontinued on June 15, 2005.

Class B (CDSC)*

Fund	Amount Paid to AXA Advisors**	Amount Retained by AXA Advisors**	Amount Paid to AXA Distributors**	Amount Retained by AXA Distributors**	Amount Paid to EFD	Amount Retained by EFD
Growth Fund	$2,122	$1,066	$0	$0	$47	$47
Core Equity Fund	$0	$0	$0	$0	$45	$45
Value Fund	$2,580	$1,296	$0	$0	$19	$19
Mid Cap Growth Fund	$1,898	$953	$0	$0	$40	$40
Mid Cap Value Fund	$1,660	$834	$0	$0	$23	$23
International Equity Fund	$1,359	$683	$0	$0	$893	$893
Technology Fund	$410	$206	$0	$0	$19,338	$19,338
Health Care Fund	$332	$167	$0	$0	$9	$9
Core Bond Fund	$0	$0	$0	$0	$43,204	$43,204
Conservative Fund†	$0	$0	$0	$0	$448	$448
Moderate Fund†	$0	$0	$0	$0	$4,189	$4,189
Moderate-Plus Fund††	$0	$0	$0	$0	$93,871	$93,871
Aggressive Fund†	$0	$0	$0	$0	$3	$3

*	Contingent deferred sales charge.

**	Distribution Agreements with AXA Advisors, LLC and AXA Distributors, LLC were discontinued on June 15, 2005.

†	No fees were paid by the Conservative, Moderate and Aggressive Funds to the Distributors prior to their commencement of operations on January 10, 2005.

††	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

Class C (CDSC)*

Fund	Amount Paid to AXA Advisors**	Amount Retained by AXA Advisors**	Amount Paid to AXA Distributors**	Amount Retained by AXA Distributors**	Amount Paid to EFD	Amount Retained by EFD
Growth Fund	$0	$0	$0	$0	$1	$1
Core Equity Fund	$0	$0	$0	$0	$11	$11
Value Fund	$0	$0	$0	$0	$1	$1
Mid Cap Growth Fund	$0	$0	$0	$0	$2	$2
Mid Cap Value Fund	$0	$0	$0	$0	$5	$5
International Equity Fund	$0	$0	$0	$0	$13	$13
Technology Fund	$0	$0	$0	$0	$123	$123
Health Care Fund	$0	$0	$0	$0	$149	$149
Core Bond Fund	$0	$0	$0	$0	$1,319	$1,319
Conservative Fund†	$0	$0	$0	$0	$3	$3
Moderate Fund†	$0	$0	$0	$0	$3	$3
Moderate-Plus Fund††	$0	$0	$0	$0	$1,338	$1,338
Aggressive Fund†	$0	$0	$0	$0	$50	$50

*	Contingent deferred sales charge.

**	Distribution Agreements with AXA Advisors, LLC and AXA Distributors, LLC were discontinued on June 15, 2005.

†	No fees were paid by the Conservative, Moderate and Allocation Funds to the Distributors prior to their commencement of operations on January 10, 2005.

††	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

Class P (Front-End Sales Charge)

Fund	Amount Paid to AXA Advisors*	Amount Retained by AXA Advisors*	Amount Paid to AXA Distributors*	Amount Retained by AXA Distributors*	Amount Paid to EFD	Amount Retained by EFD
Growth Fund	$0	$0	$0	$0	$0	$0
Core Equity Fund	$0	$0	$0	$0	$0	$0
Value Fund	$0	$0	$0	$0	$0	$0
Mid Cap Growth Fund	$0	$0	$0	$0	$0	$0
Mid Cap Value Fund	$0	$0	$0	$0	$0	$0
International Equity Fund	$0	$0	$0	$0	$0	$0
Technology Fund	$0	$0	$0	$0	$0	$0
Health Care Fund	$0	$0	$0	$0	$0	$0
Core Bond Fund	$0	$0	$0	$0	$0	$0

*	Distribution Agreements with AXA Advisors, LLC and AXA Distributors, LLC were discontinued on June 15, 2005.

Compensation to Financial Intermediaries and Third-Party Broker Dealers

In addition to the sales commissions paid by investors and the distribution and service fees paid by the funds to the Distributor for the purpose of compensating selling dealers (described above in “Investment Management and Other Services — The Distributor”), the Distributor (or one of its affiliates) may make payments out of its own resources to provide additional compensation to selling dealers and other financial intermediaries who are authorized to offer and sell shares of the funds and other mutual funds distributed by the Distributor (collectively, “Dealers”). As described in the Prospectus, AXA Equitable and the Distributor may use their respective past profits or other resources, and without cost to the funds or shareholders, to pay for expenses incurred in connection with providing services intended to result in the sale of shares of the Trust and/or support services that benefit shareholders, to reimburse certain expenses related to processing sales of fund shares, and to pay incentives to market the Trust’s funds or to cooperate with the Distributor’s promotional efforts or in recognition of their marketing, transaction processing and/or administrative services support (collectively, “revenue sharing payments”). This compensation is not reflected in the fees and expenses listed in the fee table section of the Prospectus.

Marketing Support Payments.    The Distributor and its affiliates may make payments to certain Dealers for marketing support services, including providing periodic and ongoing education and training of Dealer personnel regarding the funds; disseminating to Dealer personnel information and product marketing materials regarding the funds; explaining to clients the features and characteristics of the funds; conducting due diligence regarding the funds; providing reasonable access to sales meetings, sales representatives and management representatives of the Dealer; granting reasonable access to the Dealer’s financial advisors and consultants; furnishing marketing support and other services; and sponsoring seminars for the public and advertising campaigns. These payments are generally based on a number of factors including, but not limited to, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and quality of service. No one factor is determinative of the type or amount of additional compensation to be provided. Such payments may be calculated by reference to the gross sales price of shares sold by such Dealers, the net asset value of shares held by the customers of such Dealers, or otherwise.

Processing Support Payments.    The Distributor may make payments to certain Dealers that sell fund shares to help offset the Dealers’ costs associated with client account maintenance support, statement preparation and transaction processing. The types of payments that the Distributor may make under this category include, among others, payment of ticket charges placed by a Dealer, payment of networking fees on certain mutual fund trading systems, or one-time payments for ancillary services such as setting up funds on a Dealer’s mutual fund trading system.

Other Payments.    From time to time, the Distributor, at its expense, may make additional payments to Dealers that sell or provide services in connection with the sale of fund shares. Such payments by the Distributor may include payment or reimbursement to, or on behalf of, Dealers for costs associated with the purchase of products or services used in connection with sales and marketing, as well as conferences or seminars, sales or training programs for Dealer representatives and other employees, client entertainment, client and investor events, and other Dealer-sponsored events, and travel expenses, including lodging incurred by Dealer representatives and other employees in connection with training and educational meetings, client prospecting, retention and due diligence trips. Other compensation or promotional incentives may be offered to the extent not prohibited by federal or state laws or any self-regulatory organization. The Distributor makes payments for entertainment events it deems appropriate, subject to the Distributor’s policies and applicable law. These payments may vary depending upon the nature of the event.

Subaccounting and Other Payments.    In addition to the payments described above, from time to time, the funds and/or the Distributor may enter into arrangements with and pay fees to financial intermediaries that provide recordkeeping services to certain groups of investors in the funds, including participants in retirement and benefit plans, investors in mutual fund advisory programs, and clients of financial intermediaries that operate in an omnibus environment or utilize certain National Securities Clearing Corporation networking levels (collectively referred to as “subaccounting”). The subaccounting services typically include: (a) establishing and maintaining investor accounts and records; (b) recording investor account balances and changes thereto; (c) arranging for the wiring of funds; (d) providing statements to investors; (e) furnishing proxy materials, periodic fund reports, tax reports, prospectuses and other communications to investors as required; (f) transmitting investor transaction information; (g) providing information in order to assist the funds in their compliance with state securities laws and (h) issuing and mailing dividend checks to investors who have selected cash distributions.

The subaccounting fees the funds pay may differ depending on the fund and are designed to be equal to or less than the fees the funds would pay to their transfer agent for similar services. The funds understand that, in accordance with guidance from the U.S. Department of Labor, retirement and benefit plans, sponsors of qualified retirement plans and/or recordkeepers may be required to use the fees they (or, in the case of recordkeepers, their affiliates) receive for the benefit of the retirement and benefit plans or the investors. This may take the form of recordkeepers passing the fees through to their clients or reducing the clients’ charges by the amount of fees the recordkeeper receives from mutual funds.

The funds also may make other payments to Dealers that sell fund shares to help offset the Dealers’ costs associated with transaction processing, including payment of networking fees on certain mutual fund trading systems.

Agreements.    As of the date of this SAI, the Dealers with whom the Distributor has agreements regarding revenue sharing payments are as follows: 1st Global Capital Corp., Citigroup Global Markets Inc., Merrill Lynch Pierce Fenner & Smith, Morgan Stanley DW, Inc., Raymond James & Associates Inc., Raymond Jones Financial Services, Inc., UBS Financial Services Inc. and Wachovia Securities LLC.

As of the date of this SAI, the financial intermediaries with whom the Trust and/or the Distributor have agreements regarding subaccounting payments are as follows: ABN AMRO, A.G. Edwards, Administrative Management Group, American Stock Transfer & Trust, Bank of New York, Bear

Stearns Securities Corp., Benefit Plans Administrators, BISYS, Charles Schwab Trust Company, CIBC World Markets Corp., Ceridian Retirement Plan Services, Charles Schwab & Co., CitiGroup Global Markets Inc., CNA Trust, Daily Access, Datalynx, Edward Jones, EPIC Advisors, Fidelity Brokerage Services LLC, First Clearing Corporation, FiServ Trust Company, ICMA-RC Services, LLC, Invesmart, Legg Mason Wood Walker Inc., Lincoln Life, Linsco/Private Ledger, Matrix Settlement & Clearance Services, McDonald Investments, Inc., Merrill Lynch Pierce Fenner & Smith, Inc., Mercer HR Outsourcing LLC, Mesirow Financial, Inc., Mid Atlantic Capital Corp., Morgan Keegan & Co., Morgan Stanley DW, Inc., National Investor Services, Corp., Orbitex Retirement Services, Pension & Benefit Solutions, Pershing, Prudential Investment Management Services, Raymond James & Associates, Inc., RBC Dain Rauscher, Inc., Robert W. Baird & Co., Inc., Stanley, Hunt, Dupree, Rhine, Inc., Stifel Nicolas & Co., Inc., Trustlynx, UBS Financial Services Inc., US Bancorp Piper Jaffray, Wachovia Securities LLC, Wells Fargo Investments, LLC and Wystar Global Retirement Solutions.

For more specific information about any revenue sharing and/or subaccounting payments made to your Dealer or financial intermediary, investors should contact their investment professionals.

BROKERAGE ALLOCATION AND OTHER STRATEGIES

Brokerage Commissions

The funds are charged for securities brokers’ commissions, transfer taxes and similar fees relating to securities transactions. The Manager and each of the Sub-advisers, as appropriate, seek to obtain the best net price and execution on all orders placed for the funds, considering all the circumstances except to the extent they may be permitted to pay higher commissions as described below.

It is expected that securities will ordinarily be purchased in the primary markets, whether over-the-counter or listed, and that listed securities may be purchased in the over-the-counter market if that market is deemed the primary market.

Transactions on stock exchanges involve the payment of brokerage commissions. In transactions on stock exchanges in the U.S., these commissions are negotiated, whereas on many foreign stock exchanges these commissions are fixed. However, brokerage commission rates in certain countries in which the funds may invest may be discounted for certain large domestic and foreign investors such as the funds. A number of foreign banks and brokers will be used for execution of each fund’s portfolio transactions. In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or mark-up. In underwritten offerings, the price generally includes a disclosed fixed commission or discount.

The Manager and Sub-advisers may, as appropriate, in the allocation of brokerage business, take into consideration research and other brokerage services provided by brokers and dealers to the Manager or Sub-advisers. The research services include economic, market, industry and company research material.

The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause Sub-advisers to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the Management Agreement (“Directed Brokerage”). The Trustees review the levels of Directed Brokerage for each fund on a quarterly basis.

Commissions charged by brokers that provide research services may be somewhat higher than commissions charged by brokers that do not provide research services. As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and by policies adopted by the Trustees, the Manager and Sub-advisers may cause the Trust to pay a broker-dealer that provides brokerage and research services to the Manager and Sub-advisers an amount of commission for effecting a securities transaction for the Trust in excess of the commission another broker-dealer would have charged for effecting that transaction. To obtain the benefit of Section 28(e), the Manager or the relevant Sub-adviser must make a good faith determination that the commissions paid are reasonable in relation to the value of the brokerage and research services provided viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker provide the Manager or the Sub-adviser with lawful and appropriate assistance in the performance of its investment decision-making responsibilities. Accordingly, the price to a fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

Certain Sub-advisers may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a fund in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide a Sub-adviser with research in addition to selling the securities (at the fixed public offering price) to the fund. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the fund, Sub-adviser’s other clients and the Sub-adviser without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) of the 1934 Act because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the NASD has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances.

The overall reasonableness of commissions paid will be evaluated by rating brokers on such general factors as execution capabilities, quality of research (that is, quantity and quality of information provided, diversity of sources utilized, nature and frequency of communication, professional experience, analytical ability and professional stature of the broker) and financial standing, as well as the net results of specific transactions, taking into account such factors as price, promptness, confidentiality, size of order and difficulty of execution. The research services obtained will, in general, be used by the Manager and Sub-advisers for the benefit of all accounts for which the responsible party makes investment decisions. As such, research services paid for with the funds’ brokerage commissions may not benefit the funds, while research services paid for with the brokerage commissions of other clients may benefit the funds. The receipt of research services from brokers will tend to reduce the Manager’s and Sub-advisers’ expenses in managing the funds.

During the fiscal years ended October 31, 2003, October 31, 2004 and October 31, 2005, the funds paid the amounts indicated in brokerage commissions:

FISCAL YEAR ENDED OCTOBER 31, 2003*

Fund	Brokerage Commissions Paid†
Growth Fund	$9,931
Core Equity Fund	$19,407
Value Fund	$42,396
Mid Cap Growth Fund	$90,974
Mid Cap Value Fund	$37,044
International Equity Fund	$30,302
Technology Fund	$33,184
Health Care Fund	$21,709
Core Bond Fund	$6,542
Moderate-Plus Fund**	$182,644

*	Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2003.

**	Reflects brokerage commissions paid by predecessor fund.

†	Brokerage commissions may vary significantly from year to year due to a variety of factors, including the type of investments selected by the sub-adviser(s), changes in transaction costs and market conditions.

FISCAL YEAR ENDED OCTOBER 31, 2004*

Fund	Brokerage Commissions Paid†
Growth Fund	$13,165
Core Equity Fund	$16,079
Value Fund	$31,059
Mid Cap Growth Fund	$33,532
Mid Cap Value Fund	$36,345
International Equity Fund	$26,310
Technology Fund	$44,718
Health Care Fund	$27,691
Core Bond Fund	$2,988
Moderate-Plus Fund**‡	$146,445

*	Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2004.

**	Reflects brokerage commissions paid by predecessor fund.

†	Brokerage commissions may vary significantly from year to year due to a variety of factors, including the type of investments selected by the sub-adviser(s), changes in transaction costs and market conditions.

‡	The predecessor fund changed its fiscal year end from December 31 to October 31. The fee covers the ten (10) month period from January 1, 2004 to October 31, 2004.

FISCAL YEAR ENDED OCTOBER 31, 2005

Fund	Brokerage Commissions Paid†
Growth Fund	$10,115
Core Equity Fund	$11,424
Value Fund	$54,764
Mid Cap Growth Fund	$28,621
Mid Cap Value Fund	$30,121
International Equity Fund	$65,167
Technology Fund	$267,706
Health Care Fund	$23,339
Core Bond Fund	$2,581
Conservative Fund*	$0
Moderate Fund*	$0
Moderate-Plus Fund**	$97,544
Aggressive Allocation Fund*	$0

*	No brokerage commissions were paid by the Conservative, Moderate and Aggressive Funds prior to their commencement of operations on January 10, 2005.

**	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

†	Brokerage commissions may vary significantly from year to year due to a variety of factors, including the type of investments selected by the sub-adviser(s), changes in transaction costs and market conditions.

Brokerage Transactions with Affiliates

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the Trust may engage in brokerage transactions with brokers that are affiliates of the Manager, including Sanford C. Bernstein & Co., LLC, or Sub-advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Manager or Sub- advisers. The 1940 Act generally prohibits a Trust from engaging in principal securities transactions with brokers that are affiliates of the Manager and Sub-advisers or affiliates of such brokers, unless pursuant to an exemptive order from the SEC. The Trust relies on exemptive relief from the SEC that permits mutual funds managed by the Manager and advised by multiple advisers to engage in principal and brokerage transactions with a broker-dealer affiliated with a Sub-adviser to the same fund. The Trust has adopted procedures, prescribed by the 1940 Act, which are reasonably designed to provide that any commissions or other remuneration it pays to brokers that are affiliates of the Manager and brokers that are affiliates of a Sub-adviser to a fund for which that Sub-adviser provides investment advice do not exceed the usual and customary broker’s commission. In addition, the Trust will adhere to the requirements under the 1934 Act governing floor trading. Also, because of securities law limitations, the Trust will limit purchases of securities in a public offering, if such securities are underwritten by brokers that are affiliates of the Manager and Sub-advisers or their affiliates.

During the fiscal years ended October 31, 2003, October 31, 2004 and October 31, 2005, the following funds paid the amounts indicated to the affiliated broker-dealers of the Manager or Distributor or affiliates of the Sub-advisers to each fund.

FISCAL YEAR ENDED OCTOBER 31, 2003*

Fund	Affiliated Broker-Dealer	Aggregate Brokerage Commissions Paid†	Percentage of Total Brokerage Commissions	Percentage of Transactions (Based on Dollar Amounts)
Growth Fund	Bernstein	$66	0.66%	0.07%
Core Equity Fund	Bernstein	$3,029	15.61%	1.52%
Value Fund	Bernstein	$853	2.01%	0.79%
Mid Cap Growth Fund	Bernstein	$23	0.03%	0.01%
Mid Cap Value Fund	Bernstein	$85	0.23%	0.23%
International Equity Fund	Bernstein	$7	0.02%	0.27%
Technology Fund	Bernstein	$200	0.60%	0.03%

†	Brokerage commissions may vary significantly from year to year due to a variety of factors, including the type of investments selected by the sub-adviser(s), changes in transaction costs and market conditions.

*	Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2003.

FISCAL YEAR ENDED OCTOBER 31, 2004*

Fund	Affiliated Broker-Dealer	Aggregate Brokerage Commissions Paid†		Percentage of Total Brokerage Commissions	Percentage of Transactions (Based on Dollar Amounts)
Growth Fund	Bernstein		$30	0.22%	0.07%
Core Equity Fund	Bernstein		$1,681	10.46%	1.93%
Value Fund	Bernstein		$602	1.94%	1.88%
Mid Cap Growth Fund	Bernstein		$47	0.14%	0.04%
Mid Cap Value Fund	Bernstein Advest	$ $	70 9	0.19% 0.02%	0.15% 0.00%
International Equity Fund	Bernstein		$45	0.17%	0.06%
Technology Fund	Bernstein		$0	0.00%	0.00%
Health Care Fund	Bernstein		$35	0.13%	0.02%
Moderate-Plus Fund**	Bernstein		$481	0.30%	0.20%

†	Brokerage commissions may vary significantly from year to year due to a variety of factors, including the type of investments selected by the sub-adviser(s), changes in transaction costs and market conditions.

*	Conservative, Moderate and Aggressive Funds are not included in the above table because they had no operations during the fiscal year ended October 31, 2004.

**	Reflects brokerage commissions paid by predecessor fund.

FISCAL YEAR ENDED OCTOBER 31, 2005

Fund	Affiliated Broker-Dealer	Aggregate Brokerage Commissions Paid*		Percentage of Total Brokerage Commissions		Percentage of Transactions (Based on Dollar Amounts)
Growth Fund	Bernstein		$192	1.90%		0.72%
Core Equity Fund	Bernstein		$1,544	13.52%		5.45%
Value Fund	Bernstein		$814	1.49%		0.41%
Mid Cap Growth Fund	Bernstein		$223	0.78%		0.14%
Mid Cap Value Fund	Bernstein Advest	$ $	103 52	0.34 0.17	% %	0.12 0.12	% %
Technology Fund	Bernstein		$122	0.05%		0.03%
Moderate-Plus Fund**	Bernstein		$40	0.04%		0.03%

*	Brokerage commissions may vary significantly from year to year due to a variety of factors, including the type of investments selected by the sub-adviser(s), changes in transaction costs and market conditions.

**	Prior to its commencement of operations on June 4, 2005, reflects fees paid by the predecessor fund.

Brokerage Transactions Relating to Research Services

For the fiscal year ended October 31, 2005, the funds directed the following amount of portfolio transactions to broker-dealers that provided research services, for which the funds paid the brokerage commissions indicated:

Fund	Amount of Portfolio Transactions	Related Brokerage Commissions Paid
Growth Fund	$7,115,370.23	$2,851.84
Core Equity Fund	$72,831.00	$110.00
Value Fund	$11,882,426.62	$12,788.59
Mid Cap Growth Fund	$7,125,304.19	$15,019.95
Mid Cap Value Fund	$18,883,497.69	$12,494.21
International Equity Fund	$233,468.00	$315.00
Technology Fund	$44,352,951.43	$8,848.10
Health Care Fund	$13,815,997.09	$11,577.51

Investments in Regular Broker-Dealers

As of October 31, 2005, the funds owned securities issued by their regular brokers or dealers (or by their parents) as follows:

Fund	Broker or Dealer (or Parent Company)	Type of Security*	Value
Growth Fund	Citigroup, Inc.	E	$105
	Goldman Sachs Group, Inc.	E	179
	Merrill Lynch & Co., Inc.	E	85
	JP Morgan Chase & Co.	E	19
	JP Morgan Chase & Co.	D	84
Core Equity Fund	Citigroup, Inc.	E	233
	Morgan Stanley	E	106
	Goldman Sachs Group, Inc.	E	178
	Lehman Brothers, Inc.	E	30
	Merrill Lynch & Co., Inc.	E	45
	JP Morgan Chase & Co.	E	26
	JP Morgan Chase & Co.	D	81
	Bank of America Corp.	E	201
	Bank of New York	E	132
Value Fund	Citigroup, Inc.	E	932
	Morgan Stanley	E	46
	Goldman Sachs Group, Inc.	E	597
	Merrill Lynch & Co., Inc.	E	305
	JP Morgan Chase & Co.	E	1,020
	Bank of America Corp	E	1,028
	Lehman Brothers Holdings, Inc.	E	95
	JP Morgan Chase & Co.	D	797
	UBS AG	E	109
Mid Cap Growth Fund	JP Morgan Chase & Co.	D	131
Mid Cap Value Fund	JP Morgan Chase & Co.	D	204
International Equity Fund	UBS AG	E	710
	Credit Suisse Group	E	221
	JP Morgan Chase & Co.	D	303
Technology Fund	JP Morgan Chase & Co.	D	1,056
Health Care Fund	JP Morgan Chase & Co.	D	482
Core Bond Fund	Citigroup, Inc.	D	1,254
	Credit Suisse Group	D	247
	JP Morgan Chase & Co.	D	3,229
	Bank of America Corp.	D	264
	Lehman Brothers Holdings, Inc.	D	476
	Morgan Stanley	D	405
	Merrill Lynch & Co., Inc.	D	23
	Bank of New York	D	73
Conservative Fund	JP Morgan Chase & Co.	D	64
Moderate Fund	JP Morgan Chase & Co.	D	63
Aggressive Fund	JP Morgan Chase & Co.	D	57

*	D = Debt, E = Equity

PROXY VOTING POLICIES AND PROCEDURES

Pursuant to the Trust’s Proxy Voting Policies and Procedures, the Trust has delegated the proxy voting responsibilities with respect to each fund to AXA Equitable as its investment manager. Because AXA Equitable views proxy voting as a function that is incidental and integral to portfolio management, it has in turn delegated the proxy voting responsibilities with respect to each fund, except the Allocation Funds, to the applicable Sub-advisers. The primary focus of the Trust’s proxy voting procedures as they relate to the sub-advised funds, therefore, is to seek to ensure that the Sub-advisers have adequate proxy voting policies and procedures in place and to monitor each Sub-adviser’s proxy voting. A description of the proxy voting policies and procedures that each Sub-adviser uses to determine how to vote proxies relating to the fund’s portfolio securities are included in Appendix B to this SAI. With regards to the Allocation Funds, to the extent a proxy proposal is presented with respect to an Underlying Fund, whether or not the proposal would present an issue as to which AXA Equitable could be deemed to have a conflict of interest, AXA Equitable will vote shares held by an Allocation Fund it manages either for or against approval of the proposal, or as an abstention, in the same proportion as the shares for which the Underlying Fund’s other shareholders have voted. Information regarding how the funds voted proxies relating to their portfolio securities during the most recent 12-month period ended June 30 is available (1) on the Trust’s website at www.axaenterprise.com and (2) on the SEC’s website at http://www.sec.gov.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

Information concerning purchase and redemption of shares of the funds, as well as information concerning computation of net asset value per share is set forth in the Prospectus.

Each fund has five separate classes of shares: Class A, B, C, P and Y shares. Class P shares are no longer available for investment. Each class of shares of a fund represents an identical interest in the investment portfolio of that fund and has the same rights, except that (i) each class may bear differing amounts of certain class-specific expenses, (ii) Class A shares are subject to an initial sales charge and an ongoing distribution fee and service fee, (iii) Class B and Class C shares are subject to a contingent deferred sales charge (“CDSC”) and an ongoing distribution fee and service fee, (iv) Class P shares are subject to an initial sales charge and an ongoing service fee, (v) only Class B shares have a conversion feature; (vi) the Class A, B, C and P shares have exclusive voting rights with respect to matters related to distribution and servicing expenditures; (vii) Class Y shares are not subject to any sales charge or any distribution, account maintenance or service fee, and (viii) the classes have separate exchange privileges. In addition, the income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee or service fee, if any, payable by that class. The distribution-related fees paid with respect to any class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

Fund shares are purchased at the net asset value next determined, plus the applicable sales charge, after the application for purchase of shares is received by the Trust’s transfer agent, Boston Financial Data Services, Inc. (the “Transfer Agent”), or approved financial intermediary. At the election of the investor, the sales charge may be imposed at the time of purchase (Class A and Class P shares) or may be deferred (Class B and Class C shares and Class A and Class P shares in excess of $1,000,000) (or $100,000 in the case of certain employee benefit plans qualified under Sections 401, 403 and 408 of the Code or participants of such plans, or $500,000 in the case of traditional Individual Retirement Accounts (“IRAs”), IRA rollovers, Coverdell ESAs or Roth IRAs) held for more than 12 months). Purchases can be made through most investment dealers who, as part of the service they provide, must transmit orders promptly.

Exemptions from Classes A, B, C and P CDSC

No CDSC will be imposed when a shareholder redeems Class A, B, C or P shares in the following instances: (a) shares or amounts representing increases in the value of an account above the net cost of the investment due to increases in the net asset value per share; (b) shares acquired through reinvestment of income dividends or capital gains distributions; (c) shares acquired by exchange from any AXA Enterprise Fund, where the exchanged shares would not have been subject to a CDSC upon redemption; and (d) Class A shares purchased in the amount of $1 million (or $100,000 in the case of certain employee benefit plans qualified under Sections 401, 403 and 408 of the Internal Revenue Code or participants of such plans, or $500,000 in the case of traditional IRAs, IRA rollovers, Coverdell ESAs or Roth IRAs) or more if held for more than twelve (12) months, Class B shares held for more than six years, Class C shares held for more than one year, and Class P shares purchased in the amount of $1 million or more if held for more than one year.

In determining whether the Class A, B, C or P CDSC is payable, it will be assumed that shares that are not subject to a CDSC are redeemed first and that other shares are then redeemed in the order purchased. No CDSC will be imposed on exchanges to purchase shares of another AXA Enterprise Fund although a CDSC will be imposed on shares (when redeemed) of the acquired fund purchased by exchange of shares subject to a CDSC. The holding period of shares subject to a CDSC that are exchanged will be deemed to commence as of the date of the initial investment.

Special Fiduciary Relationships.    The CDSC will not apply with respect to purchases of Class A shares for which the selling dealer is not permitted to receive a sales load or redemption fee imposed on a shareholder with whom such dealer has a fiduciary relationship. In accordance with the provisions of the CDSC exemption, such dealer agrees to the reimbursement provision described below, and no sales charge will be imposed on sales. In addition, the Distributor will pay to the selling dealer a commission described in the Prospectus.

In the event of a redemption of any such shares within 12 months of purchase, the selling dealer will reimburse the Distributor for the amount of commission paid less the amount of the distribution fee with respect to such shares.

Services for Investors

For the convenience of investors, the following plans are available. Investors should realize that none of these plans can guarantee profit or insure against loss.

Automatic Reinvestment Plan.    All shareholders, unless they request otherwise, are enrolled in the Automatic Reinvestment Plan under which dividends and capital gain distributions on their shares are automatically reinvested in shares of the same class of the distributing fund(s) at the net asset value per share computed on the record date of such dividends and distributions. The Automatic Reinvestment Plan may be terminated by participants or by the Trust at any time. No sales charge is applied upon reinvestment of dividends or capital gains distributions.

Automatic Bank Draft Plan.    An Automatic Bank Draft Plan is available for investors who wish to purchase shares of one or more of the funds in amounts of $50 or more on a regular basis by having the amount of the investment automatically deducted from the investor’s checking account. The minimum initial investment for this Plan is $250. Forms authorizing this service for applicable classes of shares are available from the Trust.

Automatic Investment Plan.    An investor may debit any class of a fund account on a monthly basis for automatic investments into one or more of the other funds of the same class. The minimum initial investment for the funds is $2,000 for each fund, except for

•	Accounts established with an automatic bank draft plan (minimum $250 to open/$50 subsequent)

•	Accounts established in a broker/dealer wrap program with which the funds, its Manager or its Distributors, have an agreement. Such accounts will be subject to a $1,000 minimum for each Fund.

•	Traditional and Roth IRA Accounts (minimum $250 to open/$50 subsequent)

•	529 Accounts ($25 per portfolio or $15 per portfolio if the account is funded by investing through an automatic purchase plan or payroll deduction)

•	Coverdell Education Savings Accounts (minimum $250 to open/$50 subsequent)

•	Corporate retirement plans, such as 401(k) and 403(b) plans

Accounts are required to maintain a balance of $1,500 to avoid the low minimum balance fee, unless they qualify for an exemption as outlined above. Existing shareholders must meet the $2,000 minimum if they open a new account in another fund or wish to establish a new account by exchanging money from an existing account.

Letter of Intent Investments.    Any investor may execute a Letter of Intent covering purchases of Class A shares of $100,000 or more, at the public offering price, of fund shares to be made within a period of 13 months. A reduced sales charge will be applicable to the total dollar amount of Class A shares purchased in the 13-month period provided at least $100,000 is purchased. The minimum initial investment under a Letter of Intent is 5% of the amount indicated in the Letter of Intent. Class A shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in the name of the investor) to secure payment of the higher sales charge applicable to the shares actually purchased if the full amount indicated is not purchased, and such escrowed shares will be involuntarily redeemed to pay the additional sales charge, if necessary. When the full amount indicated has been purchased, the escrow will be released.

Investors wishing to enter into a Letter of Intent in conjunction with their investment in Class A shares of the funds should complete the appropriate portion of the new account application.

Right of Accumulation Discount.    Investors who make an additional purchase of a class of shares of a fund which, when combined with the value of their existing aggregate holdings of Class A shares of that fund and all other AXA Enterprise Funds, each calculated at the then applicable net asset value per share or the initial purchase price less any redemption, whichever is higher, at the time of the additional purchase, equals $100,000 or more, will be entitled to the reduced sales charge shown under “How Sales Charges are Calculated—Class A Shares” in the Prospectus on the full amount of each additional purchase. For purposes of determining the discount, holdings of fund shares of the investor’s spouse, immediate family or accounts controlled by the investor, whether as a single investor or trustee, will be aggregated upon notification of applicable accounts from the investor.

Systematic Withdrawal Plan.    Investors may elect a Systematic Withdrawal Plan under which a fixed sum will be paid monthly, quarterly, or annually. There is no minimum withdrawal payment required. Shares in the Plan are held on deposit in noncertificate form and any capital gain distributions and dividends from investment income are invested in additional shares of the fund(s) at net asset value. Shares in the Plan account are then redeemed at net asset value to make each withdrawal payment. Redemptions for the purpose of withdrawals are made on or about the 15th day of the month of payment at that day’s closing net asset value, and checks are mailed within five days of the redemption date. Such distributions and dividends are subject to applicable taxation.

Because withdrawal payments may include a return of principal, redemptions for the purpose of making such payments may reduce or even use up the investment, depending upon the size of the payments and the fluctuations of the market price of the underlying fund securities. For this reason, the payments cannot be considered as a yield of income on the investment.

Retirement Plans.    The Trust offers various Retirement Plans: IRA (generally for all individuals with employment income); 403(b)(7) plans (for employees of certain tax-exempt organizations and schools); and corporate pension and profit sharing (including a 401(k)) plans. For full details as to these plans, you should request a copy of the plan document from the Transfer Agent. After reading the plan, you may wish to consult a competent financial or tax advisor if you are uncertain that the plan is appropriate for your needs.

Conversion of Class B Shares

Class B shares will automatically convert to Class A shares of the same fund eight years after the end of the calendar month in which the first purchase order for Class B shares was accepted, on the basis of the relative net asset values of the two classes and subject to the following terms: Class B shares acquired through the reinvestment of dividends and distributions (“reinvested Class B shares”) will be converted to Class A shares on a pro rata basis only when Class B shares not acquired through reinvestment of dividends or distributions (“purchased Class B shares”) are converted. The portion of reinvested Class B shares to be converted will be determined by the ratio that the purchased Class B shares eligible for conversion bear to the total amount of purchased Class B shares eligible in the shareholder’s account. For the purposes of calculating the holding period for conversion of, Class B shares, the date of initial issuance means the sooner of: (a) the date on which the issuance of Class B shares occurred, or (b) for Class B shares obtained by an exchange or series of exchanges, the date on which the issuance of the original Class B shares occurred. This conversion to Class A shares will relieve Class B shares that have been outstanding for at least eight years (a period of time sufficient for the Distributor to have been compensated for distribution expenses related to such Class B shares) from the higher ongoing distribution fee paid by Class B shares. Only Class B shares have this conversion feature.

Exchange Privilege

Exchange of Class A Shares. Class A shares of all funds are exchangeable for Class A shares of any other AXA Enterprise Fund, which currently includes funds of the Trust and funds comprising AXA Enterprise Funds Trust and The Enterprise Group of Funds, Inc. Class A shares of any fund cannot be exchanged for Class B, C, P or Y shares of any other AXA Enterprise Fund.

Exchange of Class B Shares. Class B shares of all funds are exchangeable for Class B shares of any other AXA Enterprise Fund. Class B shares of any fund cannot be exchanged for Class A, C, P or Y shares of any other AXA Enterprise Fund.

Exchange of Class C Shares. Class C shares of all funds are exchangeable for Class C shares of any other AXA Enterprise Fund. Class C shares of any fund cannot be exchanged for Class A, B, P or Y shares of any other AXA Enterprise Fund.

Exchange of Class P Shares. Class P shares of all funds are exchangeable for Class P shares of any other AXA Enterprise Fund. Class P shares of any fund cannot be exchanged for Class A, B, C or Y shares of any other AXA Enterprise Fund.

Exchange of Class Y Shares. Class Y shares of all funds are exchangeable for Class Y shares of any other AXA Enterprise Fund. Class Y shares of any fund cannot be exchanged for Class A, B, C or P shares of any other AXA Enterprise Fund.

The minimum initial investment rules applicable to a fund apply to any exchange where the exchange results in a new account being opened in such fund. Exchanges into existing accounts are not subject to a minimum amount.

Shares of a fund that are not subject to a CDSC exchange will be processed at the net asset value next determined after the Transfer Agent or approved financial intermediary receives your exchange request. Shares of a fund that are subject to a CDSC will be exchangeable on the basis of the relative net asset value per share without payment of any CDSC which might otherwise be due upon redemption of the shares of the fund. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the fund is “tacked” onto the holding period for the newly acquired shares of the other fund. The exchange feature may be modified or discontinued at any time, upon notice to shareholders in accordance with applicable rules adopted by the SEC. Your exchange may be processed only if the shares of the fund to be acquired are eligible for sale in your state and if the exchange privilege may be legally offered in your state.

An exchange represents the sale of shares of one fund and the purchase of shares of another, which may produce a gain or loss for tax purposes.

Redemptions — General

Payment for redeemed shares is ordinarily made within seven days after receipt by the Transfer Agent of redemption instructions in proper form. The redemption privilege may be suspended or payment may be postponed for more than seven days during any period when: (1) the New York Stock Exchange (“NYSE”) is closed other than for customary weekend or holiday closings or trading thereon is restricted as determined by the SEC; (2) an emergency, as defined by the SEC, exists making trading of fund securities or valuation of net assets not reasonably practicable; or (3) the SEC has by order permitted such suspension or delay.

As more fully described in the prospectus, a fee of 2% of the current net asset value of the shares being redeemed may be assessed and retained by the fund under certain circumstances.

The Trust reserves the right to redeem an account at its option upon not less than 45 days’ written notice to a shareholder if an account’s net asset value is $500 or less and remains so during the notice period.

Redemptions In Kind

The Trust’s organizational documents provide that it may redeem its shares in cash or with a pro rata portion of the assets of the Trust. To date, all redemptions have been made in cash, and the Trust anticipates that all redemptions will be made in cash in the future. The Trust has elected, pursuant to Rule 18f-1 under the 1940 Act, to commit itself to pay in cash all requests for redemption by any shareholder of record, limited in amount with respect to each shareholder during any 90-day period to the lesser of: (i) $250,000; or (ii) 1% of the net asset value of the Trust at the beginning of such period. If shares are redeemed through a distribution of assets of the Trust, the recipient would incur brokerage commissions upon the sale of such securities.

Determination of Net Asset Value

The Trust will offer and sell its shares based on each fund’s net asset value per share, which will be determined in the manner set forth below.

The net asset value of the shares of each class of each fund will be determined once daily, immediately after the declaration of dividends, if any, at the close of regular trading on the NYSE on the days the NYSE is open for trading. This is normally 4 p.m. Eastern Time. The NYSE is closed on New Year’s Day (observed), Martin Luther King, Jr. Day, Washington’s Birthday (observed), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. The net asset value per share of each class of a fund will be computed by dividing the sum of the investments held by that fund applicable to that class, plus any cash or other assets, minus all liabilities, by the total number of outstanding shares of that class of the fund at such time. All expenses borne by the Trust and each of its classes, will be accrued daily.

The net asset value per share of each fund will be determined and computed as follows, in accordance with generally accepted accounting principles, and consistent with the 1940 Act:

•	The assets belonging to each fund will include (i) all consideration received by the Trust for the issue or sale of shares of that particular fund, together with all assets in which such consideration is invested or reinvested, (ii) all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, (iii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iv) “General Items,” if any, allocated to that fund. “General Items” include any assets, income, earnings, profits, and proceeds thereof, funds, or payments that are not readily identifiable as belonging to any particular fund. General Items will be allocated as the Trust’s Board of Trustees considers fair and equitable.

•	The liabilities belonging to each fund will include (i) the liabilities of the Trust in respect of that fund, (ii) all expenses, costs, charges and reserves attributable to that fund, and (iii) any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular fund which have been allocated as the Trust’s Board of Trustees considers fair and equitable.

Values are determined according to accepted accounting practices and all laws and regulations that apply. The assets of each fund are valued as follows:

•	Stocks listed on national securities exchanges are valued at the last sale price or official closing price or, if there is no sale or official closing price, at the latest available bid price. Securities listed on the NASDAQ exchange will be valued using the NASDAQ Official Closing Price (“NOCP”). Generally, the NOCP will be the last sales price unless the reported trade for the security is outside the range of the bid/ask price. In such cases, the NOCP will be normalized to the nearer of the bid or ask price. Other unlisted stocks are valued at their last sale price or official closing price or, if there is no reported sale during the day, at a bid price estimated by a broker.

•	Foreign securities not traded directly, or in ADRs or similar form, in the U.S. are valued at representative quoted prices from the primary exchange in the currency of the country of origin. Foreign currency is converted into U.S. dollar equivalent at current exchange rates.

•	U.S. Treasury securities and other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities are valued at representative quoted prices.

•	Long-term corporate bonds may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account many factors, including institutional size, trading in similar groups of securities and any developments related to specific securities. However, when such prices are not available, such bonds are valued at a bid price estimated by a broker.

•	Short-term debt securities that mature in 60 days or less are valued at amortized cost, and short-term debt securities that mature in more than 60 days are valued at representative quoted prices.

•	Convertible preferred stocks listed on national securities exchanges or included on the NASDAQ stock market are valued as of their last sale price or, if there is no sale, at the latest available bid price.

•	Convertible bonds, and unlisted convertible preferred stocks, are valued at bid prices obtained from one or more of the major dealers in such bonds or stocks. Where there is a discrepancy between dealers, values may be adjusted based on recent premium spreads to the underlying common stocks. Convertible bonds may be matrix-priced based upon the conversion value to the underlying common stocks and market premiums.

•	Mortgage-backed and asset-backed securities are valued at prices obtained from a bond pricing service where available, or at a bid price obtained from one or more of the major dealers in such securities. If a quoted price is unavailable, an equivalent yield or yield spread quotes will be obtained from a broker and converted to a price.

•	Options are valued at their last sales price or, if not available, previous day’s sales price. Options not traded on an exchange or actively traded are valued according to fair value methods. The market value of a put or call option will usually reflect, among other factors, the market price of the underlying security.

•	Futures contracts are valued at their last sale price or, if there is no sale, at the latest available bid price.

•	Forward foreign exchange contracts are valued by interpolating between the forward and spot currency rates as quoted by a pricing service as of a designated hour on the valuation date.

•	Shares of the Underlying Funds held by the Allocation Funds, as well as shares of open-end mutual funds held by a fund, will be valued at the net asset value of the shares of such funds as described in the funds’ prospectuses.

•	Other securities and assets for which market quotations are not readily available or for which valuation cannot be provided are valued in good faith under the direction of the Board of Trustees.

Events or circumstances affecting the values of portfolio securities that occur between the closing of their principal markets and the time the net asset value is determined, such as foreign securities trading on foreign exchanges that may close before the time the net asset value is determined, may be reflected in the Trust’s calculations of net asset values for each applicable fund when the Trust deems that the particular event or circumstance would materially affect such fund’s net asset value. Such events or circumstances may be company specific, such as an earning report, country or region specific, such as a natural disaster, or global in nature. Such events or circumstances also may include significant price movements in the U.S. securities markets.

The effect of fair value pricing as described above is that securities may not be priced on the basis of quotations from the primary market in which they are traded, but rather may be priced by another method that the Trust’s Board of Trustees believes reflects fair value. As such, fair value pricing is based on subjective judgments and it is possible that the fair value may differ materially from the value realized on a sale. This policy is intended to assure that the fund’s net asset value fairly reflects security values as of the time of pricing. Also, fair valuation of a fund’s portfolio securities can serve to reduce arbitrage opportunities available to short-term traders, but there is no assurance that fair value pricing policies will prevent dilution of the fund’s NAV by those traders.

When the Trust writes a call option, an amount equal to the premium received by the Trust is included in the Trust’s financial statements as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written. When an option expires on its stipulated expiration date or the Trust enters into a closing purchase or sale transaction, the Trust realizes a gain (or loss) without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. When an option is exercised, the Trust realizes a gain or loss from the sale of the underlying security, and the proceeds of sale are increased by the premium originally received, or reduced by the price paid for the option.

The Manager and Sub-advisers may, from time to time, under the general supervision of the Board of Trustees or its valuation committee, utilize the services of one or more pricing services available in valuing the assets of the Trust. In addition, there may be occasions when a different pricing provider or methodology is used. The Manager and Sub-advisers will continuously monitor the performance of these services.

TAXATION

Each fund is treated for federal tax purposes as a separate corporation. A fund that satisfies the requirements to be treated as a regulated investment company under the Code (“RIC”) (described below under “Qualification as a Regulated Investment Company”) will not be subject to federal income or excise tax on any of its net investment income or net realized capital gains that it timely distributes to its shareholders. Certain technical rules are prescribed for computing net investment income and net capital gains. For example, dividends are generally treated as received on the ex-dividend date. Also, certain foreign currency losses and capital losses arising after October 31 of a given year may be treated as if they arise on the first day of the next taxable year.

Backup Withholding.    Each fund is required to withhold 28% of all dividends, capital gain distributions and redemption proceeds otherwise payable to individuals and certain other non-corporate shareholders who do not provide the fund or AXA Equitable with a correct taxpayer identification number. Withholding at that rate also is required from dividends and capital gain distributions otherwise payable to those shareholders who otherwise are subject to backup withholding.

Sale or Exchange of Fund Shares.    A shareholder’s sale (redemption) of fund shares may result in a taxable gain or loss, depending on whether the shareholder receives more or less than his or her adjusted basis in the shares. In addition, if a fund’s shares are bought (including shares bought pursuant to the Automatic Reinvestment Plan) within 30 days before or after redeeming other shares of the fund at a loss, all or a portion of that loss will not be deductible and will increase the basis in the newly purchased shares.

Class A and Class P Shareholders.    A special tax rule applies when a shareholder redeems or exchanges Class A or P shares within 90 days of purchase and subsequently acquires Class A or P shares of the same or another AXA Enterprise Fund without paying a sales charge due to the 90-day reinstatement privilege or the exchange privilege. In these cases, any gain on the redemption or exchange of the original Class A or P shares would be increased, or any loss would be decreased, by the amount of the sales charge paid when those shares were bought, and that amount would increase the basis in the fund shares subsequently acquired.

Conversion of Class B Shares.    A shareholder will recognize no gain or loss as a result of a conversion of Class B shares to Class A shares.

Qualification as a Regulated Investment Company.    Each fund has elected to be, and intends to continue to qualify each taxable year for treatment as, a RIC. To so qualify, a fund must distribute to its shareholders for each taxable year at least 90% of its investment company income (consisting generally of net investment income, the excess of net short-term capital gain over net long-term capital loss and, for some funds, net gain from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) (“Distribution Requirement”). Each fund also must meet several additional requirements, including the following: (1) the fund must derive at least 90% of its gross income each taxable year from (a) dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in securities or those currencies, and (b) as a result of the American Jobs Creation Act of 2004, net income from an interest in a “qualified publicly traded partnership” (“QPTP”) (“Income Requirement”); (2) at the close of each quarter of the fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities that are limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund’s total assets and that does not represent more than 10% of the issuer’s outstanding voting securities (equity securities of QPTPs being considered voting securities for these purposes); and (3) at the close of each quarter of the fund’s taxable year, not more than 25% of the value of its total assets may be invested in (a) securities (other than U.S. government securities or the securities of other RICs) of any one issuer, (b) securities (other than securities of other RICs) of two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses or (c) securities of one or more QPTPs.

If a fund failed to qualify for treatment as a RIC for any taxable year, (1) it would be taxed as an ordinary corporation on its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions that otherwise would be distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss), as dividends to the extent of the fund’s earnings and profits, taxable as ordinary income (except that, for individual shareholders, the part thereof that is “qualified dividend income” would be subject to federal income tax at the rate for net capital gain -- a maximum of 15%); those dividends would be eligible for the dividends-received deduction available to corporations under certain circumstances. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

Distributions.    Dividends and other distributions a fund declares in October, November or December of any year that are payable to its shareholders of record on a date in any of those months will be deemed to have been paid by the fund and received by the shareholders on December 31 of that year if the fund pays the distributions during the following January.

A portion of the dividends from a fund (whether paid in cash or in additional fund shares) may be “qualified dividend income” (as described in the Prospectus) (“QDI”) and also maybe eligible for the dividends-received deduction allowed to corporations. The eligible portion for a fund may not exceed the aggregate dividends it receives from U.S. corporations (and capital gain distributions thus are not eligible for the deduction). However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax.

If fund shares are sold at a loss after being held for six months or less, the loss will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received thereon.

Taxation of Fund Operations.    Each fund will be subject to a nondeductible 4% excise tax (“Excise Tax”) to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for the calendar year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and interest a fund receives, and gains it realizes, on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

If more than 50% of the value of the International Equity Fund’s total assets at the close of its taxable year consists of securities of foreign corporations, it will be eligible to, and may, file an election with the Internal Revenue Service that will enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to any foreign taxes it paid. Pursuant to the election, the fund would treat those taxes as dividends paid to its shareholders and each shareholder (1) would be required to include in gross income, and treat as paid by him or her, his or her proportionate share of those taxes, (2) would be required to treat his or her share of those taxes and of any dividend the fund paid that represents income from foreign or U.S. possessions sources as his or her own income from those sources and (3) could either use the foregoing information in calculating the foreign tax credit against his or her federal income tax or, alternatively, deduct the foreign taxes deemed paid by him or her in computing his or her taxable income. The fund will report to its shareholders shortly after each taxable year their respective shares of foreign taxes paid to, and the income from sources within, foreign countries and U.S. possessions if it makes this election. Individuals who have no more than $300 ($600 for married persons filing jointly) of creditable foreign taxes included on Forms 1099 and all of whose foreign source income is “qualified passive income” may elect each year to be exempt from the extremely complicated foreign tax credit limitation, in which event they would be able to claim a foreign tax credit without having to file the detailed Form 1116 that otherwise is required.

Each fund may invest in the stock of PFICs if that stock is a permissible investment. A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any “excess distribution” it receives on the stock of a PFIC or of any gain from disposition of that stock (collectively “PFIC income”), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. A fund’s distributions attributable to PFIC income will not be eligible for the 15% maximum federal income tax rate on QDI.

If a fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF’s annual ordinary earnings and net capital gain (which it likely would have to distribute to satisfy the Distribution Requirement and avoid imposition of the Excise Tax), even if the QEF does not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain of its requirements.

Each fund may elect to “mark to market” its stock in any PFIC. “Marking-to-market,” in this context, means including in gross income (as ordinary income) each taxable year the excess, if any, of the fair market value of a PFIC’s stock over a fund’s adjusted basis therein as of the end of that year. Pursuant to the election, a fund also would be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the fund included in income for prior taxable years under the election. A fund’s adjusted basis in each PFIC’s stock with respect to which it has made the election will be adjusted to reflect the amounts of income included and deductions taken thereunder.

Investors should be aware that a fund may not be able, at the time it acquires a foreign corporation’s shares, to ascertain whether the corporation is a PFIC and that a foreign corporation may become a PFIC after a fund acquires shares therein. While each fund generally will seek to avoid investing in PFIC shares to avoid the tax consequences detailed above, there are no guarantees that it will be able to do so, and each fund reserves the right to make such investments as a matter of its investment policy.

The use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures and forward contracts a fund derives with respect to its business of investing in securities or foreign currencies, will be treated as qualifying income under the Income Requirement.

Certain futures contracts (other than “securities futures contracts,” as defined in section 1234B(c) of the Code), foreign currency contracts and “nonequity” options (i.e., certain listed options, such as those on a “broad-based” securities index) in which a fund may invest may be subject to section 1256 of the Code (“section 1256 contracts”). Any section 1256 contracts a fund holds at the end of its taxable year generally must be “marked-to-market” (that is, treated as having been sold at that time for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on these deemed sales, and 60% of any net realized gain or loss from any actual sales of section 1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount that a fund must distribute to satisfy the Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to the shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to the fund. A fund may elect not to have the foregoing rules apply to any “mixed straddle” (that is, a straddle, clearly identified by the fund in accordance with the regulations, at least one (but not all) of the positions of which are section 1256 contracts), although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends that must be distributed.

Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of each foreign-currency-denominated debt security that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to exchange rate fluctuations between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund’s investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of its net capital gain. If these losses exceed other investment company taxable income during a taxable year, a fund would not be able to distribute any dividends, and any distributions made during that year before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as a dividend, thereby reducing each shareholder’s basis in his or her fund shares.

Offsetting positions in any actively traded security, option, futures or forward contract a fund enters into or holds may constitute a “straddle” for federal income tax purposes. Straddles are subject to certain rules that may affect the amount, character and timing of a fund’s gains and losses with respect to positions of the straddle by requiring, among other things, that (1) loss realized on disposition of one position of a straddle be deferred to the extent of any unrealized gain in an offsetting position until the latter position is disposed of, (2) the fund’s holding period in certain straddle positions not begin until the straddle is terminated (possibly resulting in gain being treated as short-term rather than long-term capital gain) and (3) losses recognized with respect to certain straddle positions, that otherwise would constitute short-term capital losses, be treated as long-term capital losses. Applicable regulations also provide certain “wash sale” rules, which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and “short sale” rules applicable to straddles. Different elections are available to the funds, which may mitigate the effects of the straddle rules, particularly with respect to mixed straddles.

When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less (or more) than the premium it received when it wrote the option. When a covered call option written by a fund is exercised, the fund will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the sum of the option price received on the exercise plus the premium received when it wrote the option is more or less than the underlying security’s basis.

If a fund has an “appreciated financial position” — generally, an interest (including an interest through an option, futures or forward contract or short sale) with respect to any stock, debt instrument (other than “straight debt”) or partnership interest the fair market value of which exceeds its adjusted basis — and enters into a “constructive sale” of the position, the fund will be treated as having made an actual sale thereof, with the result that gain will be recognized at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to a fund’s transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund’s risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

A fund that acquires zero coupon or other securities issued with OID and/or TIIS, on which principal is adjusted based on changes in the Consumer Price Index, must include in its gross income the OID that accrues on those securities, and the amount of any principal increases on TIIS, during the taxable year, even if the fund receives no corresponding payment on them during the year. Similarly, a fund that invests in payment-in-kind bonds must include in its gross income securities it receives as “interest” on those bonds. Each fund has elected similar treatment with respect to securities purchased at a discount from their face value (“market discount”). Because a fund annually must distribute substantially all of its investment company taxable income, including any accrued OID, market discount and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions would have to be made from the fund’s cash assets or from the proceeds of sales of portfolio securities, if necessary. The fund might realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

OTHER INFORMATION

Delaware Statutory Trust.    The Trust is an entity of the type commonly known as a Delaware statutory trust. Although Delaware law statutorily limits the potential liabilities of a Delaware statutory trust’s shareholders to the same extent as it limits the potential liabilities of a Delaware corporation, shareholders of a fund could, under certain conflicts of laws jurisprudence in various states, be held personally liable for the obligations of the Trust or a fund. However, the trust instrument of the Trust disclaims shareholder liability for acts or obligations of the Trust or its series (the funds) and requires that notice of such disclaimer be given in each written obligation made or issued by the trustees or by any officers or officer by or on behalf of the Trust, a series, the trustees or any of them in connection with the Trust. The trust instrument provides for indemnification from a fund’s property for all losses and expenses of any fund shareholder held personally liable for the obligations of the fund. Thus, the risk of a shareholder’s incurring financial loss on account of shareholder liability is limited to circumstances in which a fund itself would be unable to meet its obligations, a possibility that AXA Equitable believes is remote and not material. Upon payment of any liability incurred by a shareholder solely by reason of being or having been a shareholder of a fund, the shareholder paying such liability will be entitled to reimbursement from the general assets of the fund. The Trustees intend to conduct the operations of the funds in such a way as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the funds.

Classes of Shares.    Each fund consists of Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares. A share of each class of a fund represents an identical interest in that fund’s investment portfolio and has the same rights, privileges and preferences. However, each class may differ with respect to sales charges, if any, distribution and/or service fees, if any, other expenses allocable exclusively to each class, voting rights on matters exclusively affecting that class, and its exchange privilege, if any. The different sales charges and other expenses applicable to the different classes of shares of the funds will affect the performance of those classes. Each share of a fund is entitled to participate equally in dividends, other distributions and the proceeds of any liquidation of that fund. However, due to the differing expenses of the classes, dividends and liquidation proceeds on Class A, Class B, Class C, Class P and Class Y shares will differ.

Voting Rights.    Shareholders of each fund are entitled to one vote for each full share held and fractional votes for fractional shares held. Voting rights are not cumulative and, as a result, the holders of more than 50% of all the shares of the funds as a group may elect all of the Trustees of the Trust. The shares of each series of the Trust will be voted separately, except when an aggregate vote of all the series of the Trust is required by law.

Shareholder Meetings.    The Trust does not hold annual meetings. Shareholders of record of no less than two-thirds of the outstanding shares of the Trust may remove a Trustee through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose. A meeting will be called to vote on the removal of a Trustee at the written request of holders of 10% of the outstanding shares of the Trust.

Class-Specific Expenses.    Each fund may determine to allocate certain of its expenses (in addition to service and distribution fees) to the specific classes of its shares to which those expenses are attributable. For example, Class B and Class C shares bear higher transfer agency fees per shareholder account than those borne by Class A, Class P or Class Y shares. The higher fee is imposed due to the higher costs incurred by the transfer agent in tracking shares subject to a contingent deferred sales charge because, upon redemption, the duration of the shareholder’s investment must be determined in order to determine the applicable charge. Although the transfer agency fee will differ on a per account basis as stated above, the specific extent to which the transfer agency fees will differ between the classes as a percentage of net assets is not certain, because the fee as a percentage of net assets will be affected by the number of shareholder accounts in each class and the relative amounts of net assets in each class.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, serves as the Trust’s independent registered public accounting firm. PwC is responsible for auditing the annual financial statements of the Trust.

Custodian

JPMorgan Chase Bank (“Chase”), 4 Chase MetroTech Center, Brooklyn, New York 11245, serves as custodian of the Trust’s portfolio securities and other assets. Under the terms of the custody agreement between the Trust and Chase, Chase maintains cash, securities and other assets of the funds. Chase is also required, upon the order of the Trust, to deliver securities held by Chase, and to make payments for securities purchased by the Trust. Chase has also entered into sub-custodian agreements with a number of foreign banks and clearing agencies, pursuant to which portfolio securities purchased outside the U.S. are maintained in the custody of these entities.

Transfer Agent

Boston Financial Data Services, Inc., 330 West 9th Street, Kansas City, MO 64105, serves as the transfer agent and dividend disbursing agent for the Trust.

Counsel

Kirkpatrick & Lockhart Nicholson Graham LLP, 1601 K Street, N.W., Washington, D.C. 20006, serves as counsel to the Trust. Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, serves as counsel to the Independent Trustees of the Trust.

FINANCIAL STATEMENTS

The audited financial statements for the year ended October 31, 2005, including the financial highlights, appearing in the Trust’s Annual Report to Shareholders, filed electronically with the SEC on January 9, 2006 (File No. 811-10507), are incorporated by reference and made a part of this document.

APPENDIX A

DESCRIPTION OF COMMERCIAL PAPER RATINGS

A-1 and Prime-1 Commercial Paper Ratings

The rating A-1 (including A-1+) is the highest commercial paper rating assigned by Standard & Poor’s. Commercial paper rated A-1 by Standard & Poor’s has the following characteristics:

•	liquidity ratios are adequate to meet cash requirements;

•	long-term senior debt is rated “A” or better;

•	the issuer has access to at least two additional channels of borrowing;

•	basic earnings and cash flow have an upward trend with allowance made for unusual circumstances;

•	typically, the issuer’s industry is well established and the issuer has a strong position within the industry; and

•	the reliability and quality of management are unquestioned.

Relative strength or weakness of the above factors determines whether the issuer’s commercial paper is rated A-1, A-2 or A-3. Issues rated A-1 that are determined by Standard & Poor’s to have overwhelming safety characteristics are designated A-1+.

The rating Prime-1 is the highest commercial paper rating assigned by Moody’s. Among the factors considered by Moody’s in assigning ratings are the following:

•	evaluation of the management of the issuer;

•	economic evaluation of the issuer’s industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;

•	evaluation of the issuer’s products in relation to competition and customer acceptance;

•	liquidity;

•	amount and quality of long-term debt;

•	trend of earnings over a period of ten years;

•	financial strength of parent company and the relationships which exist with the issuer; and

•	recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

DESCRIPTION OF BOND RATINGS

Bonds are considered to be “investment grade” if they are in one of the top four ratings.

Standard & Poor’s ratings are as follows:

•	Bonds rated AAA have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

•	Bonds rated AA have a very strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

•	Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

•	Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal.

Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

•	Debt rated BB, B, CCC, CC or C is regarded, on balance, as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse debt conditions.

•	The rating C1 is reserved for income bonds on which no interest is being paid.

•	Debt rated D is in default and payment of interest and/or repayment of principal is in arrears.

The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Moody’s ratings are as follows:

•	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt-edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

•	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

•	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

•	Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

•	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

•	Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

•	Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

•	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

•	Bonds which are rated C are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody’s applies modifiers to each rating classification from Aa through B to indicate relative ranking within its rating categories. The modifier “1” indicates that a security ranks in the higher end of its rating category, the modifier “2” indicates a mid-range ranking and the modifier “3” indicates that the issue ranks in the lower end of its rating category.

APPENDIX B

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST

Information as of October 31, 2005

AXA ENTERPRISE MULTIMANAGER GROWTH FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the Portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
ALLIANCE CAPITAL MANAGEMENT L.P.
William D. Baird	2	$127.1 Million	1	$852.1 Million	14	$253.6 Million	0	N/A	0	N/A	1	$29.0 Million
RCM CAPITAL MANAGEMENT LLC
Scott Migliori	1	$3.5 Million	0	N/A	34	$6.3 Billion	0	N/A	0	N/A	1	$942.8 Million
Seth Reicher	1	$40.8 Million	0	N/A	27	$860.6 Million	0	N/A	0	N/A	0	N/A
TCW INVESTMENT MANAGEMENT COMPANY
Craig C. Blum	9	$6.2 Billion	5	$1.0 Billion	175	$14.7 Billion	0	N/A	3	$1.6 Billion	6	$1.4 Billion
Stephen A. Burlingame	9	$6.2 Billion	5	$1.0 Billion	175	$14.7 Billion	0	N/A	3	$1.6 Billion	6	$1.4 Billion

ALLIANCE CAPITAL MANAGEMENT L.P.

Description of any material conflicts

Investment Professional Conflict of Interest Disclosure

As an investment adviser and fiduciary, Alliance Capital owes its clients and shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. We place the interests of our clients first and expect all of our employees to meet their fiduciary duties.

Employee Personal Trading.    Alliance Capital has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of Alliance Capital own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, Alliance Capital permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase, 401K/profit sharing plan investment and/or notionally in connection with deferred incentive compensation awards. Alliance Capital’s Code of Ethics and Business Conduct require disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by Alliance Capital. The Code also requires preclearance of all securities transactions and imposes a one-year holding period for securities purchased by employees to discourage short-term trading.

Managing Multiple Accounts for Multiple Clients.    Alliance Capital has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, Alliance Capital’s policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for our clients and is not tied specifically to the performance of any particular client’s account, nor is it directly tied to the level or change in the level of assets under management.

Allocating Investment Opportunities.    Alliance Capital has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at Alliance Capital routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

Alliance Capital’s procedures are also designed to prevent potential conflicts of interest that may arise when Alliance Capital has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which Alliance Capital could share in investment gains.

To address these conflicts of interest, Alliance Capital’s policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

Compensation

Alliance Capital’s compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for our clients, including shareholders of the AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in the level of assets under management. Investment professionals’ annual compensation is comprised of the following:

(i) Fixed base salary:    This is generally the smallest portion of compensation. The base salary is a relatively low, fixed salary within a similar range for all investment professionals. The base salary [is determined at the outset of employment based on level of experience,] does not change significantly from year-to-year, and hence, is not particularly sensitive to performance.

(ii) Discretionary incentive compensation in the form of an annual cash bonus:    Alliance Capital’s overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional’s compensation, Alliance Capital considers the contribution to his/her team or discipline as it relates to that team’s overall contribution to the long-term investment success, business results and strategy of Alliance Capital. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional’s compensation and the compensation is not tied to any pre-determined or specified level of performance. Alliance Capital also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of Alliance Capital’s leadership criteria.

(iii) Discretionary incentive compensation in the form of awards under Alliance Capital’s Partners Compensation Plan (“deferred awards”):    Alliance Capital’s overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or Alliance Capital terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of Alliance Capital’s clients and mutual fund shareholders with respect to the performance of those mutual funds. Alliance Capital also permits deferred award recipients to allocate up to 50% of their award to investments in Alliance Capital’s publicly traded equity securities.1

(iv) Contributions under Alliance Capital’s Profit Sharing/401(k) Plan: The contributions are based on Alliance Capital’s overall profitability. The amount and allocation of the contributions are determined at the sole discretion of Alliance Capital.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
William D. Baird	X

1 Prior to 2002, investment professional compensation also included discretionary long-term incentive in the form of restricted grants of Alliance Capital’s Master Limited Partnership Units.

RCM CAPITAL MANAGEMENT LLC

Description of any material conflicts

Like other investment professionals with multiple clients, a portfolio manager for a fund may face certain potential conflicts of interest in connection with managing both a fund and other accounts at the same time. The paragraphs below describe some of these potential conflicts, which RCM believes are faced by investment professionals at most major financial firms. RCM has adopted compliance policies and procedures that attempt to address certain of these potential conflicts. The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance (“performance fee accounts”), may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts.

These potential conflicts may include, among others:

•	The most attractive investments could be allocated to higher-fee accounts or performance fee accounts.

•	The trading of higher-fee accounts could be favored as to timing and/or execution price. For example, higher fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

•	The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.

A potential conflict of interest may arise when a fund and other accounts purchase or sell the same securities. On occasions when a portfolio manager considers the purchase or sale of a security to be in the best interests of a fund as well as other accounts, RCM’s trading desk may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. Aggregation of trades may create the potential for unfairness to a fund or another account if one account is favored over another in allocating securities purchased or sold - for example, by allocating a disproportionate amount of a security that is likely to increase in value to a favored account.

“Cross trades,” in which one RCM account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. RCM has adopted compliance procedures that provide that any transaction between funds and another RCM-advised account are to be made at an independent current market price, as required by law.

Another potential conflict of interest may arise based on the different investment objectives and strategies of a fund and other accounts. For example, another account may have a shorter-term investment horizon or different investment objectives, policies or restrictions than a fund. Depending on another account’s objectives or other factors, a portfolio manager may give advice and make decisions that may differ from advice given, or the timing or nature of decisions made, with respect to a fund. In addition, investment decisions are the product of many factors in addition to basic suitability for the particular account involved. Thus, a particular security may be bought or sold for certain accounts even though it could have been bought or sold for other accounts at the same time. More rarely, a particular security may be bought for one or more accounts managed by a portfolio manager when one or more other accounts are selling the security (including short sales). There may be circumstances when purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts.

A fund’s portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

A fund’s portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the Funds. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(c) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise been available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

A fund’s portfolio managers may also face other potential conflicts of interest in managing a fund, and the description above is not a complete description of every conflict that could be deemed to exist in managing both the Funds and other accounts. In addition, a fund’s portfolio manager may also manage other accounts (including their personal assets or the assets of family members) in their personal capacity. The management of these accounts may also involve certain of the potential conflicts described above. RCM’s investment personnel, including each fund’s portfolio manager, are subject to restrictions on engaging in personal securities transactions, pursuant to Codes of Ethics adopted by RCM, which contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Funds. See “Code of Ethics”.

Compensation

Each portfolio manager’s compensation consists of the following elements:

Base Salary.    Each portfolio manager is paid a fixed base salary set at a competitive level, taking into consideration the portfolio manager’s experience and responsibilities, as determined by RCM.

Annual Bonus and profit sharing opportunity.    Each portfolio manager’s compensation is directly affected by the performance of the individual portfolios he or she managers, as well as the performance of the individual’s portfolio management team and the overall success of the firm. A target bonus amount is established at the beginning of the year based on peer data. The target bonus is subject to an increase or decrease at year-end based on firm profitability and individual performance. The individual performance criterion is derived from a calculation using both quantitative and qualitative factors. Approximately 70% of the individual’s performance rating is quantitative, based on the pre-tax investment performance of the accounts managed by both the team and the individual, with 50% of the performance rating measured relative to the relevant portfolio/Fund’s benchmark and 50% of the rating measured relative to the performance of an appropriate peer group (either the relevant Fund’s Lipper or institutional peer group). Performance is calculated over a three year trailing period. The remaining 30% of the bonus is based on a qualitative review of the individual’s performance (with 10% from peer reviews and 20% from the appraisal by the individual’s manager).

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
Scott Migliori	X
Seth Reicher	X

TCW INVESTMENT MANAGEMENT COMPANY

Description of any material conflicts

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including a Fund), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad band of accounts and incentive to allocate opportunities to an account where the portfolio manager or TCW has a greater financial incentive, such as a performance fee account or where an account or fund managed by a portfolio manager has a higher fee sharing arrangement than the portfolio manager’s fee sharing percentage with respect to the Fund. The Adviser has adopted policies and procedures reasonably designed to address these types of conflicts and the Adviser believes its policies and procedures serve to operate in a manner that is fair and equitable among its clients, including the Funds.

Portfolio Managers Compensation

Portfolio managers of the Advisor are compensated through a combination of base salary, profit sharing based compensation (“profit sharing”) and equity incentive participation in the Advisor’s immediate parent, The TCW Group, Inc. and/or ultimate parent, Société Générale (“equity incentives”). Profit sharing and equity incentives generally represent most of the portfolio managers’ compensation.

Profit sharing is linked quantitatively to a fixed percentage of income relating to accounts in the investment strategy area for which the portfolio managers are responsible and is paid quarterly. While it may be determined on a gross basis, without the deduction of expenses, in most cases, revenues are allocated to a pool and profit sharing compensation is paid out after the deduction of group expenses. The profit sharing percentage used to compensate the portfolio managers for management of the Fund is generally the same as that used to compensate them for all other client accounts they manage in the same strategy for the Advisor and its affiliates under The TCW Group (collectively, “TCW”), with limited exceptions involving grandfathered accounts, firm capital of TCW or accounts sourced through a distinct distribution channel. In general, portfolio managers do not receive discretionary bonuses.

In many cases, the profit sharing percentage is subject to increase based on the relative pre-tax performance of the investment strategy composite, net of fees and expenses, to that of a benchmark. The benchmark varies from strategy to strategy but, within a given strategy, it applies to all accounts, including the Funds. The measurement of performance can be based on single year or multiple year metrics, or a combination thereof.

Certain accounts of TCW have a performance fee in addition to or in lieu of a flat asset-based fee. These performance fees can be (a) asset-based fees, the percentage of which is tied to the performance of the account relative to a benchmark or (b) a percentage of the net gains of the account over a threshold gain tied to a benchmark. For these accounts, the portfolio managers’ profit sharing compensation will apply to such performance fees. The profit sharing percentage in the case of performance fees is generally the same as it is for the profit sharing compensation applicable to the Fund; however, in the case of certain alternative investment products managed by a portfolio manager, the profit sharing percentage may be higher.

All portfolio managers participate in equity incentives providing benefits for performance of the Advisor and its affiliates, through stock ownership or participation and is in stock option or stock appreciation plans of TCW and/or Société Générale. The TCW 2001 and 2005 TCW Stock Option Plans provide eligible portfolio managers the opportunity to participate in an effective economic interest in TCW, the value of which is tied to TCW’s annual financial performance as a whole. TCW portfolio managers also participate in Société Générale’s Stock Option Plan which grants options on its common stock, the value of which may be realized after certain vesting requirements are met. Some portfolio managers are stockholders of TCW and/or Société Générale, as well.

Certain portfolio managers also participate in compensation plans that are allocated a portion of management fees, incentive fees or performance fees payable to TCW in its products, including those not managed by the portfolio managers. Portfolio managers may also participate in deferred compensation programs, the value of which is tied to their tenure at TCW and is payable upon the reaching of certain time-based milestones.

Ownership of Securities*

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Craig C. Blum	X
Stephen A. Burlingame	X

*	The TCW Code of Ethics prohibits TCW employees from purchasing or otherwise acquiring shares of any third party mutual fund advised or sub-advised by TCW. As a result, the portfolio managers did not own any shares of the fund.

AXA ENTERPRISE MULTIMANAGER CORE EQUITY FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies*		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
ALLIANCE CAPITAL MANAGEMENT L.P.
Marilyn G. Fedak	6	$240.8 Million	4	$818.11 Million	292	$9.43 Billion	0	N/A	0	N/A	1	$647.1 Million
John Mahedy	6	$240.8 Million	4	$818.11 Million		$9.43 Billion	0	N/A	0	N/A	1	$647.1 Million
Chris Marx	6	$240.8 Million	4	$818.11 Million		$9.43 Billion	0	N/A	0	N/A	1	$647.1 Million
John Phillips	6	$240.8 Million	4	$818.11 Million		$9.43 Billion	0	N/A	0	N/A	1	$647.1 Million
JANUS CAPITAL MANAGEMENT LLC
E. Marc Pinto	10	$7.03 Billion	2	$83.57 Million	28	$444.8 Million	0	N/A	0	N/A	0	N/A
THORNBURG INVESTMENT MANAGEMENT, INC.
Connor Browne*	12	$3.2 Billion	7	$1.3 Billion	1,370	$1.1 Billion	0	N/A	0	N/A	1	$697 Million
William V. Fries	27	$7.7 Billion	18	$2.1 Billion	3,357	$2.1 Billion	0	N/A	0	N/A	1	$645.3 Million
Ed Maran*	12	$3.2 Billion	7	$1.3 Billion	1,370	$1.1 Billion	0	N/A	0	N/A	1	$697 Million

*	These portfolio managers were appointed to the fund effective February 1, 2006. Information for these managers is as of January 31, 2006.

ALLIANCE CAPITAL MANAGEMENT L.P.

Description of any material conflicts

Investment Professional Conflict of Interest Disclosure

As an investment adviser and fiduciary, Alliance Capital owes its clients and shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. We place the interests of our clients first and expect all of our employees to meet their fiduciary duties.

Employee Personal Trading.    Alliance Capital has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of Alliance Capital own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, Alliance Capital permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase, 401K/profit sharing plan investment and/or notionally in connection with deferred incentive compensation awards. Alliance Capital’s Code of Ethics and Business Conduct require disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by Alliance Capital. The Code also requires preclearance of all securities transactions and imposes a one-year holding period for securities purchased by employees to discourage short-term trading.

Managing Multiple Accounts for Multiple Clients.    Alliance Capital has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, Alliance Capital’s policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for our clients and is not tied specifically to the performance of any particular client’s account, nor is it directly tied to the level or change in the level of assets under management.

Allocating Investment Opportunities.    Alliance Capital has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at Alliance Capital routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

Alliance Capital’s procedures are also designed to prevent potential conflicts of interest that may arise when Alliance Capital has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which Alliance Capital could share in investment gains.

To address these conflicts of interest, Alliance Capital’s policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

Compensation

Alliance Capital’s compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for our clients, including shareholders of the AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in the level of assets under management. Investment professionals’ annual compensation is comprised of the following:

(i) Fixed base salary:    This is generally the smallest portion of compensation. The base salary is a relatively low, fixed salary within a similar range for all investment professionals. The base salary [is determined at the outset of employment based on level of experience,] does not change significantly from year-to-year, and hence, is not particularly sensitive to performance.

(ii) Discretionary incentive compensation in the form of an annual cash bonus:    Alliance Capital’s overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional’s compensation, Alliance Capital considers the contribution to his/her team or discipline as it relates to that team’s overall contribution to the long-term investment success, business results and strategy of Alliance Capital. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional’s compensation and the compensation is not tied to any pre-determined or specified level of performance. Alliance Capital also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of Alliance Capital’s leadership criteria.

(iii) Discretionary incentive compensation in the form of awards under Alliance Capital’s Partners Compensation Plan (“deferred awards”):    Alliance Capital’s overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or Alliance Capital terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of Alliance Capital’s clients and mutual fund shareholders with respect to the performance of those mutual funds. Alliance Capital also permits deferred award recipients to allocate up to 50% of their award to investments in Alliance Capital’s publicly traded equity securities.1

(iv) Contributions under Alliance Capital’s Profit Sharing/401(k) Plan:    The contributions are based on Alliance Capital’s overall profitability. The amount and allocation of the contributions are determined at the sole discretion of Alliance Capital.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Marilyn G. Fedak	X
John Mahedy	X
Chris Marx	X
John Phillips	X

JANUS CAPITAL MANAGEMENT LLC

Description of any material conflicts

As shown in the accompanying table, the portfolio manager may manage other accounts with investment strategies similar to the Fund. Fees may vary among these accounts and the portfolio manager may personally invest in some but not all of these accounts. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in other accounts outperforming the Fund. A conflict may also exist if a portfolio manager identified a limited investment opportunity that may be appropriate for more than one account, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the portfolio manager may execute transactions for another account that may adversely impact the value of securities held by the Fund. However, these risks may be mitigated by the fact that accounts with like investment strategies managed by a particular portfolio manager may be generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors.

Compensation

The following describes the structure and method of calculating the portfolio manager’s compensation as of January 1, 2005.

The portfolio manager is compensated by Janus Capital for managing the Fund and any other funds, portfolios or accounts managed by the portfolio manager (collectively, the “Managed Funds”) through two components: fixed compensation and variable compensation.

Fixed Compensation:    Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as the complexity of managing funds and other accounts, scope of responsibility (including assets under management), tenure and long-term performance as a portfolio manager.

Variable Compensation:    Variable compensation is paid in the form of cash and long-term incentive awards (consisting of Janus Capital Group Inc. restricted stock, stock options and a cash deferred award

[1]	Prior to 2002, investment professional compensation also included discretionary long-term incentive in the form of restricted grants of Alliance Capital’s Master Limited Partnership Units.

aligned with Janus fund shares). Variable compensation is structured to pay the portfolio manager primarily on individual performance, with additional compensation available for team performance and a lesser component based on net asset flows in the Managed Funds. Variable compensation is based on pre-tax performance of the Managed Funds.

The portfolio manager’s individual performance compensation is determined by applying a multiplier tied to the Managed Funds’ aggregate asset-weighted Lipper peer group performance ranking for one- and three-year performance periods, if applicable, with a greater emphasis on three year results. The multiplier is applied against the portfolio manager’s fixed compensation. The portfolio manager is also eligible to receive additional individual performance compensation if the Managed Funds achieve a certain rank in their Lipper peer performance groups in each of three, four, or five consecutive years. The portfolio manager’s compensation is also subject to reduction in the event that the Managed Funds incur material negative absolute performance, and the portfolio manager will not be eligible to earn any individual performance compensation if the Managed Funds’ performance does not meet or exceed a certain ranking in their Lipper peer performance group.

The portfolio manager is also eligible to participate with other Janus equity portfolio managers in a team performance compensation pool which is derived from a formula tied to the team’s aggregate asset- weighted Lipper peer group performance ranking for the one-year performance period. Such compensation is then allocated among eligible individual equity portfolio managers at the discretion of Janus Capital. No team performance compensation is paid to any equity portfolio manager if the aggregate asset-weighted team performance for the one-year period does not meet or exceed a certain rank in the relevant Lipper peer group.

The Portfolio manager may elect to defer payment of a designated percentage of fixed compensation and/or up to all variable compensation in accordance with the Janus Executive Income Deferral Program.

The Fund’s Lipper peer group for compensation purposes is the Large-Cap Growth Funds.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
E. Marc Pinto	X

THORNBURG INVESTMENT MANAGEMENT, INC.

Description of any material conflicts

Most investment advisors and their portfolio managers manage investments for multiple clients, including mutual funds, private accounts, and retirement plans. In any case where a portfolio manager manages the investments of two or more accounts, there is a possibility that conflicts of interest could arise between the portfolio manager’s management of the fund’s investments and the manager’s management of other accounts. These conflicts could include:

•	Allocating a favorable investment opportunity to one account but not another.

•	Directing one account to buy a security before purchases through other accounts increase the price of the security in the marketplace.

•	Giving substantially inconsistent investment directions at the same time to similar accounts, so as to benefit one account over another.

•	Obtaining services from brokers conducting trades for one account, which are used to benefit another account.

Thornburg Investment Management, Inc. has informed the fund that it has considered the likelihood that any material conflicts of interest could arise between the portfolio manager’s management of the fund’s investments and the portfolio manager’s management of other accounts. Thornburg Investment Management, Inc. has also informed the fund that it has not identified any such conflicts that may arise, and has concluded that it has implemented policies and procedures to identify and resolve any such conflict if it did arise.

Compensation

The compensation of the portfolio manager includes an annual salary, annual bonus, and company-wide profit sharing. The portfolio manager also owns equity shares in the investment manager, Thornburg. Both the salary and bonus are reviewed approximately annually for comparability with salaries of other portfolio managers in the industry, using survey data obtained from compensation consultants. The annual bonus is subjective. Criteria that are considered in formulating the bonus include, but are not limited to, the following: revenues available to pay compensation of the portfolio manager and all other expenses related to supporting the accounts managed by the portfolio manager, including the fund; multiple year historical total return of accounts managed by the portfolio manager, including the fund, relative to market performance and similar funds; single year historical total return of accounts managed by the portfolio manager, including the fund, relative to market performance and similar funds; the degree of sensitivity of the portfolio manager to potential tax liabilities created for account holders in generating returns, relative to overall return. There is no material difference in the method used to calculate the portfolio manager’s compensation with respect to the fund and other accounts managed by the portfolio manager, except that certain accounts managed by the portfolio manager my have no income or capital gains tax considerations. To the extent that the portfolio manager realizes benefits from capital appreciation and dividends paid to shareholders of the investment manager, such benefits accrue from the overall financial performance of the investment manager.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Connor Browne	X
William V. Fries	X
Ed Maran	X

AXA ENTERPRISE MULTIMANAGER VALUE FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
ALLIANCE CAPITAL MANAGEMENT L.P.
Aryeh Glatter	3	$3.07 Billion	0	N/A	15	$798.6 Million	0	N/A	0	N/A	0	N/A
INSTITUTIONAL CAPITAL CORPORATION
Robert H. Lyon	17	$4.8 Billion	0	N/A	148	$8.1 Billion	0	N/A	0	N/A	9	$628.6 Million
MFS INVESTMENT MANAGEMENT
Steven R. Gorham	22	$32 Billion	2	$904.5 Million	24	$3.5 Billion	0	N/A	0	N/A	1	$422 Billion

ALLIANCE CAPITAL MANAGEMENT L.P.

Description of any material conflicts

Investment Professional Conflict of Interest Disclosure

As an investment adviser and fiduciary, Alliance Capital owes its clients and shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. We place the interests of our clients first and expect all of our employees to meet their fiduciary duties.

Employee Personal Trading.    Alliance Capital has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of Alliance Capital own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, Alliance Capital permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase, 401K/profit sharing plan investment and/or notionally in connection with deferred incentive compensation awards. Alliance Capital’s Code of Ethics and Business Conduct require disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by Alliance Capital. The Code also requires preclearance of all securities transactions and imposes a one-year holding period for securities purchased by employees to discourage short-term trading.

Managing Multiple Accounts for Multiple Clients.    Alliance Capital has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, Alliance Capital’s policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for our clients and is not tied specifically to the performance of any particular client’s account, nor is it directly tied to the level or change in the level of assets under management.

Allocating Investment Opportunities.    Alliance Capital has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at Alliance Capital routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

Alliance Capital’s procedures are also designed to prevent potential conflicts of interest that may arise when Alliance Capital has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which Alliance Capital could share in investment gains.

To address these conflicts of interest, Alliance Capital’s policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

Compensation

Alliance Capital’s compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for our clients, including shareholders of the AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in the level of assets under management. Investment professionals’ annual compensation is comprised of the following:

(i) Fixed base salary:    This is generally the smallest portion of compensation. The base salary is a relatively low, fixed salary within a similar range for all investment professionals. The base salary [is determined at the outset of employment based on level of experience,] does not change significantly from year-to-year, and hence, is not particularly sensitive to performance.

(ii) Discretionary incentive compensation in the form of an annual cash bonus:    Alliance Capital’s overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional’s compensation, Alliance Capital considers the contribution to his/her team or discipline as it relates to that team’s overall contribution to the long-term investment success, business results and strategy of Alliance Capital. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional’s compensation and the compensation is not tied to any pre-determined or specified level of performance. Alliance Capital also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of Alliance Capital’s leadership criteria.

(iii) Discretionary incentive compensation in the form of awards under Alliance Capital’s Partners Compensation Plan (“deferred awards”):    Alliance Capital’s overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or Alliance Capital terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of Alliance Capital’s clients and mutual fund shareholders with respect to the performance of those mutual funds. Alliance Capital also permits deferred award recipients to allocate up to 50% of their award to investments in Alliance Capital’s publicly traded equity securities.1

(iv) Contributions under Alliance Capital’s Profit Sharing/401(k) Plan: The contributions are based on Alliance Capital’s overall profitability. The amount and allocation of the contributions are determined at the sole discretion of Alliance Capital.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Aryeh Glatter	X

INSTITUTIONAL CAPITAL CORPORATION

Description of any material conflicts

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including a Fund), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad band of accounts and incentive to allocate opportunities to an account where the portfolio manager or Adviser has a greater financial incentive. The Adviser has adopted policies and procedures reasonably designed to address these types of conflicts and that serve to operate in a manner that is fair and equitable among its clients, including the Funds.

Compensation

Compensation for key investment professionals consists of competitive base salary, annual cash bonus, and equity ownership in the firm. A compensation committee determines the amount of bonus for each individual by examining the person’s impact on the firm’s results for the year, the contribution to performance, and service of client relationships. The performance contribution is measured both in terms of performance relative to each sector’s performance and the benchmark as a whole.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
Robert H. Lyon	X

[1]	Prior to 2002, investment professional compensation also included discretionary long-term incentive in the form of restricted grants of Alliance Capital’s Master Limited Partnership Units.

MFS INVESTMENT MANAGEMENT

Description of any material conflicts

MFS seeks to identify potential conflicts of interest resulting from a portfolio manager’s management of both the Fund and other accounts and has adopted policies and procedures designed to address such potential conflicts.

In certain instances there may be securities which are suitable for the Fund’s portfolio as well as for accounts with similar investment objectives of the Adviser or subsidiary of the Adviser. Securities transactions for the Fund and other accounts with similar investment objectives are generally executed on the same day, or the next day. Nevertheless, it may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security.

When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by MFS to be fair and equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In most cases, however, MFS believes that the Fund’s ability to participate in volume transactions will produce better executions for the Fund.

MFS does not receive a performance fee for its management of the Fund. MFS and/or a portfolio manager may have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor accounts other than the Fund — for instance, those that pay a higher advisory fee and/or have a performance fee.

Compensation

Portfolio manager total cash compensation is a combination of base salary and performance bonus:

Base Salary — Base salary represents a relatively smaller percentage of portfolio manager total cash compensation (generally below 33%) than incentive compensation.

Performance Bonus — Generally, incentive compensation represents a majority of portfolio manager total cash compensation. The performance bonus is based on a combination of quantitative and qualitative factors.

•	The quantitative portion is based on pre-tax performance of all of the accounts managed by the portfolio manager (which includes the Fund and any other accounts managed by the portfolio manager) over a one-, three- and five-year period relative to the appropriate Lipper peer group universe and/or one or more benchmark indices with respect to each account. The primary weight is given to portfolio performance over a three-year time period with lesser consideration given to portfolio performance over one- and five-year periods (adjusted as appropriate if the portfolio manager has served for shorter periods).

•	The qualitative portion is based on the results of an annual internal peer review process (conducted by other portfolio managers, analysts and traders) and management’s assessment of overall portfolio manager contributions to the investment process (distinct from portfolio performance).

Portfolio managers also typically benefit from the opportunity to participate in the MFS Equity Plan. Equity interests in MFS or its parent company are awarded by management, on a discretionary basis, taking into account tenure at MFS, contribution to the investment process and other factors.

Finally, portfolio managers are provided with a benefits package including a defined contribution plan, health coverage and other insurance, which are available to other employees of MFS on substantially similar terms. The percentage of compensation provided by these benefits depends upon the length of the individual’s tenure at MFS and salary level as well as other factors.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
Steven R. Gorham	X

AXA ENTERPRISE MULTIMANAGER MID CAP GROWTH FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
ALLIANCE CAPITAL MANAGEMENT L.P.
Bruce K. Aronow	11	$2.0 Billion	33	$233.6 Million	27	$1.6 Billion	0	N/A	0	N/A	2	$192.7 Million
N. Kumar Kirpalani	11	$2.0 Billion	33	$233.6 Million	27	$1.6 Billion	0	N/A	0	N/A	2	$192.7 Million
Samantha S. Lau	11	$2.0 Billion	33	$233.6 Million	27	$1.6 Billion	0	N/A	0	N/A	2	$192.7 Million
FRANKLIN ADVISERS, INC.
Edward B. Jamieson	3	$8.2 Billion	3	$1.4 Billion	1	$201 Million	0	N/A	0	N/A	0	N/A
Michael McCarthy	10	$11.1 Billion	4	$658 Million	2	$472 Million	0	N/A	0	N/A	0	N/A
PROVIDENT INVESTMENT COUNSEL, INC.*
Richard S. Campagna	7	$271 Million	1	$2 Million	14	$679 Million	1	$561 Million	0	N/A	0	N/A
James M. Landreth, CFA	7	$271 Million	1	$2 Million	14	$679 Million	1	$561 Million	0	N/A	0	N/A
Evelyn D. Lapham, CFA	7	$271 Million	1	$2 Million	14	$679 Million	1	$561 Million	0	N/A	0	N/A
John J. Yoon, CFA	7	$271 Million	1	$2 Million	14	$679 Million	1	$561 Million	0	N/A	0	N/A

*	Provident Investment Counsel, Inc. utilizes team management (inclusive of the portfolio managers identified which responsible for the day-to-day management of our accounts in this product.

ALLIANCE CAPITAL MANAGEMENT L.P.

Description of any material conflicts

Investment Professional Conflict of Interest Disclosure

As an investment adviser and fiduciary, Alliance Capital owes its clients and shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. We place the interests of our clients first and expect all of our employees to meet their fiduciary duties.

Employee Personal Trading.    Alliance Capital has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of Alliance Capital own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, Alliance Capital permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase, 401K/profit sharing plan investment and/or notionally in connection with deferred incentive compensation awards. Alliance Capital’s Code of Ethics and Business Conduct require disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by Alliance Capital. The Code also requires preclearance of all securities transactions and imposes a one-year holding period for securities purchased by employees to discourage short-term trading.

Managing Multiple Accounts for Multiple Clients.    Alliance Capital has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, Alliance Capital’s policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for our clients and is not tied specifically to the performance of any particular client’s account, nor is it directly tied to the level or change in the level of assets under management.

Allocating Investment Opportunities.    Alliance Capital has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at Alliance Capital routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

Alliance Capital’s procedures are also designed to prevent potential conflicts of interest that may arise when Alliance Capital has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which Alliance Capital could share in investment gains.

To address these conflicts of interest, Alliance Capital’s policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

Compensation

Alliance Capital’s compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for our clients, including shareholders of the AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in the level of assets under management. Investment professionals’ annual compensation is comprised of the following:

(i) Fixed base salary:    This is generally the smallest portion of compensation. The base salary is a relatively low, fixed salary within a similar range for all investment professionals. The base salary [is determined at the outset of employment based on level of experience,] does not change significantly from year-to-year, and hence, is not particularly sensitive to performance.

(ii) Discretionary incentive compensation in the form of an annual cash bonus:    Alliance Capital’s overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional’s compensation, Alliance Capital considers the contribution to his/her team or discipline as it relates to that team’s overall contribution to the long-term investment success, business results and strategy of Alliance Capital. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional’s compensation and the compensation is not tied to any pre-determined or specified level of performance. Alliance Capital also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of Alliance Capital’s leadership criteria.

(iii) Discretionary incentive compensation in the form of awards under Alliance Capital’s Partners Compensation Plan (“deferred awards”):    Alliance Capital’s overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or Alliance Capital terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of Alliance Capital’s clients and mutual fund shareholders with respect to the performance of those mutual funds. Alliance Capital also permits deferred award recipients to allocate up to 50% of their award to investments in Alliance Capital’s publicly traded equity securities.1

[1]	Prior to 2002, investment professional compensation also included discretionary long-term incentive in the form of restricted grants of Alliance Capital’s Master Limited Partnership Units.

(iv) Contributions under Alliance Capital’s Profit Sharing/401(k) Plan:    The contributions are based on Alliance Capital’s overall profitability. The amount and allocation of the contributions are determined at the sole discretion of Alliance Capital.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
Bruce K. Aronow	X
N. Kumar Kirpalani	X
Samantha S. Lau	X

FRANKLIN ADVISERS, INC.

Description of any material conflicts

The management of multiple funds and accounts may also give rise to potential conflicts of interest if the funds and accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his time and investment ideas across multiple funds and accounts. Franklin Advisers, Inc. seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline, such as investing in small and mid capitalization securities. Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest.

A portfolio manager may also execute transactions for another fund or account at the direction of such fund or account that may adversely impact the value of securities held by the Fund. Securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Finally, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and accounts. Franklin Advisers seeks to manage such potential conflicts by having adopted procedures, approved by the fund boards, intended to provide a fair allocation of buy and sell opportunities among Funds and other accounts.

The structure of a portfolio manager’s compensation may give rise to potential conflicts of interest. A portfolio manager’s base pay tends to increase with additional and more complex responsibilities that include increased assets under management, which indirectly links compensation to sales.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest; there is no assurance that a fund’s code of ethics will adequately address such conflicts.

Franklin Templeton Investments has adopted certain compliance procedures that are designed to address these, and other, types of conflicts. However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

Compensation

Franklin Advisers seeks to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals. Portfolio managers receive a base salary, an incentive bonus opportunity, an equity compensation opportunity, and a benefits package. Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager’s level of responsibility and Franklin Templeton budget guidelines. Each portfolio manager’s compensation consists of the following three elements:

Base salary.    Each portfolio manager is paid a base salary.

Annual bonus.    Each portfolio manager is eligible to receive an annual bonus. Franklin Templeton feels that portfolio managers should have some deferred or equity-based compensation in order to build a vested interest in the company and its shareholders. With this in mind, bonuses generally are split between cash (65%) and restricted shares of Franklin Resources stock (35%). Larger bonus awards are 50% cash and 50% in restricted shares of Franklin Resources stock. The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving superior investment performance and aligns the financial incentives of Franklin Advisers and the portfolio manager. Any bonus under the plan is completely discretionary. While the amount of any bonus is discretionary, the following factors are generally used in determining bonuses under the plan:

•	Investment Performance: The historic investment performance of all accounts managed by the portfolio manager is considered. The pre-tax performance of each account is measured relative to an appropriate peer group benchmark (for example, a Lipper small cap growth peer group if the fund invests primarily in small cap stocks with a growth strategy) and securities market index (for example, the Russell 2000 Growth Index).

•	Non-Investment Performance: The more qualitative contributions of a portfolio manager to Franklin Advisers’ business and the investment management team, including professional knowledge, productivity, responsiveness to client needs and communication, are evaluated in determining the amount of any bonus award.

Additional long term equity-based compensation.    Portfolio managers may be awarded options to purchase common shares of Franklin Resources stock that would permit the portfolio to purchase a set amount of shares at the market price on the date of grant. Some portfolio managers may be granted additional restricted shares of Franklin Resources stock. Awards of such equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Edward B. Jamieson	X
Michael McCarthy	X

PROVIDENT INVESTMENT COUNSEL, INC.

Description of any material conflicts

At Provident, individual portfolio managers may manage multiple accounts for multiple clients. In addition to mutual funds, these other accounts may include separate accounts, collective trusts, or offshore funds. Provident manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, internal review processes and oversight by directors. Provident has developed trade allocation procedures and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

Compensation

There are three distinct elements to Provident’s compensation system: salary, incentive bonus compensation, and point-holder bonus. When factoring in all three elements of compensation, our portfolio managers and analysts have the ability to earn compensation in the upper quartile of the industry.

Officers are eligible to receive point-holder status, similar to that of a partnership, which enables them to participate in the sharing of the net profits of the firm. Point-holder status can be reached after consistent periods of outstanding performance, and results in our point-holders moving well up into the first quartile of compensation versus peer competitors.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
Richard S. Campagna, CFA	X
James M. Landreth, CFA	X
Evelyn D. Lapham, CFA	X
John J. Yoon, CFA	X

AXA ENTERPRISE MULTIMANAGER MID CAP VALUE FUND (“FUND”)
Presented below for each portfolio manager is the
number of other accounts of the Adviser managed by the
portfolio manager and the total assets in the accounts
	managed within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
AXA ROSENBERG INVESTMENT MANAGEMENT LLC
William E. Ricks	13	$3.6 Billion	8	$1.2 Billion	96	$12.7 Billion	0	N/A	1	$13.4 Million	27	$4.9 Billion
TCW INVESTMENT MANAGEMENT COMPANY
Nicholas F. Galluccio	6	$1.9 Billion	7	$833 Million	47	$3.1 Billion	0	N/A	2	$47 Million	7	$791 Million
Susan I. Suvall	6	$1.9 Billion	7	$833 Million	47	$3.1 Billion	0	N/A	2	$47 Million	7	$791 Million
WELLINGTON MANAGEMENT COMPANY, LLP
James N. Mordy	8	$2.2 Billion	2	$39.9 Million	34	$1.57 Billion	0	N/A	0	N/A	2	$76.7 Million

AXA ROSENBERG INVESTMENT MANAGEMENT LLC

Description of any material conflicts

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including a Fund), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad band of accounts and incentive to allocate opportunities to an account where the portfolio manager or Adviser has a greater financial incentive. The Adviser has adopted policies and procedures reasonably designed to address these types of conflicts and that serve to operate in a manner that is fair and equitable among its clients, including the Funds.

Compensation

Compensation is paid by AXA Rosenberg Investment Management LLC. The components include base salary, bonus, and deferred compensation, all of which are fixed, and not based on performance of any of the indicated funds.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
William E. Ricks	X

TCW INVESTMENT MANAGEMENT COMPANY

Description of any material conflicts

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including a Fund), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad band of accounts and incentive to allocate opportunities to an account where the portfolio manager or TCW has a greater financial incentive, such as a performance fee account or where an account or fund managed by a portfolio manager has a higher fee sharing arrangement than the portfolio manager’s fee sharing percentage with respect to the Fund. The Adviser has adopted policies and procedures reasonably designed to address these types of conflicts and the Adviser believes its policies and procedures serve to operate in a manner that is fair and equitable among its clients, including the Funds.

Portfolio Managers Compensation

Portfolio managers of the Advisor are compensated through a combination of base salary, profit sharing based compensation (“profit sharing”) and equity incentive participation in the Advisor’s immediate parent, The TCW Group, Inc. and/or ultimate parent, Société Générale (“equity incentives”). Profit sharing and equity incentives generally represent most of the portfolio managers’ compensation.

Profit sharing is linked quantitatively to a fixed percentage of income relating to accounts in the investment strategy area for which the portfolio managers are responsible and is paid quarterly. While it may be determined on a gross basis, without the deduction of expenses, in most cases, revenues are allocated to a pool and profit sharing compensation is paid out after the deduction of group expenses. The profit sharing percentage used to compensate the portfolio managers for management of the Fund is generally the same as that used to compensate them for all other client accounts they manage in the same strategy for the Advisor and its affiliates under The TCW Group (collectively, “TCW”), with limited exceptions involving grandfathered accounts, firm capital of TCW or accounts sourced through a distinct distribution channel. In general, portfolio managers do not receive discretionary bonuses.

In many cases, the profit sharing percentage is subject to increase based on the relative pre-tax performance of the investment strategy composite, net of fees and expenses, to that of a benchmark. The benchmark varies from strategy to strategy but, within a given strategy, it applies to all accounts, including the Funds. The measurement of performance can be based on single year or multiple year metrics, or a combination thereof.

Certain accounts of TCW have a performance fee in addition to or in lieu of a flat asset-based fee. These performance fees can be (a) asset-based fees, the percentage of which is tied to the performance of the account relative to a benchmark or (b) a percentage of the net gains of the account over a threshold gain tied to a benchmark. For these accounts, the portfolio managers’ profit sharing compensation will apply to such performance fees. The profit sharing percentage in the case of performance fees is generally the same as it is for the profit sharing compensation applicable to the Fund; however, in the case of certain alternative investment products managed by a portfolio manager, the profit sharing percentage may be higher.

All portfolio managers participate in equity incentives providing benefits for performance of the Advisor and its affiliates, through stock ownership or participation and is in stock option or stock appreciation plans of TCW and/or Société Générale. The TCW 2001 and 2005 TCW Stock Option Plans provide eligible portfolio managers the opportunity to participate in an effective economic interest in TCW, the value of which is tied to TCW’s annual financial performance as a whole. TCW portfolio managers also participate in Société Générale’s Stock Option Plan which grants options on its common stock, the value of which may be realized after certain vesting requirements are met. Some portfolio managers are stockholders of TCW and/or Société Générale, as well.

Certain portfolio managers also participate in compensation plans that are allocated a portion of management fees, incentive fees or performance fees payable to TCW in its products, including those not managed by the portfolio managers. Portfolio managers may also participate in deferred compensation programs, the value of which is tied to their tenure at TCW and is payable upon the reaching of certain time-based milestones.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001-$100,000	$100,001-$500,000	$500,001-$1,000,000	over $1,000,000
Nicholas Galluccio	X
Susan I. Suvall	X

*	The TCW Code of Ethics prohibits TCW employees from purchasing or otherwise acquiring shares of any third party mutual fund advised or sub-advised by TCW. As a result, the portfolio managers did not own any shares of the fund.

WELLINGTON MANAGEMENT COMPANY, LLP

Description of Material Conflicts

Individual investment professionals at Wellington Management manage multiple portfolios for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies, foundations), bank common trust accounts, and hedge funds. The Investment Professionals listed in the prospectus who are primarily responsible for the day-to-day management of the Fund (“Investment Professional”) generally manages portfolios in several different investment styles. These portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Fund. The Investment Professional make investment decisions for the Fund based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that portfolio. Consequently, the Investment Professional may purchase or sell securities, including IPOs, for one portfolio and not another portfolio, and the performance of securities purchased for the Fund may vary from the performance of securities purchased for other portfolios. The Investment Professional or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the Fund, or make investment decisions that are similar to those made for the Fund, both of which have the potential to adversely impact the Fund depending on market conditions. For example, the Investment Professional may purchase a security in one portfolio while appropriately selling that same security in another portfolio. In addition, some of these portfolios have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees paid by the relevant Fund to Wellington Management. Because incentive payments are tied to revenues earned by Wellington Management, and where noted, to the performance achieved by the manager in each account, the incentives associated with any given fund may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professional may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary fund guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on Investment Professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s Investment Professionals. Although Wellington Management does not track the time an Investment Professional spends on a single portfolio, Wellington Management does periodically assess whether an Investment Professional has adequate time and resources to effectively manage the Investment Professional’s various client mandates.

Compensation

The Fund pays Wellington Management a fee based on the assets under management of the Fund as set forth in the Investment Subadvisory Agreements between Wellington Management and AXA Equitable Life Insurance Company with respect to the Fund. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to the Fund. The following information relates to the period ended October 31, 2005.

Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management’s compensation of the Investment Professionals includes a base salary and incentive components. The base salary for the Investment Professional, a partner of Wellington Management is determined by the Managing Partners of the firm. A partner’s base salary is generally a fixed amount that may change as a result of an annual review. The Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the Fund managed by the Investment Professional and generally each other portfolio managed by such Investment Professional. The Investment Professional’s incentive payment relating to the Fund is linked to the gross pre-tax performance of the portion of the Fund managed by the Investment Professional compared to the Russell 2500 Value Index over one and three year periods, with an emphasis on three year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the Investment Professional, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by an Investment Professional can, and typically do, represent a significant portion of an Investment Professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professional may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance. The Investment Professional is eligible to participate in a partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula, as a partner of the firm.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
James N. Mordy	X

AXA ENTERPRISE MULTIMANAGER INTERNATIONAL EQUITY FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
ALLIANCE CAPITAL MANAGEMENT L.P.
Henry S. D’Auria	4	$674.3 Million	4	$2.0 Billion	83	$11.7 Billion	0	N/A	0	N/A	4	$1.1 Billion
Sharon Fay	4	$674.3 Million	4	$2.0 Billion	83	$11.7 Billion	0	N/A	0	N/A	4	$1.1 Billion
Giulio Martini	4	$674.3 Million	4	$2.0 Billion	83	$11.7 Billion	0	N/A	0	N/A	4	$1.1 Billion
Kevin F. Simms	4	$674.3 Million	4	$2.0 Billion	83	$11.7 Billion	0	N/A	0	N/A	4	$1.1 Billion
J.P. MORGAN INVESTMENT MANAGEMENT INC.*
James Fisher	10	$6.59 Billion	8	$3.04 Billion	32	$10.1 Billion	0	N/A	0	N/A	6	$1.59 Billion
Howard Williams	0	N/A	2	$159.1 Million	1	$1.54 Billion	0	N/A	0	N/A	0	N/A
MARSICO CAPITAL MANAGEMENT, LLC
James G. Gendelman	14	$4.49 Billion	0	N/A	2	$143.7 Million	0	N/A	0	N/A	0	N/A

ALLIANCE CAPITAL MANAGEMENT L.P.

Description of any material conflicts

Investment Professional Conflict of Interest Disclosure

As an investment adviser and fiduciary, Alliance Capital owes its clients and shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. We place the interests of our clients first and expect all of our employees to meet their fiduciary duties.

Employee Personal Trading.    Alliance Capital has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of Alliance Capital own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, Alliance Capital permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase, 401K/profit sharing plan investment and/or notionally in connection with deferred incentive compensation awards. Alliance Capital’s Code of Ethics and Business Conduct require disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by Alliance Capital. The Code also requires preclearance of all securities transactions and imposes a one-year holding period for securities purchased by employees to discourage short-term trading.

Managing Multiple Accounts for Multiple Clients.    Alliance Capital has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, Alliance Capital’s policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for our clients and is not tied specifically to the performance of any particular client’s account, nor is it directly tied to the level or change in the level of assets under management.

Allocating Investment Opportunities.    Alliance Capital has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at Alliance Capital routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

Alliance Capital’s procedures are also designed to prevent potential conflicts of interest that may arise when Alliance Capital has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which Alliance Capital could share in investment gains.

To address these conflicts of interest, Alliance Capital’s policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

Compensation

Alliance Capital’s compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for our clients, including shareholders of the AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in the level of assets under management. Investment professionals’ annual compensation is comprised of the following:

(i) Fixed base salary:    This is generally the smallest portion of compensation. The base salary is a relatively low, fixed salary within a similar range for all investment professionals. The base salary [is determined at the outset of employment based on level of experience,] does not change significantly from year-to-year, and hence, is not particularly sensitive to performance.

(ii) Discretionary incentive compensation in the form of an annual cash bonus:    Alliance Capital’s overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional’s compensation, Alliance Capital considers the contribution to his/her team or discipline as it relates to that team’s overall contribution to the long-term investment success, business results and strategy of Alliance Capital. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional’s compensation and the compensation is not tied to any pre-determined or specified level of performance. Alliance Capital also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of Alliance Capital’s leadership criteria.

(iii) Discretionary incentive compensation in the form of awards under Alliance Capital’s Partners Compensation Plan (“deferred awards”):    Alliance Capital’s overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or Alliance Capital terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of Alliance Capital’s clients and mutual fund shareholders with respect to the performance of those mutual funds. Alliance Capital also permits deferred award recipients to allocate up to 50% of their award to investments in Alliance Capital’s publicly traded equity securities.1

(iv) Contributions under Alliance Capital’s Profit Sharing/401(k) Plan:    The contributions are based on Alliance Capital’s overall profitability. The amount and allocation of the contributions are determined at the sole discretion of Alliance Capital.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Henry S. D’Auria	X
Sharon Fay	X
Giulio Martini	X
Kevin F. Simms	X

[1]	Prior to 2002, investment professional compensation also included discretionary long-term incentive in the form of restricted grants of Alliance Capital’s Master Limited Partnership Units.

J.P. MORGAN INVESTMENT MANAGEMENT INC.

Description of any material conflicts

As shown in the above tables, the portfolio managers may manage accounts in addition to the identified registered investment companies (each a “Fund”). The potential for conflicts of interest exists when portfolio managers manage other accounts with similar investment objectives and strategies as the Fund (“Similar Accounts”). Potential conflicts may include, for example, conflicts between investment strategies and conflicts in the allocation of investment opportunities.

Responsibility for managing the Adviser’s clients’ portfolios is organized according to investment strategies within asset classes. Generally, client portfolios with similar strategies are managed by portfolio managers in the same portfolio management group using the same objectives, approach and philosophy. Therefore, portfolio holdings, relative position sizes and industry and sector exposures tend to be similar across similar portfolios, which minimizes the potential for conflicts of interest.

The Adviser may receive more compensation with respect to certain Similar Accounts than that received with respect to the Fund or may receive compensation based in part on the performance of certain Similar Accounts. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Similar Accounts when, for example, placing securities transactions. In addition, the Adviser could be viewed as having a conflict of interest to the extent that the Adviser or an affiliate has a proprietary investment in Similar Accounts, the portfolio managers have personal investments in Similar Accounts or the Similar Accounts are investment options in the Adviser’s employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of limited investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability, and allocation of investment opportunities generally, could raise a potential conflict of interest, as the Adviser may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of very limited availability. The Adviser may be perceived as causing accounts it manages to participate in an offering to increase the Adviser’s overall allocation of securities in that offering. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account, or when a sale in one account lowers the sale price received in a sale by a second account. If the Adviser manages accounts that engage in short sales of securities of the type in which the Fund invests, the Adviser could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall.

The Adviser has policies and procedures designed to manage these conflicts described above such as allocation of investment opportunities to achieve fair and equitable allocation of investment opportunities among its clients over time. For example:

Orders for the same equity security are aggregated on a continual basis throughout each trading day consistent with the Adviser’s duty of best execution for its clients. If aggregated trades are fully executed, accounts participating in the trade will be allocated their pro rata share on an average price basis. Partially completed orders generally will be allocated among the participating accounts on a pro-rata average price basis, subject to certain limited exceptions. For example, accounts that would receive a de minimis allocation relative to their size may be excluded from the order. Another exception may occur when thin markets or price volatility require that an aggregated order be completed in multiple executions over several days. If partial completion of the order would result in an uneconomic allocation to an account due to fixed transaction or custody costs, the adviser may exclude small orders until 50% of the total order is completed. Then the small orders will be executed. Following this procedure, small orders will lag in the early execution of the order, but will be completed before completion of the total order.

Purchases of money market instruments and fixed income securities cannot always be allocated pro-rata across the accounts with the same investment strategy and objective. However, the Adviser attempts to mitigate any potential unfairness by basing non-pro rata allocations upon an objective predetermined criteria for the selection of investments and a disciplined process for allocating securities with similar duration, credit quality and liquidity in the good faith judgment of the Adviser so that fair and equitable allocation will occur over time.

Compensation

The Adviser’s portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding people and closely link the performance of investment professionals to client investment objectives. The total compensation program includes a base salary fixed from year to year and a variable performance bonus consisting of cash incentives and restricted stock and, in some cases, mandatory deferred compensation. These elements reflect individual performance and the performance of the Adviser’s business as a whole.

Each portfolio manager’s performance is formally evaluated annually based on a variety of factors including the aggregate size and blended performance of the portfolios such portfolio manager manages. Individual contribution relative to client goals carries the highest impact. Portfolio manager compensation is primarily driven by meeting or exceeding clients’ risk and return objectives, relative performance to competitors or competitive indices and compliance with firm policies and regulatory requirements. In evaluating each portfolio manager’s performance with respect to the mutual funds he or she manages, the funds’ pre-tax performance is compared to, among other things, each fund’s benchmark index listed in the fund’s prospectus over one, three and five year periods (or such shorter time as the portfolio manager has managed the fund). For this portfolio, this benchmark is the Morgan Stanley Capital International EAFE Index. Investment performance is generally more heavily weighted to the long-term.

Stock awards are granted as part of an employee’s annual performance bonus and comprise from 0% to 35% of a portfolio manager’s total award. As the level of incentive compensation increases, the percentage of compensation awarded in restricted stock also increases. Certain investment professionals may also be subject to a mandatory deferral of a portion of their compensation into proprietary mutual funds based on long-term sustained investment performance.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
James Fisher	X
Howard Williams	X

MARSICO CAPITAL MANAGEMENT, LLC

Description of any material conflicts

Portfolio managers at Marsico Capital Management, LLC (“MCM”) typically manage multiple accounts. These accounts may include, among others, mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations, and accounts managed on behalf of individuals), and commingled trust accounts. Portfolio managers make investment decisions for each portfolio, including the AXA Premier VIP International Equity Portfolio, based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio, or may take similar actions for different portfolios at different times. Consequently, the mix of securities purchased in one portfolio may perform better than the mix of securities purchased for another portfolio. Similarly, the sale of securities from one portfolio may cause that portfolio to perform better than others if the value of those securities decline.

Potential conflicts of interest may also arise when allocating and/or aggregating trades MCM often aggregates into a single trade order several individual contemporaneous client trade orders in a single security. Under MCM’s trade management policy and procedures, when trades are aggregated on behalf of more than one account, such transactions will be allocated to all participating client accounts in a fair and equitable manner. With respect to IPOs and other syndicated or limited offerings, it is MCM’s policy to seek to assure that over the long term, accounts with the same or similar investment objectives will receive an equitable opportunity to participate meaningfully and will not be unfairly disadvantaged. To deal with such situations, MCM has adopted policies and procedures for allocating such transactions across multiple accounts. MCM’s policies also seek to ensure that portfolio managers do not systematically allocate other types of trades in a manner that would be more beneficial to one account than another. MCM’s compliance department monitors transactions made on behalf of multiple clients to seek to assure adherence to its policies.

As discussed above, MCM has adopted and implemented policies and procedures that seek to minimize potential conflicts of interest that may arise as a result of a portfolio manager advising multiple accounts. In addition, MCM monitors a variety of areas, including compliance with primary Fund guidelines, the allocation of securities, and compliance with its Code of Ethics.

Compensation

MCM’s portfolio managers are generally subject to the compensation structure applicable to all MCM employees. As such, Mr. Gendelman’s compensation consists of a base salary (reevaluated at least annually), and periodic cash bonuses. Bonuses are typically based on two primary factors: (1) MCM’s overall profitability for the period, and (2) individual achievement and contribution.

Portfolio manager compensation takes into account, among other factors, the overall performance of all accounts for which the manager provides investment advisory services. Portfolio managers do not receive special consideration based on the performance of particular accounts. Exceptional individual efforts are rewarded through greater participation in the bonus pool. Portfolio manager compensation comes solely from MCM.

Although MCM may compare account performance with relevant benchmark indices such as the Morgan Stanley Capital International EAFE Index, portfolio manager compensation is not directly tied to achieving any pre-determined or specified level of performance. In order to encourage a long-term time horizon for managing portfolios, MCM seeks to evaluate the portfolio manager’s individual performance over periods longer than the immediate compensation period (any performance-specific criteria is generally based on a 3-5 year horizon). In addition, portfolio managers are compensated based on other criteria, including effectiveness of leadership within MCM’s Investment Team, contributions to MCM’s overall investment performance, discrete securities analysis, and other factors.

In addition to his salary and bonus, Mr. Gendelman may participate in other MCM benefits to the same extent and on the same basis as other MCM employees.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
James G. Gendelman	X

AXA ENTERPRISE MULTIMANAGER TECHNOLOGY FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
FIRSTHAND CAPITAL MANAGEMENT, INC.
Kevin M. Landis	4	$726 Million	0	N/A	3	$308,000	0	N/A	1	$464,000	0	N/A
RCM CAPITAL MANAGEMENT LLC
Huachen Chen	10	$2.2 Billion	1	$3.0 Million	26	$205.2 Million	0	N/A	0	N/A	2	$14.0 Million
Walter Price	10	$2.2 Billion	1	$3.0 Million	25	$205.2 Million	0	N/A	0	N/A	0	N/A
WELLINGTON MANAGEMENT COMPANY, LLP
John F. Averill	4	$93.0 Million	28	$449.8 Million	166	$1.1 Billion	0	N/A	2	$199.5 Million	19	$312.0 Million
Bruce L. Glazer	5	$92.5 Million	31	$300.0 Million	185	$1.0 Billion	0	N/A	2	$79.5 Million	21	$271.0 Million
Anita M. Killian	5	$120.1 Million	29	$201.5 Million	187	$941.1 Million	0	N/A	0	N/A	21	$304.0 Million
Virkam Murthy	4	$16.6 Million	17	$56.5 Million	71	$203.2 Million	0	N/A	0	N/A	5	$50.3 Million
Scott E. Simpson	5	$169.5 Million	29	$359.7 Million	182	$1.7 Billion	0	N/A	0	N/A	20	$518.2 Million
Eric Stromquist	5	$125.5 Million	29	$372.9 Million	174	$1.8 Billion	0	N/A	2	$14.7 Million	20	$475.4 Million

FIRSTHAND CAPITAL MANAGEMENT, INC.

Description of any material conflicts

Kevin Landis manages portfolios in several different investment styles and vehicles, including mutual funds, hedge funds and separate accounts. He makes investment decisions for each portfolio based on the investment objectives, strategies, and policies of each portfolio, including the Fund’s. As a result, he may purchase securities for one portfolio and not another and may, in fact, purchase a security for one portfolio while appropriately selling the same security for another portfolio. In addition, some of these portfolios have fee structures that are higher than the fees paid by the Fund to Firsthand Capital Management, Inc.

Firsthand’s objective is to provide the same high-quality investment services to all clients, while meeting our fiduciary obligations to treat all clients fairly. Firsthand has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the potential conflicts that may arise from managing multiple accounts for multiple clients. Firsthand monitors a variety of areas, including compliance with the firm’s Code of Ethics, trade and IPO allocation, and compliance with the Fund’s objectives, policies, and procedures.

Compensation

The portfolio manager is paid a competitive salary (fixed) and is granted a bonus based upon his performance during the calendar year relative to his peers, breadth of coverage of stocks in the portfolios (versus that of analysts), assets under his management, and total firm assets. The portfolio manager is also eligible to participate in the firm’s 401(k) Plan.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001-$100,000	$100,001- $500,000	$500,001-$1,000,000	over $1,000,000
Kevin M. Landis	X

RCM CAPITAL MANAGEMENT LLC

Description of any material conflicts

Like other investment professionals with multiple clients, a portfolio manager for a fund may face certain potential conflicts of interest in connection with managing both a fund and other accounts at the same time. The paragraphs below describe some of these potential conflicts, which RCM believes are faced by investment professionals at most major financial firms. RCM has adopted compliance policies and procedures that attempt to address certain of these potential conflicts. The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance (“performance fee accounts”), may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts.

These potential conflicts may include, among others:

•	The most attractive investments could be allocated to higher-fee accounts or performance fee accounts.

•	The trading of higher-fee accounts could be favored as to timing and/or execution price. For example, higher fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

•	The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.

A potential conflict of interest may arise when a fund and other accounts purchase or sell the same securities. On occasions when a portfolio manager considers the purchase or sale of a security to be in the best interests of a fund as well as other accounts, RCM’s trading desk may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. Aggregation of trades may create the potential for unfairness to a fund or another account if one account is favored over another in allocating securities purchased or sold - for example, by allocating a disproportionate amount of a security that is likely to increase in value to a favored account.

“Cross trades,” in which one RCM account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. RCM has adopted compliance procedures that provide that any transaction between funds and another RCM-advised account are to be made at an independent current market price, as required by law.

Another potential conflict of interest may arise based on the different investment objectives and strategies of a fund and other accounts. For example, another account may have a shorter-term investment horizon or different investment objectives, policies or restrictions than a fund. Depending on another account’s objectives or other factors, a portfolio manager may give advice and make decisions that may differ from advice given, or the timing or nature of decisions made, with respect to a fund. In addition, investment decisions are the product of many factors in addition to basic suitability for the particular account involved. Thus, a particular security may be bought or sold for certain accounts even though it could have been bought or sold for other accounts at the same time. More rarely, a particular security may be bought for one or more accounts managed by a portfolio manager when one or more other accounts are selling the security (including short sales). There may be circumstances when purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts.

A fund’s portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

A fund’s portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the Funds. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(c) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise been available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

A fund’s portfolio managers may also face other potential conflicts of interest in managing a fund, and the description above is not a complete description of every conflict that could be deemed to exist in managing both the Funds and other accounts. In addition, a fund’s portfolio manager may also manage other accounts (including their personal assets or the assets of family members) in their personal capacity. The management of these accounts may also involve certain of the potential conflicts described above. RCM’s investment personnel, including each fund’s portfolio manager, are subject to restrictions on engaging in personal securities transactions, pursuant to Codes of Ethics adopted by RCM, which contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Funds. See “Code of Ethics”.

Pallas Investment Partners, L.P. (“Pallas”) and Related Entities. Pallas is an investment adviser registered with the SEC. Pallas is owned by Walter Price. Mr. Price is dually employed by Pallas and by RCM.

Pallas serves as investment manager to two unregistered investment companies (the “Pallas Hedge Funds”) - Pallas Global Technology Hedge Fund, L.P. and Pallas Investments II, L.P., each a Delaware limited partnership. The general partner of Pallas Investments II, L.P. and Pallas Global Technology Hedge Fund, L.P. is Pallas Investments, LLC, a Delaware limited liability company (the “General Partner”). Mr. Price owns a majority of the interests in the General Partner. RCM has the right to a minority percentage of the profits of Pallas that are derived from the Pallas Hedge Funds. RCM has a minority ownership interest in the General Partner.

Each of the Pallas Hedge Funds pays a management fee and an incentive fee (based on a percentage of profits) to either Pallas or the General Partner. The management fee is 1.25% for Pallas Investments II, L.P. and Pallas Global Technology Hedge Fund, L.P. Mr. Price acts as portfolio manager for certain RCM client accounts including, among others, the AXA Multimanager Technology Fund.

RCM and Pallas share common employees, facilities, and systems. Pallas may act as investment adviser to one or more of RCM’s affiliates, and may serve as sub-adviser for accounts or clients for which RCM or one of its affiliates serves as investment manager or investment adviser. RCM also may provide other services, including but not limited to investment advisory services or administrative services, to Pallas.

RCM, Pallas, and the Allianz Advisory Affiliates all engage in proprietary research and all acquire investment information and research services from broker-dealers. RCM and the Allianz Advisory Affiliates share such research and investment information.

In addition, trades entered into by Pallas on behalf of Pallas’ clients are executed through RCM’s equity trading desk, and trades by Pallas on behalf of Pallas’ clients (including the Pallas Hedge Funds) are aggregated with trades by RCM on behalf of RCM’s clients. All trades on behalf of Pallas’ clients that are executed through RCM’s equity trading desk will be executed pursuant to procedures designed to ensure that all clients of both RCM and Pallas (including the Pallas Hedge Funds) is treated fairly and equitably over time. The General Partner and/or Pallas receive a participation in the profits of the Pallas Hedge Funds. Mr. Price also invested personally in one or more of the Pallas Hedge Funds. As a result, Mr. Price has a conflict of interest with respect to the management of the Pallas Hedge Funds and the other accounts that he manages, and he may have an incentive to favor the Pallas Hedge Funds over other accounts that he manages. RCM has adopted procedures reasonably designed to ensure that Mr. Price meets his fiduciary obligations to all clients for whom he acts as portfolio manager and treats all such clients fairly and equitably over time.

Compensation

Each portfolio manager’s compensation consists of the following elements:

Base Salary.    Each portfolio manager is paid a fixed base salary set at a competitive level, taking into consideration the portfolio manager’s experience and responsibilities, as determined by RCM.

Annual Bonus and profit sharing opportunity.    Each portfolio manager’s compensation is directly affected by the performance of the individual portfolios he or she managers, as well as the performance of the individual’s portfolio management team and the overall success of the firm. A target bonus amount is established at the beginning of the year based on peer data. The target bonus is subject to an increase or decrease at year-end based on firm profitability and individual performance. The individual performance criterion is derived from a calculation using both quantitative and qualitative factors. Approximately 70% of the individual’s performance rating is quantitative, based on the pre-tax investment performance of the accounts managed by both the team and the individual, with 50% of the performance rating measured relative to the relevant portfolio/Fund’s benchmark and 50% of the rating measured relative to the performance of an appropriate peer group (either the relevant Fund’s Lipper or institutional peer group). Performance is calculated over a three year trailing period. The remaining 30% of the bonus is based on a qualitative review of the individual’s performance (with 10% from peer reviews and 20% from the appraisal by the individual’s manager).

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Huachen Chen	X
Walter Price	X

WELLINGTON MANAGEMENT COMPANY, LLP

Description of Material Conflicts

Individual investment professionals at Wellington Management manage multiple portfolios for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies, foundations), bank common trust accounts, and hedge funds. The Investment Professionals listed in the prospectus who are primarily responsible for the day-to-day management of the Fund (“Investment Professionals”) generally manage portfolios in several different investment styles. These portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the relevant Fund. The Investment

Professionals make investment decisions for the Fund based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that portfolio. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one portfolio and not another portfolio, and the performance of securities purchased for the Fund may vary from the performance of securities purchased for other portfolios. The Investment Professionals or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the Fund, or make investment decisions that are similar to those made for the Fund, both of which have the potential to adversely impact the Fund depending on market conditions. For example, the Investment Professionals may purchase a security in one portfolio while appropriately selling that same security in another portfolio. In addition, some of these portfolios have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees paid by the relevant Fund to Wellington Management. Messrs. Averill, Glazer and Stromquist also manage hedge funds which pay performance allocations to Wellington Management or its affiliates. Because incentive payments are tied to revenues earned by Wellington Management, and where noted, to the performance achieved by the manager in each account, the incentives associated with any given fund may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary fund guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on Investment Professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s Investment Professionals. Although Wellington Management does not track the time an Investment Professional spends on a single portfolio, Wellington Management does periodically assess whether an Investment Professional has adequate time and resources to effectively manage the Investment Professional’s various client mandates.

Compensation

The Fund pays Wellington Management a fee based on the assets under management of the Fund as set forth in the Investment Subadvisory Agreements between Wellington Management and AXA Equitable Life Insurance Company with respect to the Fund. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to each Fund. The following information relates to the period ended October 31, 2005.

Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management’s compensation of the Investment Professionals includes a base salary and incentive components. The base salary for each Investment Professional who is a partner of Wellington Management is determined by the Managing Partners of the firm. A partner’s base salary is generally a fixed amount that may change as a result of an annual review. The base salaries for all other Investment Professionals are determined by the Investment Professional’s experience and performance in their respective roles. Base salaries for employees are reviewed annually and may be adjusted based on the recommendation of the Investment Professional’s Business Manager, using guidelines established by Wellington Management’s Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm. Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the relevant Fund managed by the Investment Professional and generally each other portfolio managed by such Investment Professional. Each Investment Professional’s incentive payment relating to the relevant Fund is linked to the gross pre-tax performance of the portion of the Fund managed by the Investment Professional compared to the Russell 1000 Technology Index over one and three year periods, with an emphasis on three year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the Investment Professionals, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by an Investment Professional can, and typically do, represent a significant portion of an Investment Professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance. Each partner of Wellington Management is eligible to participate in a partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula, as a partner of the firm. The following Investment Professionals are partners of the firm: John Averill, Bruce Glazer, Scott Simpson, and Eric Stromquist.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
John F. Averill	X
Bruce L. Glazer	X
Anita M. Killian	X
Virkam Murthy	X
Scott E. Simpson	X
Eric Stromquist	X

AXA ENTERPRISE MULTIMANAGER HEALTH CARE FUND (“FUND”)
Presented below for each portfolio manager is the number
of other accounts of the Adviser managed by the portfolio
manager and the total assets in the accounts managed
	within each category as of October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
A I M CAPITAL MANAGEMENT, INC.
Derek M. Taner	5	$2.08 Billion	4	$337.1 Million	0	N/A	0	N/A	0	N/A	0	N/A
RCM CAPITAL MANAGEMENT LLC
Michael Dauchot	5	$176.3 Million	0	N/A	2	$1.0 Million	0	N/A	0	N/A	0	N/A
WELLINGTON MANAGEMENT COMPANY, LLP
Robert L. Deresiewicz	4	$123.9 Million	10	$63.9 Million	90	$321.7 Million	0	N/A	0	N/A	5	$126.0 Million
Ann C. Gallo	5	$189.5 Million	23	$251.6 Million	175	$1.3 Billion	0	N/A	0	N/A	20	$375.2 Million
Jean M. Hynes	5	$543.8 Million	23	$577.2 Million	198	$3.5 Billion	0	N/A	0	N/A	21	$988.8 Million
Kirk J. Mayer	5	$75.2 Million	25	$115.0 Million	187	$532.0 Million	0	N/A	0	N/A	21	$142.2 Million
Joseph H. Schwartz	4	$211.5 Million	22	$236.0 Million	165	$1.1 Billion	0	N/A	0	N/A	19	$342.2 Million

AIM CAPITAL MANAGEMENT, INC.

Description of any material conflicts

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one Fund or other account. More specifically, portfolio managers who manage multiple Funds and /or other accounts are presented with the following potential conflicts:

•	The management of multiple Funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Fund and/or other account. AIM seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Funds.

•	If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one Fund or other account, a Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible Funds and other accounts. To deal with these situations, AIM and the Funds have adopted procedures for allocating portfolio transactions across multiple accounts.

•	With respect to securities transactions for the Funds, AIM determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts (such as mutual funds for which AIM or an affiliate acts as sub-advisor, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), AIM may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, AIM or its affiliates may place separate, non-simultaneous, transactions for a Fund and another account which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the other account.

•	Finally, the appearance of a conflict of interest may arise where AIM has an incentive, such as a performance-based management fee, which relates to the management of one Fund or account but not all Funds and accounts with respect to which a portfolio manager has day-to-day management responsibilities.

AIM and the Funds have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation

AIM seeks to maintain a compensation program that is competitively positioned to attract and retain high-caliber investment professionals. Portfolio managers receive a base salary, an incentive bonus opportunity, an equity compensation opportunity, and a benefits package. Portfolio manager compensation is reviewed and may be modified each year as appropriate to reflect changes in the market, as well as to adjust the factors used to determine bonuses to promote good sustained fund performance. AIM evaluates competitive market compensation by reviewing compensation survey results conducted by an independent third party of investment industry compensation. Each portfolio manager’s compensation consists of the following five elements:

•	Base salary. Each portfolio manager is paid a base salary. In setting the base salary, AIM’s intention is to be competitive in light of the particular portfolio manager’s experience and responsibilities.

•	Annual bonus. Each portfolio manager is eligible to receive an annual cash bonus which has quantitative and non-quantitative components. Generally, 70% of the bonus is quantitatively determined, based typically on a four-year rolling average of pre-tax performance of all registered investment company accounts for which a portfolio manager has day-to-day management responsibilities versus the performance of a pre-determined peer group. In instances where a portfolio manager has responsibility for management of more than one fund, an asset weighted four-year rolling average is used.

High fund performance (against applicable peer group) would deliver compensation generally associated with top pay in the industry (determined by reference to the third-party provided compensation survey information) and poor fund performance (versus applicable peer group) could result in no bonus. The amount of fund assets under management typically have an impact on the bonus potential (for example, managing more assets increases the bonus potential); however, this factor typically carries less weight than relative performance. The remaining 30% portion of the bonus is discretionary as determined by AIM and takes into account other subjective factors.

•	Equity-based compensation. Portfolio managers may be awarded options to purchase common shares and/or granted restricted shares of AMVESCAP stock from pools determined from time to time by the Remuneration Committee of the AMVESCAP Board of Directors. Awards of equity-based compensation typically vest over time, so as to create incentives to retain key talent.

•	Participation in group insurance programs. Portfolio managers are provided life insurance coverage in the form of a group variable universal life insurance policy, under which they may make additional contributions to purchase additional insurance coverage or for investment purposes.

•	Participation in deferred compensation plan. Portfolio managers are eligible to participate in a non-qualified deferred compensation plan, which affords participating employees the tax benefits of deferring the receipt of a portion of their cash compensation.

Portfolio managers also participate in benefit plans and programs available generally to all employees.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001-$100,000	$100,001- $500,000	$500,001-$1,000,000	over $1,000,000
Derek M. Taner	X

RCM CAPITAL MANAGEMENT LLC

Description of any material conflicts

Like other investment professionals with multiple clients, a portfolio manager for a fund may face certain potential conflicts of interest in connection with managing both a fund and other accounts at the same time. The paragraphs below describe some of these potential conflicts, which RCM believes are faced by investment professionals at most major financial firms. RCM has adopted compliance policies and procedures that attempt to address certain of these potential conflicts. The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance (“performance fee accounts”), may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts.

These potential conflicts may include, among others:

•	The most attractive investments could be allocated to higher-fee accounts or performance fee accounts.

•	The trading of higher-fee accounts could be favored as to timing and/or execution price. For example, higher fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

•	The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.

A potential conflict of interest may arise when a fund and other accounts purchase or sell the same securities. On occasions when a portfolio manager considers the purchase or sale of a security to be in the best interests of a fund as well as other accounts, RCM’s trading desk may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. Aggregation of trades may create the potential for unfairness to a fund or another account if one account is favored over another in allocating securities purchased or sold - for example, by allocating a disproportionate amount of a security that is likely to increase in value to a favored account.

“Cross trades,” in which one RCM account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. RCM has adopted compliance procedures that provide that any transaction between funds and another RCM-advised account are to be made at an independent current market price, as required by law.

Another potential conflict of interest may arise based on the different investment objectives and strategies of a fund and other accounts. For example, another account may have a shorter-term investment horizon or different investment objectives, policies or restrictions than a fund. Depending on another account’s objectives or other factors, a portfolio manager may give advice and make decisions that may differ from advice given, or the timing or nature of decisions made, with respect to a fund. In addition, investment decisions are the product of many factors in addition to basic suitability for the particular account involved. Thus, a particular security may be bought or sold for certain accounts even though it could have been bought or sold for other accounts at the same time. More rarely, a particular security may be bought for one or more accounts managed by a portfolio manager when one or more other accounts are selling the security (including short sales). There may be circumstances when purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts.

A fund’s portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

A fund’s portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the Funds. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(c) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise been available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

A fund’s portfolio managers may also face other potential conflicts of interest in managing a fund, and the description above is not a complete description of every conflict that could be deemed to exist in managing both the Funds and other accounts. In addition, a fund’s portfolio manager may also manage other accounts (including their personal assets or the assets of family members) in their personal capacity. The management of these accounts may also involve certain of the potential conflicts described above. RCM’s investment personnel, including each fund’s portfolio manager, are subject to restrictions on engaging in personal securities transactions, pursuant to Codes of Ethics adopted by RCM, which contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Funds. See “Code of Ethics”.

Compensation

Each portfolio manager’s compensation consists of the following elements:

Base Salary.    Each portfolio manager is paid a fixed base salary set at a competitive level, taking into consideration the portfolio manager’s experience and responsibilities, as determined by RCM.

Annual Bonus and profit sharing opportunity.    Each portfolio manager’s compensation is directly affected by the performance of the individual portfolios he or she managers, as well as the performance of the individual’s portfolio management team and the overall success of the firm. A target bonus amount is established at the beginning of the year based on peer data. The target bonus is subject to an increase or decrease at year-end based on firm profitability and individual performance. The individual performance criterion is derived from a calculation using both quantitative and qualitative factors. Approximately 70% of the individual’s performance rating is quantitative, based on the pre-tax investment performance of the accounts managed by both the team and the individual, with 50% of the performance rating measured relative to the relevant portfolio/Fund’s benchmark and 50% of the rating measured relative to the performance of an appropriate peer group (either the relevant Fund’s Lipper or institutional peer group). Performance is calculated over a three year trailing period. The remaining 30% of the bonus is based on a qualitative review of the individual’s performance (with 10% from peer reviews and 20% from the appraisal by the individual’s manager).

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001-$100,000	$100,001- $500,000	$500,001-$1,000,000	over $1,000,000
Michael Dauchot	X

WELLINGTON MANAGEMENT COMPANY, LLP

Description of Material Conflicts

Individual investment professionals at Wellington Management manage multiple portfolios for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies, foundations), bank common trust accounts, and hedge funds. The Investment Professionals listed in the prospectus who are primarily responsible for the day-to-day management of the Funds (“Investment Professionals”) generally manage portfolios in several different investment styles. These portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Fund. The Investment Professionals make investment decisions for the Fund based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that portfolio. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one portfolio and not another portfolio, and the performance of securities purchased for the Fund may vary from the performance of securities purchased for other portfolios. The Investment Professionals or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the Fund, or make investment decisions that are similar to those made for the Fund, both of which have the potential to adversely impact the Fund depending on market conditions. For example, the Investment Professionals may purchase a security in one portfolio while appropriately selling that same security in another portfolio. In addition, some of these portfolios have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees paid by the Fund to Wellington Management. Ms. Hynes also manages hedge funds which pay performance allocations to Wellington Management or its affiliates. Because incentive payments are tied to revenues earned by Wellington Management, and where noted, to the performance achieved by the manager in each account, the incentives associated with any given fund may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary fund guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on Investment Professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s Investment Professionals. Although Wellington Management does not track the time an Investment Professional spends on a single portfolio, Wellington Management does periodically assess whether an Investment Professional has adequate time and resources to effectively manage the Investment Professional’s various client mandates.

Compensation

The Funds pay Wellington Management a fee based on the assets under management of the Fund as set forth in the Investment Subadvisory Agreements between Wellington Management and AXA Equitable Life Insurance Company with respect to the Fund. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to the Fund. The following information relates to the period ended October 31, 2005.

Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management’s compensation of the Investment Professionals includes a base salary and incentive components. The base salary for each Investment Professional who is a partner of Wellington Management is determined by the Managing Partners of the firm. A partner’s base salary is generally a fixed amount that may change as a result of an annual review. The base salaries for all other Investment Professionals are determined by the Investment Professional’s experience and performance in their respective roles. Base salaries for employees are reviewed annually and may be adjusted based on the recommendation of the Investment Professional’s Business Manager, using guidelines established by Wellington Management’s Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm. Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the relevant Fund managed by the Investment Professional and generally each other portfolio managed by such Investment Professional. Each Investment Professional’s incentive payment relating to the relevant Fund is linked to the gross pre-tax performance of the portion of the Fund managed by the Investment Professional compared to the Russell 1000 Health Care Index over one and three year periods, with an emphasis on three year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the Investment Professionals, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by an Investment Professional can, and typically do, represent a significant portion of an Investment Professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance. Each partner of Wellington Management is eligible to participate in a partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula, as a partner of the firm. The following Investment Professionals are partners of the firm: Ann Gallo, Jean Hynes, and Joseph Schwarz.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001-$100,000	$100,001- $500,000	$500,001-$1,000,000	over $1,000,000
Robert L Deresiewicz	X
Ann C. Gallo	X
Jean M. Hynes	X
Kirk J. Mayer	X
Joseph H. Schwartz	X

AXA ENTERPRISE MULTIMANAGER CORE BOND FUND (“FUND”)
Presented below for each portfolio manager is the
number of other accounts of the Adviser managed by
the portfolio manager and the total assets in the
accounts managed within each category as of
	October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets
BLACKROCK ADVISORS, INC.
Scott M. Amero	33	$17.9 Billion	49	$15.3 Billion	415	$116.6 Billion	0	N/A	4	$3.7 Billion	21	$6.2 Billion
Keith T. Anderson	28	$15.5 Billion	41	$14.1 Billion	396	$110.5 Billion	0	N/A	4	$3.7 Billion	20	$6.1 Billion
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
Paul A. McCulley	9	$10.1 Billion	12	$1.3 Billion	40	$6.7 Billion	0	N/A	0	N/A	3	$2.2 Billion

BLACKROCK ADVISORS, INC.

Description of any material conflicts

BlackRock Advisors has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock Advisors has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock Advisors furnishes investment management and advisory services to numerous clients in addition to the Portfolio, and BlackRock Advisors may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees) which may be the same as or different from those made to the Portfolio. In addition, BlackRock Advisors, its affiliates, and any officer, director, stockholder, or employee may or may not have an interest in the securities whose purchase and sale BlackRock Advisors recommends to the Portfolio. Actions with respect to securities of the same kind may be the same as or different from the action which BlackRock Advisors, any of its affiliates, or any officer, director, stockholder, employee or any member of their families may take with respect to the same securities. Moreover, BlackRock Advisors may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock Advisors’ (or its affiliates’) officers, directors, or employees are directors or officers, or companies as to which BlackRock Advisors or any of its affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. In addition to its various policies and procedures designed to address these issues, BlackRock Advisors includes disclosure regarding these matters to its clients in both its Form ADV and investment management agreements.

Circumstances may arise under which BlackRock Advisors determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of its clients accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, BlackRock Advisors will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis but shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Portfolio, BlackRock Advisors may, consistent with its allocation procedures and applicable law, average the various prices and charge or credit the Portfolio with the average price. Each portfolio manager also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for the Portfolio. Finally, Messrs. Amero and Anderson manage certain accounts (including hedge funds) that are subject to a performance fee.

Compensation

BlackRock Advisors’ financial ties with its portfolio managers, its competitive compensation, and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a discretionary bonus, various retirement benefits and one or more of the incentive compensation programs established by BlackRock such as its Long-Term Retention and Incentive Plan and Restricted Stock Program.

Base compensation.    Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm, which may include the amount of assets supervised and other management roles within the firm.

Discretionary compensation.    In addition to base compensation, portfolio managers may receive discretionary compensation, which can be a substantial portion of total compensation. Discretionary compensation can include a discretionary cash bonus as well as one or more of the following:

Long-Term Retention and Incentive Plan (LTIP) — The LTIP is a long-term incentive plan that seeks to reward certain key employees. The plan provides for the grant of awards that are expressed as an amount of cash that, if properly vested and subject to the attainment of certain performance goals, will be settled in part in cash and in part in BlackRock common stock. Messrs. Amero and Anderson have received awards under the LTIP.

Deferred Compensation Program — A portion of the compensation paid to each portfolio manager may be voluntarily deferred by the portfolio manager into an account that tracks the performance of certain of the firm’s investment products. Each portfolio manager is permitted to allocate his deferred amounts among various options, including to certain of the firm’s hedge funds and other unregistered products. In addition, a portion of the annual compensation of certain senior managers, including certain of the portfolio managers, is mandatorily deferred in a similar manner for a number of years.

Options and Restricted Stock Awards — While incentive stock options are not presently being awarded to BlackRock employees, BlackRock previously granted stock options to key employees, including certain portfolio managers who may still hold unexercised or unvested options. BlackRock also has a restricted stock award program designed to reward certain key employees as an incentive to contribute to the long-term success of BlackRock. These awards vest over a period of years. Messrs. Amero and Anderson have been granted stock options in prior years, and Messrs. Amero and Anderson participate in BlackRock’s restricted stock program.

Incentive Savings Plans — The PNC Financial Services Group, Inc., which owns approximately 71% of BlackRock’s common stock, has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including an Employee Stock Purchase Plan (ESPP) and a 401(k) plan. The 401(k) plan may involve a company match of the employee’s contribution of up to 6% of the employee’s salary. The company match is made using BlackRock common stock. The firm’s 401(k) plan offers a range of investment options, including registered investment companies managed by the firm. Each of the portfolio managers is eligible to participate in these plans.

Annual incentive compensation for each portfolio manager is a function of two components: the investment performance of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s teamwork and contribution to the overall performance of these portfolios. Unlike many other firms, portfolio managers at BlackRock compete against benchmarks, rather than each other. In most cases, including for the portfolio managers of the Portfolio, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Portfolios or other accounts are measured. For Messrs. Anderson and Amero, the relevant benchmark is a combination of market benchmarks (e.g. the Lehman Brothers Aggregate Index, Lehman Brothers Intermediate Aggregate Index and others) and client specific benchmarks (in this case, the Lehman Brothers Aggregate Index). In addition, some of the annual incentive compensation of Mr. Anderson and Mr. Amero may include a portion of the performance fees paid by certain accounts and funds that they manage.

Senior portfolio managers who perform additional management functions within BlackRock may receive additional compensation in these other capacities. Compensation is structured such that key professionals benefit from remaining with the firm. BlackRock’s Management Committee determines all compensation matters for portfolio managers. BlackRock’s basic compensation structure has been in place since its inception.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Scott M. Amero	X
Keith T. Anderson	X

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager’s management of the investments of a Fund, on the one hand, and the management of other accounts, on the other. The other accounts might have similar investment objectives or strategies as the Funds, track the same index a Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Funds. The other accounts might also have different investment objectives or strategies than the Funds.

Knowledge and Timing of Fund Trades.    A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of a Fund. Because of their positions with the Funds, the portfolio managers know the size, timing and possible market impact of a Fund’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Fund.

Investment Opportunities.    A potential conflict of interest may arise as result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both a Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Fund and another account. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Funds and certain pooled investment vehicles, including investment opportunity allocation issues.

Performance Fees.    A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Fund. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between such other accounts and the Funds on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO has adopted a “Total Compensation Plan” for its professional level employees, including its portfolio managers, that is designed to pay competitive compensation and reward performance, integrity and teamwork consistent with the firm’s mission statement. The Total Compensation Plan includes a significant incentive component that rewards high performance standards, work ethic and consistent individual and team contributions to the firm. The compensation of portfolio managers consists of a base salary, a bonus, and may include a retention bonus. Portfolio managers who are Managing Directors of PIMCO also receive compensation from PIMCO’s profits. Certain employees of PIMCO, including portfolio managers, may elect to defer compensation through PIMCO’s deferred compensation plan. PIMCO also offers its employees a non-contributory defined contribution plan through which PIMCO makes a contribution based on the employee’s compensation. PIMCO’s contribution rate increases at a specified compensation level, which is a level that would include portfolio managers.

Salary and Bonus.    Base salaries are determined by considering an individual portfolio manager’s experience and expertise and may be reviewed for adjustment annually. Portfolio managers are entitled to receive bonuses, which may be significantly more than their base salary, upon attaining certain performance objectives based on predetermined measures of group or department success. These goals are specific to individual portfolio managers and are mutually agreed upon annually by each portfolio manager and his or her manager. Achievement of these goals is an important, but not exclusive, element of the bonus decision process.

In addition, the following non-exclusive list of qualitative criteria (collectively, the “Bonus Factors”) may be considered when determining the bonus for portfolio managers:

•	3-year, 2-year and 1-year dollar-weighted and account-weighted investment performance as judged against the applicable benchmarks for each account managed by a portfolio manager (including the Funds) and relative to applicable industry peer groups;

•	Appropriate risk positioning that is consistent with PIMCO’s investment philosophy and the Investment Committee/CIO approach to the generation of alpha;

•	Amount and nature of assets managed by the portfolio manager;

•	Consistency of investment performance across portfolios of similar mandate and guidelines (reward low dispersion);

•	Generation and contribution of investment ideas in the context of PIMCO’s secular and cyclical forums, portfolio strategy meetings, Investment Committee meetings, and on a day-to-day basis;

•	Absence of defaults and price defaults for issues in the portfolios managed by the portfolio manager;

•	Contributions to asset retention, gathering and client satisfaction;

•	Contributions to mentoring, coaching and/or supervising; and

•	Personal growth and skills added.

A portfolio manager’s compensation is not based directly on the performance of any portfolio or any other account managed by that portfolio manager. Final award amounts are determined by the PIMCO Compensation Committee.

Retention Bonuses.    Certain portfolio managers may receive a discretionary, fixed amount retention bonus, based upon the Bonus Factors and continued employment with PIMCO. Each portfolio manager who is a Senior Vice President or Executive Vice President of PIMCO receives a variable amount retention bonus, based upon the Bonus Factors and continued employment with PIMCO.

Investment professionals, including portfolio managers, are eligible to participate in a Long Term Cash Bonus Plan (“Cash Bonus Plan”), which provides cash awards that appreciate or depreciate based upon the performance of PIMCO’s parent company, Allianz Global Investors of America L.P. (“AGI”), and PIMCO over a three-year period. The aggregate amount available for distribution to participants is based upon AGI’s profit growth and PIMCO’s profit growth. Participation in the Cash Bonus Plan is based upon the Bonus Factors, and the payment of benefits from the Cash Bonus Plan, is contingent upon continued employment at PIMCO.

Profit Sharing Plan.    Instead of a bonus, portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Managing Director Compensation Committee, based upon an individual’s overall contribution to the firm and the Bonus Factors. Under his employment agreement, William Gross receives a fixed percentage of the profit sharing plan.

Allianz Transaction Related Compensation.    In May 2000, a majority interest in the predecessor holding company of PIMCO was acquired by a subsidiary of Allianz AG (“Allianz”). In connection with the transaction, Mr. Gross received a grant of restricted stock of Allianz, the last of which vested on May 5, 2005.

From time to time, under the PIMCO Class B Unit Purchase Plan, Managing Directors and certain executive management (including Executive Vice Presidents) of PIMCO may become eligible to purchase Class B Units of PIMCO. Upon their purchase, the Class B Units are immediately exchanged for Class A Units of PIMCO Partners, LLC, a California limited liability company that holds a minority interest in PIMCO and is owned by the Managing Directors and certain executive management of PIMCO. The Class A Units of PIMCO Partners, LLC entitle their holders to distributions of a portion of the profits of PIMCO. The PIMCO Compensation Committee determines which Managing Directors and executive management may purchase Class B Units and the number of Class B Units that each may purchase. The Class B Units are purchased pursuant to full recourse notes issued to the holder. The base compensation of each Class B Unit holder is increased in an amount equal to the principal amortization applicable to the notes given by the Managing Director or member of executive management.

Portfolio managers who are Managing Directors also have long-term employment contracts, which guarantee severance payments in the event of involuntary termination of a Managing Director’s employment with PIMCO.

Ownership of Securities

Portfolio Manager	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000,000
Paul A. McCulley	X

AXA ENTERPRISE ALLOCATION FUNDS AXA FUNDS MANAGEMENT GROUP UNIT (“ADVISER”)
Presented below for each portfolio manager is the
number of other accounts of the Adviser managed by
the portfolio manager and the total assets in the
accounts managed within each category as of
	October 31, 2005						Presented below for each of the categories is the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total Assets	# of Accts.	Total assets	# of Accts.	Total Assets	Number of Accounts	Total Assets
AXA ENTERPRISE CONSERVATIVE ALLOCATION FUND
Kenneth B. Beitler	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
Kenneth T. Kozlowski	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
AXA ENTERPRISE MODERATE ALLOCATION FUND
Kenneth B. Beitler	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
Kenneth T. Kozlowski	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND
Kenneth B. Beitler	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
Kenneth T. Kozlowski	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
AXA ENTERPRISE AGGRESSIVE ALLOCATION FUND
Kenneth B. Beitler	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
Kenneth T. Kozlowski	10	$10.6 Billion	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A

Description of any material conflicts.

The Allocation Funds and the other registered investment companies for which Messrs. Beitler and Kozlowski serve as the portfolio managers are each structured as a “fund of funds,” which invest in other registered investment companies for which AXA Equitable serves as the investment manager. None of such funds is subject to an advisory fee that is based on the performance of the fund. Given such “fund of funds” structure and the absence of performance-based advisory fee, as well as the lack of any impact of fund performance on individual portfolio manager’s compensation as further described below, Messrs. Beitler and Kozlowski are not, as a general matter, subject to the potential conflicts of interest that may arise in connection with their management of the Allocation Funds, on the one hand, and the other funds, on the other, such as material differences in the investment strategies or allocation of investment opportunities.

Compensation as of December 31, 2005.

Because Messrs. Beitler and Kozlowski both serve as officers and employees of AXA Equitable, and their respective roles are not limited to serving as the portfolio managers of the funds and other accounts managed by them, their compensation is based on AXA Equitable’s compensation program as it applies to the firm’s officers in general. AXA Equitable’s compensation program consists of a base salary, short-term incentive compensation and long-term incentive compensation. Individual jobs are defined based on scope, responsibility and market value and assigned to a specific level within the firm’s base salary structure. An individual’s base salary is then established within the range of such structure based on a combination of experience, skills, job content and performance and periodically evaluated based on survey data and market research. Annual short-term incentive compensation opportunities, granted in cash, are made available depending on whether firm-wide objectives were met during the year, as measured by various performance objectives such as underlying and adjusted earnings, expense management and sales. Once the target level of the short-term incentive compensation, granted in the form of stock options, restricted stocks, and/or performance units, is offered in a manner similar to the short-term incentive compensation and is based on the combination of firm-wide performance and individual performance.

Ownership of Securities*

AXA CONSERVATIVE ALLOCATION FUND
Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001- $1,000,000	over $1,000,000
Kenneth B. Beitler	X
Kenneth T. Kozlowski	X
AXA MODERATE ALLOCATION FUND
Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001- $1,000,000	over $1,000,000
Kenneth B. Beitler	X
Kenneth T. Kozlowski	X
AXA MODERATE-PLUS ALLOCATION FUND
Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001- $1,000,000	over $1,000,000
Kenneth B. Beitler	X
Kenneth T. Kozlowski	X
AXA AGGRESSIVE ALLOCATION FUND
Portfolio Manager	None	$1- $10,000	$10,001-$50,000	$50,001-$100,000	$100,001-$500,000	$500,001- $1,000,000	over $1,000,000
Kenneth B. Beitler		X
Kenneth T. Kozlowski		X
*	Information is as of March 1, 2006.

APPENDIX C

ALLIANCE CAPITAL MANAGEMENT L.P.

Statement of Policies and Procedures for Proxy Voting

October 2005

INTRODUCTION

As a registered investment adviser, Alliance Capital Management L.P. (“Alliance Capital”, “we” or “us”) has a fiduciary duty to act solely in the best interests of our clients. We recognize that this duty requires us to vote client securities in a timely manner and make voting decisions that are in the best interests of our clients. Consistent with these obligations, we will disclose our clients’ voting records only to them and as required by mutual fund vote disclosure regulations. In addition, the proxy committees may, after careful consideration, choose to respond to surveys regarding past votes.

This statement is intended to comply with Rule 206(4)-6 of the Investment Advisers Act of 1940. It sets forth our policies and procedures for voting proxies for our discretionary investment advisory clients, including investment companies registered under the Investment Company Act of 1940. This statement applies to Alliance Capital’s growth and value investment groups investing on behalf of clients in both US and non-US securities.

PROXY POLICIES

This statement is designed to be responsive to the wide range of proxy voting subjects that can have a significant effect on the investment value of the securities held in our clients’ accounts. These policies are not exhaustive due to the variety of proxy voting issues that we may be required to consider. Alliance Capital reserves the right to depart from these guidelines in order to avoid voting decisions that we believe may be contrary to our clients’ best interests. In reviewing proxy issues, we will apply the following general policies:

Corporate Governance:    Alliance Capital’s proxy voting policies recognize the importance of good corporate governance in ensuring that management and the board of directors fulfill their obligations to the shareholders. We favor proposals promoting transparency and accountability within a company. We will vote for proposals providing for equal access to the proxy materials so that shareholders can express their views on various proxy issues. We also support the appointment of a majority of independent directors on key committees and separating the positions of chairman and chief executive officer. Finally, because we believe that good corporate governance requires shareholders to have a meaningful voice in the affairs of the company, we will support non-binding shareholder proposals that request that companies amend their by-laws to provide that director nominees be elected by an affirmative vote of a majority of the votes cast.

Elections of Directors:    Unless there is a proxy fight for seats on the Board or we determine that there are other compelling reasons for withholding votes for directors, we will vote in favor of the management proposed slate of directors. That said, we believe that directors have a duty to respond to shareholder actions that have received significant shareholder support. We may withhold votes for directors that fail to act on key issues such as failure to implement proposals to declassify boards, failure to implement a majority vote requirement, failure to submit a rights plan to a shareholder vote or failure to act on tender offers where a majority of shareholders have tendered their shares. In addition, we will withhold votes for directors who fail to attend at least seventy-five percent of board meetings within a given year without a reasonable excuse. Finally, we may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

Appointment of Auditors:    Alliance Capital believes that the company remains in the best position to choose the auditors and will generally support management’s recommendation. However, we recognize that there may be inherent conflicts when a company’s independent auditor performs substantial non-audit related services for the company. Although we recognize that there may be special circumstances that could lead to high levels of non-audit fees in some years, we would normally consider non-audit fees in excess of 70% of total fees paid to the auditing firm to be disproportionate. Therefore, absent unique circumstances, we may vote against the appointment of auditors if the fees for non-audit related services exceed 70% of the total fees paid by the company to the auditing firm or there are other reasons to question the independence of the company’s auditors.

Changes in Legal and Capital Structure:    Changes in a company’s charter, articles of incorporation or by-laws are often technical and administrative in nature. Absent a compelling reason to the contrary, Alliance Capital will cast its votes in accordance with the company’s management on such proposals. However, we will review and analyze on a case-by-case basis any non-routine proposals that are likely to affect the structure and operation of the company or have a material economic effect on the company. For example, we will generally support proposals to increase authorized common stock when it is necessary to implement a stock split, aid in a restructuring or acquisition or provide a sufficient number of shares for an employee savings plan, stock option or executive compensation plan. However, a satisfactory explanation of a company’s intentions must be disclosed in the proxy statement for proposals requesting an increase of greater than one hundred percent of the shares outstanding. We will oppose increases in authorized common stock where there is evidence that the shares will be used to implement a poison pill or another form of anti-takeover device.

Corporate Restructurings, Mergers and Acquisitions:    Alliance Capital believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, we will analyze such proposals on a case-by-case basis, weighing heavily the views of our research analysts that cover the company and our investment professionals managing the portfolios in which the stock is held.

Proposals Affecting Shareholder Rights:    Alliance Capital believes that certain fundamental rights of shareholders must be protected. We will generally vote in favor of proposals that give shareholders a greater voice in the affairs of the company and oppose any measure that seeks to limit those rights. However, when analyzing such proposals we will weigh the financial impact of the proposal against the impairment of shareholder rights.

Anti-Takeover Measures:    Alliance Capital believes that measures that impede corporate transactions such as takeovers or entrench management not only infringe on the rights of shareholders but may also have a detrimental effect on the value of the company. We will generally oppose proposals, regardless of whether they are advanced by management or shareholders, the purpose or effect of which is to entrench management or excessively or inappropriately dilute shareholder ownership. Conversely, we support proposals that would restrict or otherwise eliminate anti-takeover or anti-shareholder measures that have already been adopted by corporate issuers. For example, we will support shareholder proposals that seek to require the company to submit a shareholder rights plan to a shareholder vote. We will evaluate, on a case-by-case basis, proposals to completely redeem or eliminate such plans. Furthermore, we will generally oppose proposals put forward by management (including the authorization of blank check preferred stock, classified boards and supermajority vote requirements) that appear to be anti-shareholder or intended as management entrenchment mechanisms.

Executive Compensation:    Alliance Capital believes that company management and the compensation committee of the board of directors should, within reason, be given latitude to determine the types and mix of compensation and benefit awards offered to company employees. Whether proposed by a shareholder or management, we will review proposals relating to executive compensation plans on a case-by-case basis to ensure that the long-term interests of management and shareholders are properly aligned. In general, we will analyze the proposed plans to ensure that shareholder equity will not be excessively diluted. With regard to stock award or option plans, we consider whether the option exercise prices are below the market price on the date of grant and whether an acceptable number of employees are eligible to participate in such programs. We will generally oppose plans that have below market value exercise prices on the date of issuance or permit repricing of underwater stock options without shareholder approval. Other factors such as the company’s performance and industry practice will generally be factored into our analysis. We will support proposals requiring managements to submit severance packages that exceed 2.99 times the sum of an executive officer’s base salary plus bonus that are triggered by a change in control to a shareholder vote. Finally, we will support shareholder proposals requiring companies to expense stock options because we view them as a large corporate expense that should be appropriately accounted for.

Social and Corporate Responsibility:    Alliance Capital will review and analyze on a case-by-case basis proposals relating to social, political and environmental issues to determine whether they will have a financial impact on shareholder value. We will vote against proposals that are unduly burdensome or result in unnecessary and excessive costs to the company. We may abstain from voting on social proposals that do not have a readily determinable financial impact on shareholder value.

PROXY VOTING PROCEDURES

Proxy Voting Committees

Our growth and value investment groups have formed separate proxy voting committees to establish general proxy policies for Alliance Capital and consider specific proxy voting matters as necessary. These committees periodically review these policies and new types of corporate governance issues, and decide how we should vote on proposals not covered by these policies. When a proxy vote cannot be clearly decided by an application of our stated policy, the proxy committee will evaluate the proposal. In addition, the committees, in conjunction with the analyst that covers the company, may contact corporate management and interested shareholder groups and others as necessary to discuss proxy issues. Members of the committee include senior investment personnel and representatives of the Legal and Compliance Department. The committees may also evaluate proxies where we face a potential conflict of interest (as discussed below). Finally, the committees monitor adherence to these policies.

Conflicts of Interest

Alliance Capital recognizes that there may be a potential conflict of interest when we vote a proxy solicited by an issuer whose retirement plan we manage, or we administer, who distributes Alliance Capital sponsored mutual funds, or with whom we or an employee has another business or personal relationship that may affect how we vote on the issuer’s proxy. Similarly, Alliance may have a potential material conflict of interest when deciding how to vote on a proposal sponsored or supported by a shareholder group that is a client. We believe that centralized management of proxy voting, oversight by the proxy voting committees and adherence to these policies ensures that proxies are voted with only our clients’ best interests in mind. Additionally, we have implemented procedures to ensure that our votes are not the product of a material conflict of interests, including: (i) on an annual basis, the proxy committees will take reasonable steps to evaluate the nature of Alliance Capital’s and our employees’ material business and personal relationships (and those of our affiliates) with any company whose equity securities are held in client accounts and any client that has sponsored or has material interest in a proposal upon which we will be eligible to vote; (ii) requiring anyone involved in the decision making process to disclose to the chairman of the appropriate proxy committee any potential conflict that they are aware of (including personal relationships) and any contact that they have had with any interested party regarding a proxy vote; (iii) prohibiting employees involved in the decision making process or vote administration from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties; and (iv) where a material conflict of interests exists, reviewing our proposed vote by applying a series of objective tests and, where necessary, considering the views of third party research services to ensure that our voting decision is consistent with our clients’ best interests.

Because under certain circumstances Alliance Capital considers the recommendation of third party research services, the proxy committees will take reasonable steps to verify that any third party research service is in fact independent based on all of the relevant facts and circumstances. This includes reviewing the third party research service’s conflict management procedures and ascertaining, among other things, whether the third party research service (i) has the capacity and competency to adequately analyze proxy issues; and (ii) can make such recommendations in an impartial manner and in the best interests of our clients.

Proxies of Certain Non-US Issuers

Proxy voting in certain countries requires “share blocking.” Shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting (usually one-week) with a designated depositary. During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the clients’ custodian banks. Absent compelling reasons to the contrary, Alliance Capital believes that the benefit to the client of exercising the vote does not outweigh the cost of voting (i.e. not being able to sell the shares during this period). Accordingly, if share blocking is required we generally abstain from voting those shares.

In addition, voting proxies of issuers in non-US markets may give rise to a number of administrative issues that may prevent Alliance Capital from voting such proxies. For example, Alliance Capital may receive meeting notices without enough time to fully consider the proxy or after the cut-off date for voting. Other markets require Alliance Capital to provide local agents with power of attorney prior to implementing Alliance Capital’s voting instructions. Although it is Alliance Capital’s policy to seek to vote all proxies for securities held in client accounts for which we have proxy voting authority, in the case of non-US issuers, we vote proxies on a best efforts basis.

Loaned Securities

Many clients of Alliance Capital have entered into securities lending arrangements with agent lenders to generate additional revenue. Alliance Capital will not be able to vote securities that are on loan under these types of arrangements. However, under rare circumstances, for voting issues that may have a significant impact on the investment, we may request that clients recall securities that are on loan if we determine that the benefit of voting outweighs the costs and lost revenue to the client or fund and the administrative burden of retrieving the securities.

Proxy Voting Records

Clients may obtain information about how we voted proxies on their behalf by contacting their Alliance Capital administrative representative. Alternatively, clients may make a written request for proxy voting information to: Mark R. Manley, Senior Vice President & Chief Compliance Officer, Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, NY 10105.

RCM CAPITAL MANAGEMENT LLC

DESCRIPTION OF PROXY VOTING POLICY

RCM Capital Management LLC (“RCM”) typically votes proxies as part of its discretionary authority to manage accounts, unless our client has explicitly reserved the authority for itself. In cases where we have voting authority, we intend to vote such proxies in a manner consistent with the best interest of our clients. Proxy voting proposals are voted with regard to enhancing shareholder wealth and voting power.

RCM has adopted written Proxy Voting Guidelines and Procedures (the “Proxy Guidelines”) that are reasonably designed to ensure that we are voting in the best interest of our clients. A Proxy Committee, consisting of investment, compliance and operations personnel, is responsible for establishing our proxy voting policies and procedures. The Proxy Guidelines summarize our position on various issues, including issues of corporate governance and corporate actions, and give general indication as to how we will vote shares on such issues. The Proxy Guidelines do not include all potential voting issues and for that reason, there may be instances when we may not vote proxies in strict adherence to the Proxy Guidelines. To the extent that the Proxy Guidelines do not cover potential voting issues or a case arises of a material conflict between our interest and those of a client with respect to proxy voting, our Proxy Committee will convene to discuss these instances. In evaluating issues, the Proxy Committee may consider information from many sources, including our portfolio management team, our analyst responsible for monitoring the stock of the company at issue, management of a company presenting a proposal, shareholder groups, and independent proxy research services. In situations where the Proxy Guidelines do not give clear guidance on an issue, our Proxy Specialist will, at his or her discretion, consult our Analyst or Portfolio Manager and/or the Proxy Committee. In the event that one of our analyst or portfolio manager wishes to override the Proxy Guidelines, the proposal will be presented to the Proxy Committee for a final decision. Deviation from the Proxy Guidelines will be documented and maintained in accordance with Rule 204-2 under the Investment Advisers Act of 1940.

In accordance with the Proxy Guidelines, RCM may review various criteria associated with voting proxies and evaluate the expected benefit to our clients when making an overall determination on how or whether to vote a proxy. In addition, we may refrain from voting a proxy due to logistical considerations that may have a detrimental effect on our ability to vote such a proxy. These issues may include, but are not limited to: 1) proxy statements and ballots being written in a foreign language, 2) untimely notice of a shareholder meeting, 3) requirements to vote proxies in person, 4) restrictions on foreigner’s ability to exercise votes, 5) restrictions on the sale of securities for a period of time in proximity to the shareholder meeting, or 6) requirements to provide local agents with power of attorney to facilitate the voting instructions. Such proxies are voted on a best-efforts basis.

RCM retains an independent third-party voting service to assist us in the proxy voting process. The services provided offer a variety of proxy-related services to assist in our handling of proxy voting responsibilities. Such services include, among other things, analysis and voting recommendations and assistance in the administrative process.

Conflicts of Interest

RCM may have conflicts of interest that can affect how we vote our clients’ proxies. For example, RCM or an affiliate may manage a pension plan whose management is sponsoring a proxy proposal. In the example, failure to vote in favor of management may harm our or our affiliate’s relationship with the company. Given the value of the relationship to us or our affiliate a material conflict of interest may exist in this example even in the absence of efforts by management to persuade us how to vote. The Proxy Guidelines are designed to prevent material conflicts of interest from affecting the manner in which we vote our clients’ proxies. In order to ensure that all material conflicts of interest are addressed appropriately while carrying out our obligation to vote proxies, the Proxy Committee is responsible for addressing how RCM resolves such material conflicts of interest with our clients.

TCW INVESTMENT MANAGEMENT COMPANY

SUMMARY OF PROXY VOTING GUIDELINES AND PROCEDURES

Introduction

Certain affiliates of The TCW Group, Inc. (these affiliates are collectively referred to as “TCW”) act as investment advisors for a variety of clients, including mutual funds. In connection with these investment advisory duties, TCW exercises voting responsibilities for its clients through the corporate proxy voting process. TCW believes that the right to vote proxies is a significant asset of its clients’ holdings. In order to provide a basis for making decisions in the voting of proxies for its clients, TCW has established a proxy voting committee (the “Proxy Committee”) and adopted these proxy voting guidelines and procedures (the “Guidelines”). The Proxy Committee meets quarterly (or at such other frequency as determined by the Proxy Committee) to review the Guidelines and other proxy voting issues. The members of the Proxy Committee include TCW personnel from the investment, legal and marketing departments. TCW also uses an outside proxy voting service (the “Outside Service”) to help manage the proxy voting process. The Outside Service facilitates TCW’s voting according to the Guidelines (or, if applicable, according to guidelines submitted by TCW’s clients) and helps maintain TCW’s proxy voting records. Under specified circumstances described below involving potential conflicts of interest, the Outside Service may also be requested to help decide certain proxy votes.

Philosophy

The Guidelines provide a basis for making decisions in the voting of proxies for clients of TCW. When voting proxies, TCW’s utmost concern is that all decisions be made solely in the interests of the client and with the goal of maximizing the value of the client’s investments. With this goal in mind, the Guidelines cover various categories of voting decisions and generally specify whether TCW will vote for or against a particular type of proposal. TCW’s underlying philosophy, however, is that its portfolio managers, who are primarily responsible for evaluating the individual holdings of TCW’s clients, are best able to determine how best to further client interests and goals. The portfolio managers may, in their discretion, take into account the recommendations of TCW management, the Proxy Committee, and the Outside Service.

Guidelines

The proxy voting decisions set forth below refer to proposals by company management except for the categories of “Shareholder Proposals” and “Social Issue Proposals.” The voting decisions in these latter two categories refer to proposals by outside shareholders.

Governance

•	For director nominees in uncontested elections
•	For management nominees in contested elections
•	For ratifying auditors, except against if the previous auditor was dismissed because of a disagreement with the company or if the non-audit services exceed 51% of fees
•	For changing the company name
•	For approving other business
•	For adjourning the meeting
•	For technical amendments to the charter and/or bylaws
•	For approving financial statements

Capital Structure

•	For increasing authorized common stock

•	For decreasing authorized common stock

•	For amending authorized common stock

•	For the issuance of common stock, except against if the issued common stock has superior voting rights

•	For approving the issuance or exercise of stock warrants

•	For authorizing preferred stock, except against if the board has unlimited rights to set the terms and conditions of the shares

•	For increasing authorized preferred stock, except against if the board has unlimited rights to set the terms and conditions of the shares

•	For decreasing authorized preferred stock

•	For canceling a class or series of preferred stock

•	For amending preferred stock

•	For issuing or converting preferred stock, except against if the shares have voting rights superior to those of other shareholders

•	For eliminating preemptive rights

•	For creating or restoring preemptive rights

•	Against authorizing dual or multiple classes of common stock

•	For eliminating authorized dual or multiple classes of common stock

•	For amending authorized dual or multiple classes of common stock

•	For increasing authorized shares of one or more classes of dual or multiple classes of common stock, except against if it will allow the company to issue additional shares with superior voting rights

•	For a stock repurchase program

•	For a stock split

•	For a reverse stock split, except against if the company does not intend to proportionally reduce the number of authorized shares

Mergers and Restructuring

•	For merging with or acquiring another company

•	For recapitalization

•	For restructuring the company

•	For bankruptcy restructurings

•	For liquidations

•	For reincorporating in a different state

•	For a leveraged buyout of the company

•	For spinning off certain company operations or divisions

•	For the sale of assets

•	Against eliminating cumulative voting

•	For adopting cumulative voting

Board of Directors

•	For limiting the liability of directors

•	For amending director liability provisions

•	Against indemnifying directors and officers

•	Against amending provisions concerning the indemnification of directors and officers

•	For setting the board size

•	For allowing the directors to fill vacancies on the board without shareholder approval

•	Against giving the board the authority to set the size of the board as needed without shareholder approval

•	For a proposal regarding the removal of directors, except against if the proposal limits the removal of directors to cases where there is legal cause

•	For non-technical amendments to the company’s certificate of incorporation, except against if an amendment would have the effect of reducing shareholders’ rights

•	For non-technical amendments to the company’s by laws, except against if an amendment would have the effect of reducing shareholder’s rights

Anti-Takeover Provisions

•	Against a classified board

•	Against amending a classified board

•	For repealing a classified board

•	Against ratifying or adopting a shareholder rights plan (poison pill)

•	Against redeeming a shareholder rights plan (poison pill)

•	Against eliminating shareholders’ right to call a special meeting

•	Against limiting shareholders’ right to call a special meeting

•	For restoring shareholders’ right to call a special meeting

•	Against eliminating shareholders’ right to act by written consent

•	Against limiting shareholders’ right to act by written consent

•	For restoring shareholders’ right to act by written consent

•	Against establishing a supermajority vote provision to approve a merger or other business combination

•	For amending a supermajority vote provision to approve a merger or other business combination, except against if the amendment would increase the vote required to approve the transaction

•	For eliminating a supermajority vote provision to approve a merger or other business combination

•	Against adopting supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

•	Against amending supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

•	For eliminating supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

•	Against expanding or clarifying the authority of the board of directors to consider factors other than the interests of shareholders in assessing a takeover bid

•	Against establishing a fair price provision

•	Against amending a fair price provision

•	For repealing a fair price provision

•	For limiting the payment of greenmail

•	Against adopting advance notice requirements

•	For opting out of a state takeover statutory provision

•	Against opt into a state takeover statutory provision

Compensation

•	For adopting a stock incentive plan for employees, except decide on a case-by-case basis if the plan dilution is more than 15% of outstanding common stock or if the potential dilution from all company plans, including the one proposed, is more than 20% of outstanding common stock

•	For amending a stock incentive plan for employees, except decide on a case-by-case basis if the minimum potential dilution from all company plans, including the one proposed, is more than 20% of outstanding common stock

•	For adding shares to a stock incentive plan for employees, except decide on a case-by-case basis if the plan dilution is more than 15% of outstanding common stock or if the potential dilution from all company plans, including the one proposed, is more than 20% of outstanding common stock

•	For limiting per-employee option awards

•	For extending the term of a stock incentive plan for employees

•	For adopting a stock incentive plan for non-employee directors, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of outstanding common equity

•	For amending a stock incentive plan for non-employee directors, except decide on a case-by-case basis if the minimum potential dilution from all plans, including the one proposed, is more than 10% of outstanding common equity

•	For adding shares to a stock incentive plan for non-employee directors, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For adopting an employee stock purchase plan, except against if the proposed plan allows employees to purchase stock at prices of less than 75% of the stock’s fair market value

•	For amending an employee stock purchase plan, except against if the proposal allows employees to purchase stock at prices of less than 75% of the stock’s fair market value

•	For adding shares to an employee stock purchase plan, except against if the proposed plan allows employees to purchase stock at prices of less than 75% of the stock’s fair market value

•	For adopting a stock award plan, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For amending a stock award plan, except against if the amendment shortens the vesting requirements or lessens the performance requirements

•	For adding shares to a stock award plan, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For adopting a stock award plan for non-employee directors, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For amending a stock award plan for non-employee directors, except decide on a case-by-case basis if the minimum potential dilution from all plans is more than 10% of the outstanding common equity.

•	For adding shares to a stock award plan for non-employee directors, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For approving an annual bonus plan

•	For adopting a savings plan

•	For granting a one-time stock option or stock award, except decide on a case-by-case basis if the plan dilution is more than 15% of the outstanding common equity

•	For adopting a deferred compensation plan

•	For approving a long-term bonus plan

•	For approving an employment agreement or contract

•	For amending a deferred compensation plan

•	For exchanging underwater options (options with a per-share exercise price that exceeds the underlying stock’s current market price)

•	For amending an annual bonus plan

•	For reapproving a stock option plan or bonus plan for purposes of OBRA

•	For amending a long-term bonus plan

Shareholder Proposals

•	For requiring shareholder ratification of auditors

•	Against requiring the auditors to attend the annual meeting

•	Against limiting consulting by auditors

•	Against requiring the rotation of auditors

•	Against restoring preemptive rights

•	For asking the company to study sales, spin-offs, or other strategic alternatives

•	For asking the board to adopt confidential voting and independent tabulation of the proxy ballots

•	Against asking the company to refrain from counting abstentions and broker non-votes in vote tabulations

•	Against eliminating the company’s discretion to vote unmarked proxy ballots.

•	For providing equal access to the proxy materials for shareholders

•	Against requiring the improvement of annual meeting reports

•	Against changing the annual meeting location

•	Against changing the annual meeting date

•	Against asking the board to include more women and minorities as directors.

•	Against seeking to increase board independence

•	Against limiting the period of time a director can serve by establishing a retirement or tenure policy

•	Against requiring minimum stock ownership by directors

•	Against providing for union or employee representatives on the board of directors

•	For increasing disclosure regarding the board’s role in the development and monitoring of the company’s long-term strategic plan

•	For increasing the independence of the nominating committee

•	For creating a nominating committee of the board

•	Against urging the creation of a shareholder committee

•	Against asking that the chairman of the board of directors be chosen from among the ranks of the non-employee directors

•	Against asking that a lead director be chosen from among the ranks of the non-employee directors

•	For adopting cumulative voting

•	Against requiring directors to place a statement of candidacy in the proxy statement

•	Against requiring the nomination of two director candidates for each open board seat

•	Against making directors liable for acts or omissions that constitute a breach of fiduciary care resulting from a director’s gross negligence and/or reckless or willful neglect

•	For repealing a classified board

•	Against asking the board to redeem or to allow shareholders to vote on a poison pill shareholder rights plan

•	For eliminating supermajority provisions

•	For reducing supermajority provisions

•	Against repealing fair price provisions

•	For restoring shareholders’ right to call a special meeting

•	For restoring shareholders’ right to act by written consent

•	For limiting the board’s discretion to issue targeted share placements or requiring shareholder approval before such block placements can be made

•	For seeking to force the company to opt out of a state takeover statutory provision

•	Against reincorporating the company in another state

•	For limiting greenmail payments

•	Against restricting executive compensation

•	For enhance the disclosure of executive compensation

•	Against restricting director compensation

•	Against capping executive pay

•	Against calling for directors to be paid with company stock

•	Against calling for shareholder votes on executive pay

•	Against calling for the termination of director retirement plans

•	Against asking management to review, report on, and/or link executive compensation to non-financial criteria, particularly social criteria

•	Against seeking shareholder approval to reprice or replace underwater stock options

•	For banning or calling for a shareholder vote on future golden parachutes

•	Against seeking to award performance-based stock options

•	Against establishing a policy of expensing the costs of all future stock options issued by the company in the company’s annual income statement

•	Against requesting that future executive compensation be determined without regard to any pension fund income

•	For creating a compensation committee

•	Against requiring that the compensation committee hire its own independent compensation consultants-separate from the compensation consultants working with corporate management-to assist with executive compensation issues

•	For increasing the independence of the compensation committee

•	For increasing the independence of the audit committee

•	For increasing the independence of key committees

Social Issue Proposals

•	For asking the company to develop or report on human rights policies

•	For asking the company to review its operations’ impact on local groups, except against if the proposal calls for action beyond reporting

•	Against asking the company to limit or end operations in Burma

•	For asking management to review operations in Burma

•	For asking management to certify that company operations are free of forced labor

•	Against asking management to implement and/or increase activity on each of the principles of the U.S. Business Principles for Human Rights of Workers in China.

•	Against asking management to develop social, economic, and ethical criteria that the company could use to determine the acceptability of military contracts and to govern the execution of the contracts

•	Against asking management to create a plan of converting the company’s facilities that are dependent on defense contracts toward production for commercial markets

•	Against asking management to report on the company’s government contracts for the development of ballistic missile defense technologies and related space systems

•	Against asking management to report on the company’s foreign military sales or foreign offset activities

•	Against asking management to limit or end nuclear weapons production

•	Against asking management to review nuclear weapons production

•	Against asking the company to establish shareholder-designated contribution programs

•	Against asking the company to limit or end charitable giving

•	For asking the company to increase disclosure of political spending and activities

•	Against asking the company to limit or end political spending

•	For requesting disclosure of company executives’ prior government service

•	Against requesting affirmation of political nonpartisanship

•	For asking management to report on or change tobacco product marketing practices, except against if the proposal calls for action beyond reporting

•	Against severing links with the tobacco industry

•	Against asking the company to review or reduce tobacco harm to health

•	For asking management to review or promote animal welfare, except against if the proposal calls for action beyond reporting

•	For asking the company to report or take action on pharmaceutical drug pricing or distribution, except against if the proposal asks for more than a report

•	Against asking the company to take action on embryo or fetal destruction

•	For asking the company to review or report on nuclear facilities or nuclear waste, except against if the proposal asks for cessation of nuclear-related activities or other action beyond reporting

•	For asking the company to review its reliance on nuclear and fossil fuels, its development or use of solar and wind power, or its energy efficiency, except vote against if the proposal asks for more than a report.

•	Against asking management to endorse the Ceres principles

•	For asking the company to control generation of pollutants, except against if the proposal asks for action beyond reporting or if the company reports its omissions and plans to limit their future growth or if the company reports its omissions and plans to reduce them from established levels

•	For asking the company to report on its environmental impact or plans, except against if management has issued a written statement beyond the legal minimum

•	For asking management to report or take action on climate change, except against if management acknowledges a global warming threat and has issued company policy or if management has issued a statement and committed to targets and timetables or if the company is not a major emitter of greenhouse gases

•	For asking management to report on, label, or restrict sales of bioengineered products, except against if the proposal asks for action beyond reporting or calls for a moratorium on sales of bioengineered products

•	Against asking the company to preserve natural habitat

•	Against asking the company to review its developing country debt and lending criteria and to report to shareholders on its findings

•	Against requesting the company to assess the environmental, public health, human rights, labor rights, or other socioeconomic impacts of its credit decisions

•	For requesting reports and/or reviews of plans and/or policies on fair lending practices, except against if the proposal calls for action beyond reporting

•	Against asking the company to establish committees to consider issues related to facilities closure and relocation of work

•	For asking management to report on the company’s affirmative action policies and programs, including releasing its EEO-1 forms and providing statistical data on specific positions within the company, except against if the company releases its EEO-1 reports

•	Against asking management to drop sexual orientation from EEO policy

•	Against asking management to adopt a sexual orientation non-discrimination policy

•	For asking management to report on or review Mexican operations

•	Against asking management to adopt standards for Mexican operations

•	Against asking management to review or implement the MacBride principles

•	Against asking the company to encourage its contractors and franchisees to implement the MacBride principles

•	For asking management to report on or review its global labor practices or those of its contractors, except against if the company already reports publicly using a recognized standard or if the resolution asks for more than a report

•	Against asking management to adopt, implement, or enforce a global workplace code of conduct based on the International Labor Organization’s core labor conventions

•	For requesting reports on sustainability, except against if the company has already issued a report in GRI format

Conflict Resolution

Individual portfolio managers, in the exercise of their best judgment and discretion, may from time to time override the Guidelines and vote proxies in a manner that they believe will enhance the economic value of clients’ assets, keeping in mind the best interests of the beneficial owners. A portfolio manager choosing to override the Guidelines must deliver a written rationale for each such decision to TCW’s Proxy Specialist (the “Proxy Specialist”), who will maintain such documentation in TCW’s proxy voting records and deliver a quarterly report to the Proxy Committee of all votes cast other than in accordance with the Guidelines. If the Proxy Specialist believes there is a question regarding a portfolio manager’s vote, she will obtain the approval of TCW’s Director of Research (the “Director of Research”) for the vote before submitting it. The Director of Research will review the portfolio manager’s vote and make a determination. If the Director of Research believes it appropriate, she may elect to convene the Proxy Committee.

It is unlikely that serious conflicts of interest will arise in the context of TCW’s proxy voting, because TCW does not engage in investment banking or the managing or advising of public companies. In the event a potential conflict of interest arises in the context of voting proxies for TCW’s clients, the primary means by which TCW will avoid a conflict is by casting such votes solely in the interests of its clients and in the interests of maximizing the value of their portfolio holdings. In this regard, if a potential conflict of interest arises, but the proxy vote to be decided is predetermined hereunder to be cast either in favor or against, then TCW will vote accordingly. On the other hand, if a potential conflict of interest arises and either there is no predetermined vote or such vote is to be decided on a case-by-case basis, then TCW will undertake the following analysis.

First, if a potential conflict of interest is identified because the issuer soliciting proxy votes is itself a client of TCW’s (or because an affiliate of such issuer, such as a pension or profit sharing plan sponsored by such issuer, is a client of TCW’s), then the Proxy Committee will determine whether such relationship is material to TCW. In making this determination, a conflict of interest will usually not be deemed to be material unless the assets managed for that client by TCW exceed, in the aggregate, 0.25% (25 basis points) or more of TCW’s total assets under management. If such a material conflict is deemed to have arisen, then TCW will refrain completely from exercising its discretion with respect to voting the proxy with respect to such vote and will, instead, refer that vote to an outside service for its independent consideration as to how the vote should be cast. Second, a potential conflict of interest may arise because an employee of TCW sits on the Board of a public company. The Proxy Specialist is on the distribution list for an internal chart that shows any Board seats in public companies held by TCW personnel. If there is a vote regarding such a company, and the portfolio manager wants to vote other than in accordance with the Guidelines, the Proxy Specialist will confirm that the portfolio manager has not spoken with the particular Board member and will provide the Proxy Committee with the facts and vote rationale so that it can vote the securities. The vote by the Proxy Committee will be documented.

Finally, if a portfolio manager conflict is identified with respect to a given proxy vote, the Proxy Committee will remove such vote from the conflicted portfolio manager and, as a group, the Proxy Committee will consider and cast the vote

Proxy Voting Information and Recordkeeping

Upon request, TCW provides proxy voting records to its clients. These records state how votes were cast on behalf of client accounts, whether a particular matter was proposed by the company or a shareholder, and whether or not TCW voted in line with management recommendations. TCW is prepared to explain to clients the rationale for votes cast on behalf of client accounts. To obtain proxy voting records, a client should contact the Proxy Specialist.

TCW or an outside service will keep records of the following items: (i) these Proxy Voting Guidelines and any other proxy voting procedures; (ii) proxy statements received regarding client securities (unless such statements are available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system); (iii) records of votes cast on behalf of clients (if maintained by an outside service, that outside service will provide copies of those records promptly upon request); (iv) records of written requests for proxy voting information and TCW’s response (whether a client’s request was oral or in writing); and (v) any documents prepared by TCW that were material to making a decision how to vote, or that memorialized the basis for the decision. Additionally, TCW or an outside service will maintain any documentation related to an identified material conflict of interest.

TCW or an outside service will maintain these records in an easily accessible place for at least five years from the end of the fiscal year during which the last entry was made on such record. For the first two years, TCW or an outside service will store such records at its principal office.

International Proxy Voting

While TCW utilizes these Proxy Voting Guidelines for both international and domestic portfolios and clients, there are some significant differences between voting U.S. company proxies and voting non-U.S. company proxies. For U.S. companies, it is relatively easy to vote proxies, as the proxies are automatically received and may be voted by mail or electronically. In most cases, the officers of a U.S. company soliciting a proxy act as proxies for the company’s shareholders.

For proxies of non-U.S. companies, however, it is typically both difficult and costly to vote proxies. The major difficulties and costs may include: (i) appointing a proxy; (ii) knowing when a meeting is taking place; (iii) obtaining relevant information about proxies, voting procedures for foreign shareholders, and restrictions on trading securities that are subject to proxy votes; (iv) arranging for a proxy to vote; and (v) evaluating the cost of voting. Also, proxy votes against management rarely succeed. Furthermore, the operational hurdles to voting proxies vary by country. As a result, TCW considers international proxy voting on a case-by-case basis. However, when TCW believes that an issue to be voted is likely to affect the economic value of the portfolio securities, that its vote may influence the ultimate outcome of the contest, and that the benefits of voting the proxy exceed the expected costs, TCW will make every reasonable effort to vote such proxies. In addition, TCW will attempt to implement, to the extent appropriate, uniform voting procedures across countries.

JANUS CAPITAL MANAGEMENT LLC

PROXY VOTING PROCEDURES

DECEMBER 2005

The following represents the procedures for Janus Capital Management LLC (“Janus”) with respect to the voting of proxies on behalf of all clients, including mutual funds advised by Janus, for which Janus has voting responsibility and the keeping of records relating to proxy voting.

General Policy.    Janus votes proxies in the best interest of if its clients. Janus will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service). Janus will only accept direction from a client to vote proxies for that client’s account pursuant to 1) Janus’ Proxy Voting Guidelines 2) the recommendations of Institutional Shareholder Services or 3) the recommendations of Institutional Shareholder Services under their Proxy Voter Services program.

ERISA Plan Policy.    On behalf of client accounts subject to ERISA, Janus seeks to discharge its fiduciary duty by voting proxies solely in the best interest of the participants and beneficiaries of such plans. Janus recognizes that the exercise of voting rights on securities held by ERISA plans for which Janus has voting responsibility is a fiduciary duty that must be exercised with care, skill, prudence and diligence. In voting proxies for ERISA accounts, Janus will exercise its fiduciary responsibility to vote all proxies for shares for which it has investment discretion as investment manager unless the power to vote such shares has been retained by the appointing fiduciary as set forth in the documents in which the named fiduciary has appointed Janus as investment manager.

Proxy Voting Committee.    The Janus Proxy Voting Committee (the “Committee”) develops Janus’ positions on all major corporate issues, creates guidelines and oversees the voting process. The Committee is comprised of the Vice President of Investment Accounting, the Assistant Vice President of Compliance, and a Portfolio Management representative (or their designees). Internal legal counsel serves as a consultant to the Committee and is a non-voting member. A quorum is required for all Committee meetings. In creating proxy voting recommendations, the Committee analyzes proxy proposals from the prior year and evaluates whether those proposals would adversely affect shareholders’ interests. Once the Committee establishes its recommendations, they are distributed to Janus’ portfolio managers(1) for review and comment. Following portfolio manager input on the recommendations, they are implemented as the Janus Proxy Voting Guidelines (the “Guidelines”). While the Committee sets the Guidelines and serves as a resource for Janus portfolio management, it does not have proxy voting authority for any proprietary or non-proprietary mutual fund or any investment advisory client. The portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Guidelines. However, a portfolio manager may choose to vote contrary to the Guidelines. When portfolio managers cast votes which are contrary to the Guidelines, they are required to document their reasons in writing for the Committee. In many cases, a security may be held by multiple portfolio managers. Portfolio managers are not required to cast consistent votes. Annually the Janus Funds Board of Trustees, or a committee thereof, will review Janus’ proxy voting process, policies and voting records.

Investment Accounting Group.    The Investment Accounting Group is responsible for administering the proxy voting process as set forth in these procedures. The Proxy Administrator in the Investment

Accounting Group works with the proxy voting service and is responsible for ensuring that all meeting notices are reviewed against the Guidelines and proxy matters are communicated to the portfolio managers and analysts for consideration pursuant to the Guidelines.

Voting and Use of Proxy Voting Service.    Janus has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service is responsible for coordinating with the clients’ custodians to ensure that all proxy materials received by the custodians relating to the clients’ portfolio securities are processed in a timely fashion. In addition, the Proxy Voting Service is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to Janus upon request.

To the extent applicable, the Proxy Voting Service will process all proxy votes in accordance with the Guidelines. Portfolio managers may decide to vote their proxies consistent with the Guidelines and instruct the Proxy Administrator to vote all proxies accordingly. In such cases, he or she may request to review the vote recommendations and sign-off on all the proxies before the votes are cast, or may choose to only sign-off on those votes cast against management. The portfolio managers are also given the option of reviewing and determining the votes on all proxies without utilizing the Guidelines. In all cases, the portfolio mangers may elect to receive a weekly report summarizing all proxy votes in his or her client accounts. Portfolio managers who vote their proxies inconsistent with the Guidelines are required to document the rationale for their vote. The Proxy Administrator is responsible for maintaining this documentation. If the Proxy Administrator does not receive a voting instruction from a Portfolio Manager, and the Guidelines require Portfolio Manager input on the issue, the vote will be cast by the Chief Investment Officer or the Director of Research.

The Proxy Voting Service will refer proxy questions to the Proxy Administrator for instructions under circumstances where: (1) the application of the Guidelines is unclear; (2) a particular proxy question is not covered by the Guidelines; or (3) the Guidelines call for Janus portfolio manager input. The Proxy Administrator solicits feedback from the Portfolio Manager or the Committee as required. Janus also utilizes research services relating to proxy questions provided by the Proxy Voting Service.

Procedures for Proxy Issues Outside the Guidelines.    In situations where the Proxy Voting Service refers a proxy question to the Proxy Administrator, the Proxy Administrator will consult with the portfolio manager regarding how the shares will be voted. The Proxy Administrator will refer such questions, through a written request, to the portfolio manager(s) who holds the security for a voting recommendation. The Proxy Administrator may also refer such questions, through a written request to any member of the Committee, but the Committee cannot direct the Proxy Administrator how to vote. If the proxy issue raises a conflict of interest (see Conflict of Interest discussion below), the portfolio manager will document how the proxy should be voted and the rationale for such recommendation. If the portfolio manager has had any contact with persons outside of Janus (excluding routine communications with proxy solicitors) regarding the proxy issue, the portfolio manager will disclose that contact to the Committee. The Committee will review the portfolio manager’s voting recommendation. If the Committee believes a conflict exists and that the portfolio manager’s voting recommendation is not in the best interests of the shareholders, the Committee will refer the issue to the Janus Chief Investment Officer (or the Director of Research in his/her absence) to determine how to vote.

Procedures for Voting Janus “Funds of Funds”.    Janus advises certain portfolios or “funds of funds” that invest in other Janus funds. From time to time, a fund of funds may be required to vote proxies for the underlying Janus fund(s) in which it is invested. If an underlying Janus fund submits a matter to a vote of its shareholders, votes for and against such matters on behalf of the owner fund of funds will be cast in the same proportion as the votes of the other shareholders in the underlying fund (also know as “echo-voting”).

(1)	All references to portfolio managers include assistant portfolio managers.

Conflicts of Interest.    The Committee is responsible for monitoring and resolving possible material conflicts with respect to proxy voting. Because the Guidelines are pre-determined and designed to be in the best interests of shareholders, application of the Guidelines to vote client proxies should, in most cases, adequately address any possible conflicts of interest. In instances where a portfolio manager proposes to vote a proxy inconsistent with the Guidelines, the Committee will review the proxy votes to determine whether the portfolio manager’s voting rationale appears reasonable and no material conflict exists.

A conflict of interest may exist, for example, if Janus has a business relationship with (or is actively soliciting business from) either the company soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. In addition, any portfolio manager with knowledge of a personal conflict of interest (i.e., a family member in a company’s management) relating to a particular referral item shall disclose that conflict to the Committee and may be required to recuse himself or herself from the proxy voting process. Issues raising possible conflicts of interest are referred by the Proxy Administrator to the Committee for resolution. If the Committee does not agree that the portfolio manager’s rationale is reasonable, the Committee will refer the matter to the Chief Investment Officer (or the Director of Research) to vote the proxy.

Reporting and Record Retention.    Upon request, on an annual basis, Janus will provide its non-mutual fund clients with the proxy voting record for that client’s account. Starting in August 2004, on an annual basis, Janus will provide its proxy voting record for each proprietary mutual fund for the one-year period ending on June 30th on Janus’ website.

Janus retains proxy statements received regarding client securities, records of votes cast on behalf of clients, records of client requests for proxy voting information and all documents prepared by Janus regarding votes cast in contradiction to the Janus guidelines. In addition, any document prepared by Janus that is material to a proxy voting decision such as the Janus Proxy Voting Guidelines, Proxy Voting Committee materials and other internal research relating to voting decisions will be kept. Proxy statements received from issuers are either available on the SEC’s EDGAR database or are kept by a third party voting service and are available on request. All proxy voting materials and supporting documentation are retained for a minimum of 6 years.

THORNBURG INVESTMENT MANAGEMENT, INC.

Thornburg Investment Management, through a third-party voting service, votes shares owned by clients according to the proxy voting guidelines provided by the third-party voting service. Currently, Thornburg Investment Management contracts with Institutional Shareholder Services (ISS) to act as the third-party voting service.

The proxy voting procedures are as follows:

•	Custodians, distribution agents and any other parties that would traditionally send proxy materials to Thornburg Investment Management are instructed to forward all proxy materials to ISS for review.

•	After an analysis of the topics, ISS then forwards their recommendations to Thornburg Investment Management for review.

•	Once Thornburg Investment Management has reviewed the recommendations provided by ISS a determination will be made to either override the recommendation or agree to vote as advised.

•	Generally Thornburg Investment Management will vote with the recommendation made by ISS. Exceptions may exist when the vote concerns issues that are unique or non-routine.

•	Thornburg Investment Management will abstain from voting on all social issues.

Resolution of Conflicts of Interest

In any case where a portfolio manager determines that a proxy vote involves an actual Conflict of Interest, and the proxy vote relates to the election of a director in a uncontested election or ratification of selection of independent accountants, the portfolio manager shall vote the proxy in accordance with the recommendation of any proxy voting service previously engaged by the Manager. If no such recommendation is available, or if the proxy vote involves any other matters, the portfolio manager shall immediately refer the vote to the Client (or in the case of any registered investment company managed by the Manager which is a Client, to the chairman of its audit committee) for direction on the voting of the proxy or consent to vote in accordance with the portfolio manager’s recommendation. In all cases where such a vote is referred to the Client, the Manager shall disclose the Conflict of Interest to the Client.

INSTITUTIONAL CAPITAL CORPORATION

PROXY VOTING POLICIES AND PROCEDURES

Institutional Capital Corporation (the “Adviser”) exercises voting authority with respect to securities held by our private account clients who delegate authority for proxy voting to us and the ICAP Funds, Inc (the “Fund”). Our fiduciary duties require us to monitor corporate events and to vote the proxies in a manner consistent with the best interest of our clients and Fund shareholders.

I.    Supervision of policy

The Proxy Committee is responsible for overseeing the day-to-day operation of these proxy voting policies and procedures. The analyst who follows the company is responsible for monitoring corporate actions, analyzing proxy proposals, making voting decisions, and ensuring that proxies are submitted in a timely fashion. We have retained Institutional Shareholder Services to provide objective analysis and recommendations to assist the analyst and Proxy Committee in their evaluation of each proxy proposal.

II.    Disclosure to clients

We will disclose to clients and to the Board of Directors of the Fund how they can obtain information from us on how client and Fund portfolio securities were voted. This disclosure will be made annually. At the same time, we will provide a summary of these proxy voting policies and procedures to clients and to the Board of Directors of the Fund, and, upon request, will provide them with a copy of the same.

III.    Recordkeeping

We will maintain the following records with respect to proxy voting:

•	a copy of our proxy voting policies and procedures;

•	a copy of all proxy statements received (the Adviser may rely on a third party or the SEC’s EDGAR system to satisfy this requirement);

•	a record of each vote cast on behalf of a client (the Adviser may rely on a third party to satisfy this requirement);

•	a copy of any document prepared by the Adviser that was material to making a voting decision or that memorializes the basis for that decision; and

•	a copy of each written client request for information on how we voted proxies on the client’s behalf, and a copy of any written response to any (written or oral) client request for information on how we voted proxies on behalf of the requesting client.

These books and records shall be made and maintained in accordance with the requirements and time periods provided in Rule 204-2 of the Investment Advisers Act of 1940.

IV.    Proxy voting guidelines

The proxy voting guidelines summarize our position on various issues of concern to clients and Fund shareholders and give a general indication as to how we will vote shares on each issue. However, this list is not exhaustive and does not include all potential voting issues and for that reason, there may be instances where we may not vote the client’s shares in strict accordance with these guidelines. Alternatively, clients may give us their own written proxy voting guidelines to which we will endeavor to adhere for their account.

V.    Conflicts of interest

There may be instances where our interests conflict, or appear to conflict, with client interests. For example, we may manage a portion of a pension plan of a company whose management is soliciting proxies. There may be a concern that we would vote in favor of management because of our relationship with the company. Or, for example, we (or our senior executive officers) may have business or personal relationships with corporate directors or candidates for directorship.

Our duty is to vote proxies in the best interests of our clients and Fund shareholders. Therefore, in situations where there is a conflict of interest, we will take one of the following steps to resolve the conflict:

1.	Vote the securities based on a pre-determined voting policy if the application of the policy to the matter presented involves little discretion on our part;

2.	Vote the securities in accordance with a pre-determined policy based upon the recommendations of an independent third party, such as a proxy voting service; or

3.	Disclose the conflict to the client or, with respect to the Fund, the Fund’s Board of Directors (or its delegate) and obtain the client’s or Board’s direction to vote the proxies.

MFS INVESTMENT MANAGEMENT

PROXY VOTING POLICIES AND PROCEDURES

Massachusetts Financial Services Company, MFS Institutional Advisors, Inc. and MFS’ other investment adviser subsidiaries (collectively, “MFS”) have adopted proxy voting policies and procedures, as set forth below, with respect to securities owned by the clients for which MFS serves as investment adviser and has the power to vote proxies, including the registered investment companies sponsored by MFS (the “MFS Funds”). References to “clients” in these policies and procedures include the MFS Funds and other clients of MFS, such as funds organized offshore, sub-advised funds and separate account clients, to the extent these clients have delegated to MFS the responsibility to vote proxies on their behalf under MFS’ proxy and voting policies.

A.    VOTING GUIDELINES

1.    General Policy; Potential Conflicts of Interest

MFS’ policy is that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in the interests of any other party or in MFS’ corporate interests, including interests such as the distribution of MFS Fund shares, administration of 401(k) plans, and institutional relationships.

MFS has carefully reviewed matters that in recent years have been presented for shareholder vote by either management or shareholders of public companies. Based on the overall principle that all votes cast by MFS on behalf of its clients must be in what MFS believes to be the best long-term economic interests of such clients, MFS has adopted proxy voting guidelines, set forth below, that govern how MFS generally plans to vote on specific matters presented for shareholder vote. In all cases, MFS will exercise its discretion in voting on these matters in accordance with this overall principle. In other words, the underlying guidelines are simply that - guidelines. Proxy items of significance are often considered on a case-by-case basis, in light of all relevant facts and circumstances, and in certain cases MFS may vote proxies in a manner different from these guidelines.

As a general matter, MFS maintains a consistent voting position on similar proxy proposals with respect to various issuers. In addition, MFS generally votes consistently on the same matter when securities of an issuer are held by multiple client accounts. However, MFS recognizes that there are gradations in certain types of proposals that might result in different voting positions being taken with respect to different proxy statements. There also may be situations involving matters presented for shareholder vote that are not clearly governed by the guidelines, such as proposed mergers and acquisitions. Some items that otherwise would be acceptable will be voted against the proponent when it is seeking extremely broad flexibility without offering a valid explanation. MFS reserves the right to override the guidelines with respect to a particular shareholder vote when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients.

From time to time, MFS receives comments on these guidelines as well as regarding particular voting issues from its clients and corporate issuers. These comments are carefully considered by MFS, when it reviews these guidelines each year and revises them as appropriate.

These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its affiliates that are likely to arise in connection with the voting of proxies on behalf of MFS’ clients. If such potential conflicts of interest do arise, MFS will analyze, document and report on such potential conflicts (see Sections B.2 and E below), and shall ultimately vote these proxies in what MFS believes to be the best long-term economic interests of its clients. The MFS Proxy Review Group is responsible for monitoring and reporting with respect to such potential conflicts of interest.

B.    ADMINISTRATIVE PROCEDURES

1.    MFS Proxy Review Group

The administration of these policies and procedures is overseen by the MFS Proxy Review Group, which includes senior MFS Legal Department officers and MFS’ Proxy Consultant. The MFS Proxy Review Group:

a.	Reviews these policies and procedures at least annually and recommends any amendments considered to be necessary or advisable;

b.	Determines whether any material conflicts of interest exist with respect to instances in which (i) MFS seeks to override these guidelines and (ii) votes not clearly governed by these guidelines; and

c.	Considers special proxy issues as they may arise from time to time.

The current MFS Proxy Consultant is an independent proxy consultant who performs these services exclusively for MFS.

2.    Potential Conflicts of Interest

The MFS Proxy Review Group is responsible for monitoring potential material conflicts of interest on the part of MFS or its affiliates that could arise in connection with the voting of proxies on behalf of MFS’ clients. Any significant attempt to influence MFS’ voting on a particular proxy matter should be reported to the MFS Proxy Review Group. The MFS Proxy Consultant will assist the MFS Proxy Review Group in carrying out these monitoring responsibilities.

In cases where proxies are voted in accordance with these policies and guidelines, no conflict of interest will be deemed to exist. In cases where (i) MFS is considering overriding these policies and guidelines, or (ii) matters presented for vote are not clearly governed by these policies and guidelines, the MFS Proxy Review Group and the MFS Proxy Consultant will follow these procedures:

a.	Compare the name of the issuer of such proxy against a list of significant current and potential (i) distributors of MFS Fund shares, (ii) retirement plans administered by MFS, and (iii) MFS institutional clients (the “MFS Significant Client List”);

b.	If the name of the issuer does not appear on the MFS Significant Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Review Group;

c.	If the name of the issuer appears on the MFS Significant Client List, then at least one member of the MFS Proxy Review Group will carefully evaluate the proposed votes in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in MFS’ corporate interests; and

d.	For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Review Group will document: the name of the issuer, the issuer’s relationship to MFS, the analysis of the matters submitted for proxy vote, and the basis for the determination that the votes ultimately were cast in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in MFS’ corporate interests. A copy of the foregoing documentation will be provided to the MFS’ Conflicts Officer.

The members of the MFS Proxy Review Group other than the Proxy Consultant are responsible for creating and maintaining the MFS Significant Client List, in consultation with MFS’ distribution, retirement plan administration and institutional business units. The MFS Significant Client List will be reviewed and updated periodically as appropriate.

3.    Gathering Proxies

Most proxies received by MFS and its clients originate at Automatic Data Processing Corp. (“ADP”) although a few proxies are transmitted to investors by corporate issuers through their custodians or depositories. ADP and issuers send proxies and related material directly to the record holders of the shares beneficially owned by MFS’ clients, usually to the client’s custodian or, less commonly, to the client itself. This material will include proxy cards, reflecting the proper shareholdings of Funds and of clients on the record dates for such shareholder meetings, as well as proxy statements with the issuer’s explanation of the items to be voted upon.

MFS, on behalf of itself and the Funds, has entered into an agreement with an independent proxy administration firm, Institutional Shareholder Services, Inc. (the “Proxy Administrator”), pursuant to which the Proxy Administrator performs various proxy vote processing and recordkeeping functions for MFS’ Fund and institutional client accounts. The Proxy Administrator does not make recommendations to MFS as to how to vote any particular item. The Proxy Administrator receives proxy statements and proxy cards directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are input into the Proxy Administrator’s system by an MFS holdings datafeed. Through the use of the Proxy Administrator system, ballots and proxy material summaries for the upcoming shareholders’ meetings of over 10,000 corporations are available on-line to certain MFS employees, the MFS Proxy Consultant and the MFS Proxy Review Group.

4.    Analyzing Proxies

After input into the Proxy Administrator system, proxies which are deemed to be routine and which do not require the exercise of judgment under these guidelines (e.g., those involving only uncontested elections of directors and the appointment of auditors) are automatically voted in favor by the Proxy Administrator without being sent to either the MFS Proxy Consultant or the MFS Proxy Review Group for further review. All proxies that are reviewed by either the MFS Proxy Consultant or a portfolio manager or analyst (e.g., those that involve merger or acquisition proposals) are then forwarded with the corresponding recommendation to the MFS Proxy Review Group.

Recommendations with respect to voting on non-routine issues are generally made by the MFS Proxy Consultant in accordance with the policies summarized under “Voting Guidelines,” and other relevant materials. His or her recommendation as to how each proxy proposal should be voted, including his or her rationale on significant items, is indicated on copies of proxy cards. These cards are then forwarded to the MFS Proxy Review Group.

As a general matter, portfolio managers and investment analysts have little or no involvement in specific votes taken by MFS. This is designed to promote consistency in the application of MFS’ voting guidelines, to promote consistency in voting on the same or similar issues (for the same or for multiple issuers) across all client accounts, and to minimize the potential that proxy solicitors, issuers, or third parties might attempt to exert inappropriate influence on the vote. In limited types of votes (e.g., mergers and acquisitions), the MFS Proxy Consultant or the MFS Proxy Review Group may consult with or seek recommendations from portfolio managers or analysts. But, the MFS Proxy Review Group would ultimately determine the manner in which all proxies are voted.

As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients. Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

5.    Voting Proxies

After the proxy card copies are reviewed, they are voted electronically through the Proxy Administrator’s system. In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Consultant and the MFS Proxy Review Group, and makes available on-line various other types of information so that the MFS Proxy Review Group and the MFS Proxy Consultant may monitor the votes cast by the Proxy Administrator on behalf of MFS’ clients.

C.    MONITORING SYSTEM

It is the responsibility of the Proxy Administrator and MFS’ Proxy Consultant to monitor the proxy voting process. As noted above, when proxy materials for clients are received, they are forwarded to the Proxy Administrator and are input into the Proxy Administrator’s system. Additionally, through an interface with the portfolio holdings database of MFS, the Proxy Administrator matches a list of all MFS Funds and clients who hold shares of a company’s stock and the number of shares held on the record date with the Proxy Administrator’s listing of any upcoming shareholder’s meeting of that company.

When the Proxy Administrator’s system “tickler” shows that the date of a shareholders’ meeting is approaching, a Proxy Administrator representative checks that the vote for MFS Funds and clients holding that security has been recorded in the computer system. If a proxy card has not been received from the client’s custodian, the Proxy Administrator calls the custodian requesting that the materials be forward immediately. If it is not possible to receive the proxy card from the custodian in time to be voted at the meeting, MFS may instruct the custodian to cast the vote in the manner specified and to mail the proxy directly to the issuer.

D.    RECORDS RETENTION

MFS will retain copies of these policies and procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees and Board of Managers of the MFS Funds for the period required by applicable law. Proxy solicitation materials, including electronic versions of the proxy cards completed by the MFS Proxy Consultant and the MFS Proxy Review Group, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Consultant and the MFS Proxy Review Group. All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator’s system as to proxies processed, the dates when proxies were received and returned, and the votes on each company’s proxy issues, are retained as required by applicable law.

E.    REPORTS

All MFS Advisory Clients

At any time, a report can be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue.

Generally, MFS will not divulge actual voting practices to any party other than the client or its representatives (unless required by applicable law) because we consider that information to be confidential and proprietary to the client.

PROVIDENT INVESTMENT COUNSEL, INC.

PROXY VOTING POLICY AND PROCEDURE SUMMARY

JULY 2004

Provident Investment Counsel (PIC) has adopted formal proxy voting policies and procedures as required by new SEC Rule 206(4)-2 under the Investment Advisers Act of 1940. We believe these policies and procedures will ensure that PIC will vote proxies, on behalf of clients that have authorized us to do so, in the best interest of those clients in accordance with our fiduciary duties to them.

PIC has retained Institutional Shareholder Services (ISS), a widely respected third-party proxy-voting vendor, to oversee our proxy voting process. ISS will determine what proxies are outstanding with respect to shares held in our clients’ portfolios and what issues are to be voted on, and will help us ensure that proxies are voted in a timely manner.

PIC has adopted substantive voting guidelines covering a variety of the types of issues on which shareholders are often asked to vote. These guidelines will be used to vote the shares held in our clients’ portfolios, unless clients have directed us otherwise or our portfolio analysts believe the guidelines should not be followed in particular situations. The guidelines are governed by our primary duty to safeguard and promote the interests of our clients. In keeping with this duty, our general policy is to vote in favor of those proposals which advance the sustainable economic value of the companies our clients own. In the event of a conflict of interest between PIC and our clients, proxies will be voted as specified in our guidelines unless the guidelines involve substantial discretion by our portfolio analysts, in which case they will be voted as recommended by ISS.

Please notify your client service manager or account representative if you wish to receive a copy of our complete Proxy Voting Procedures and Guidelines or obtain information on how PIC voted your securities.

FRANKLIN ADVISERS, INC.

SUMMARY OF FRANKLIN ADVISERS, INC.

PROXY VOTING POLICIES & PROCEDURES

Franklin Advisers, Inc. (hereinafter “Adviser”) has delegated its administrative duties with respect to voting proxies to the Proxy Group within Franklin Templeton Companies, LLC (the “Proxy Group”), an affiliate and wholly owned subsidiary of Franklin Resources, Inc.

All proxies received by the Proxy Group will be voted based upon Adviser’s instructions and/or policies. To assist it in analyzing proxies, Adviser subscribes to Institutional Shareholder Services (“ISS”), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, record keeping and vote disclosure services. In addition, Adviser subscribes to Glass Lewis & Co., LLC (“Glass Lewis”), an unaffiliated third party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies. Although ISS’ and/or Glass Lewis’ analyses are thoroughly reviewed and considered in making a final voting decision, Adviser does not consider recommendations from ISS, Glass Lewis, or any other third party to be determinative of Adviser’s ultimate decision. Adviser votes proxies solely in the interests of the client, Adviser-managed fund shareholders or, where employee benefit plan assets are involved, in the interests of plan participants and beneficiaries (collectively “Advisory Clients”). As a matter of policy, the officers, directors and employees of Adviser and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of Advisory Clients. In situations where Adviser perceives a material conflict of interest, Adviser may: disclose the conflict to the relevant Advisory Clients; defer to the voting recommendation of the Advisory Clients, ISS, Glass Lewis, or those of another independent third party provider of proxy services; send the proxy directly to the relevant Advisory Client for a decision, or take such other action in good faith (in consultation with counsel) which would protect the interests of the Advisory Clients.

As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company’s management. Each issue, however, is considered on its own merits, and Adviser will not support the position of the company’s management in any situation where it deems that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

The Proxy Group is part of the Franklin Templeton Companies, LLC Corporate Legal Department and is overseen by legal counsel. For each shareholder meeting, a member of the Proxy Group will consult with the research analyst that follows the security and will provide the analyst with the meeting notice, agenda, ISS and/or Glass Lewis analyses, recommendations and any other available information. Adviser’s research analyst and relevant portfolio manager(s) are responsible for making the final voting decision based on their review of the agenda, ISS and/or Glass Lewis analyses, their knowledge of the company and any other information readily available. The Proxy Group must obtain voting instructions from Adviser’s research analyst, relevant portfolio manager(s) and/or legal counsel prior to submitting the vote.

Adviser has adopted general proxy voting guidelines that are reviewed periodically by various members of Adviser’s organization, including portfolio management, legal counsel and Adviser’s officers, and are subject to change. These guidelines cannot provide an exhaustive list of all the issues that may arise nor can Adviser anticipate all future situations. The guidelines cover such agenda items as the election of directors, ratification of auditors, management and director compensation, anti-takeover mechanisms, changes to capital structure, mergers and corporate restructuring, social and corporate policy issues, and global corporate governance.

The Proxy Group is fully cognizant of its responsibility to process proxies and maintain proxy records pursuant to SEC rules and regulations. In addition, Adviser understands its fiduciary duty to vote proxies and that proxy voting decisions may affect the value of shareholdings. Therefore, Adviser will attempt to process every proxy it receives for all domestic and foreign proxies. However, there may be situations in which Adviser cannot process proxies, for example, where a meeting notice was received too late, or sell orders preclude the ability to vote. In addition, Adviser may abstain from voting under certain circumstances or vote against items such as “Other Business” when Adviser is not given adequate information from the company.

The Proxy Group is responsible for maintaining the documentation that supports Adviser’s voting position. The Proxy Group is also responsible for maintaining appropriate proxy voting supporting documentation and records. Such records may include, but are not limited to, a copy of all materials returned to the issuer and/or its agent, the documentation described above, listings of proxies voted by issuer and by client, and any other relevant information. The Proxy Group may use an outside service such as ISS to support this function. All files will be retained for at least five years, the first two of which will be on-site. Advisory Clients may view Adviser’s complete proxy voting policies and procedures on-line at www.franklintempleton.com, request copies of their proxy voting records and Adviser’s complete proxy voting policies and procedures by calling the Proxy Group collect at 1-954-847-2268 or send a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. In addition, the Proxy Group is responsible for ensuring that the proxy voting policies, procedures and records of Adviser are made available as required by law and is responsible for overseeing the filing of such policies and procedures with the SEC.

As of October 5, 2004

AXA ROSENBERG INVESTMENT MANAGEMENT LLC

PROXY VOTING PROCEDURES AND POLICIES

AS OF MARCH 2005

Statement of Proxy Voting

Proxy voting is an important right of the shareholders. Consequently, it is AXA Rosenberg Investment Management LLC’s and its advisory affiliates’ (collectively, “AXA Rosenberg”) policy to vote proxy proposals on behalf of its clients in a manner which is reasonably anticipated to further the best economic interests of those clients and consistent with enhancing shareholder value.

The client relationships in which AXA Rosenberg will vote the proxies include:

•	Employee benefit plans and other clients subject to ERISA;

•	Institutional clients, not subject to ERISA, which have delegated proxy-voting responsibility to AXA Rosenberg;

•	Certain registered investment companies advised or sub-advised by AXA Rosenberg; and

•	Limited partnerships and other commingled funds advised by AXA Rosenberg.

AXA Rosenberg will also accommodate clients who delegate proxy voting responsibility to AXA Rosenberg, but who wish to retain the right to exercise proxy voting rights associated with their portfolio on specific proxy issues.

For those advisory clients who have not delegated or who have expressly retained proxy-voting responsibility, AXA Rosenberg has no authority and will not vote any proxies for those client portfolios.

Proxy Voting Procedures

AXA Rosenberg has retained third party service providers (the “Service Providers”) to assist AXA Rosenberg in coordinating and voting proxies with respect to client securities. Once it is deemed that AXA Rosenberg will vote proxies on behalf of a client, AXA Rosenberg notifies Service Providers of this delegation, thereby enabling Service Providers to automatically receive proxy information. AXA Rosenberg monitors Service Providers to assure that the proxies are being properly voted and appropriate records are being retained.

Service Providers will:

1.	Keep a record of each proxy received;

2.	Determine which accounts managed by AXA Rosenberg hold the security to which the proxy relates;

3.	Compile a list of accounts that hold the security, together with the number of votes each account controls and the date by which AXA Rosenberg must vote the proxy in order to allow enough time for the completed proxy to be returned to the issuer prior to the vote taking place.

Other than the recommendations from the Service Providers, AXA Rosenberg will not accept direction as to how to vote individual proxies for whom it has voting responsibility from any other person or organization, except from a client to vote proxies for that client’s account.

Conflicts of Interest

AXA Rosenberg realizes that situations may occur whereby an actual or apparent conflict of interest could arise. For example, AXA Rosenberg may manage a portion of assets of a pension plan of a company whose management is soliciting proxies. We believe our duty is to vote proxies in the best interests of our clients. Therefore, in situations where there is a conflict of interest, we will instruct the Service Providers to vote proxies in our clients’ best interests unless specifically instructed by a client to vote proxies for that client’s account in a particular manner.

Proxies of Certain Non-US Issuers

Proxy voting procedures in certain countries can be complicated, expensive, and impede AXA Rosenberg’s ability to vote proxies for our clients. For example, countries that require “share blocking,” require manual voting, require providing local agents with power of attorney to facilitate voting instructions, etc. Accordingly, if we determine that in certain situations the responsibility/cost of voting exceeds the expected benefit to the client, we may abstain from voting those shares.

Disclosure

AXA Rosenberg will include a copy of these policies and procedures in its Form ADV Part II. Additionally, upon request, on an annual basis, AXA Rosenberg will provide its clients with the proxy voting record for that client’s account.

J.P. MORGAN INVESTMENT MANAGEMENT INC.

Summary

As an investment adviser, J.P. Morgan Investment Management Inc. (“J.P. Morgan“) may be granted by its clients the authority to vote the proxies of the securities held in client portfolios. To ensure that the proxies are voted in the best interests of its clients, J.P. Morgan and its affiliated advisers have adopted detailed proxy voting procedures (“Procedures”) that incorporate detailed proxy guidelines (“Guidelines”) for voting proxies on specific types of issues.

J.P. Morgan is part of a global asset management organization with the capability to invest in securities of issuers located around the globe. Because the regulatory framework and the business cultures and practices vary from region to region the Guidelines are customized for each region to take into account such variations. Separate Guidelines cover the regions of (1) North America, (2) Europe, (3) Asia (ex-Japan) and (4) Japan, respectively. As a general rule, in routine proxies of a particular security, the guidelines of the region in which the issuer of such security is organized will be applied.

Pursuant to the Procedures, most routine proxy matters will be voted in accordance with the Guidelines, which have been developed with the objective of encouraging corporate action that enhances shareholder value. For proxy matters that are not covered by the Guidelines, matters that require a case-by-case determination or where a vote contrary to the Guidelines is considered appropriate, the Procedures require a certification and review process to be completed before the vote is cast. That process is designed to identify actual or potential material conflicts of interest and ensure that the proxy vote is cast in the best interests of clients.

To oversee and monitor the proxy-voting process, J.P. Morgan has established a proxy committee and appointed a proxy administrator in each global location where proxies are voted. The primary function of each proxy committee is to review periodically general proxy-voting matters, review and approve the Guidelines annually, and provide advice and recommendations on general proxy-voting matters as well as on specific voting issues implemented by J.P. Morgan. The procedures permit an independent voting service; currently Institutional Shareholder Services, Inc. in the United States, to perform certain services otherwise carried out or coordinated by the proxy administrator.

MARSICO CAPITAL MANAGEMENT, LLC

SUMMARY OF PROXY VOTING POLICY

It is the policy of Marsico Capital Management, LLC (“MCM”) to vote all proxies over which it has voting authority in the best interest of MCM’s clients, as summarized here.

•	Under MCM’s investment discipline, one of the qualities MCM usually seeks in companies it invests in for client portfolios is good management. Because MCM has some confidence that the managements of most portfolio companies it invests in for clients seek to serve shareholders’ best interests, we believe that voting proxies in our clients’ best economic interest ordinarily means voting with these managements’ recommendations.

•	Although MCM ordinarily will vote proxies with management recommendations, MCM’s analysts generally review proxy proposals as part of our normal monitoring of portfolio companies and their managements. In rare cases, MCM might decide to vote a proxy against a management recommendation. MCM may notify affected clients of such a decision if it is reasonably feasible to do so.

•	MCM generally will abstain from voting, or take no action on, proxies issued by companies we have decided to sell, or proxies issued by foreign companies that impose burdensome voting requirements. MCM also may abstain from voting, or take no action on, proxies in other circumstances, such as when voting with management may not be in the best economic interest of clients, or as an alternative to voting with management. MCM will not notify clients of these routine abstentions or decisions not to take action.

•	In circumstances when there may be an apparent material conflict of interest between MCM’s interests and clients’ interests in how proxies are voted (such as when MCM knows that a proxy issuer is also an MCM client), MCM generally will resolve any appearance concerns by causing those proxies to be “echo voted” or “mirror voted” in the same proportion as other votes, or by voting the proxies as recommended by an independent service provider. MCM will not notify clients if it uses these routine procedures to resolve an apparent conflict. In rare cases, MCM might use other procedures to resolve an apparent conflict, and give notice to clients if it is reasonably feasible to do so.

•	MCM generally uses an independent service provider to help vote proxies, keep voting records, and disclose voting information to clients. MCM’s proxy voting policy and information about the voting of a client’s proxies are available to the client on request.

FIRSTHAND CAPITAL MANAGEMENT, INC.

PROXY VOTING POLICIES SUMMARY

As a registered investment adviser, Firsthand Capital Management, Inc. (“Firsthand”) has a fiduciary obligation to act in the best interests of its clients. Firsthand has developed a set of Proxy Voting Policies and Procedures (the “Proxy Procedures”) with respect to the voting of securities owned by clients over which Firsthand has discretionary voting authority. Firsthand believes that the right to vote proxies is a client asset and therefore, in exercising such rights, Firsthand will attempt to maximize and protect the value of the security and to give the greatest economic benefit to the client. The exclusive purpose shall be to provide benefits to the account by considering those factors that affect the value of the security with respect to which a proxy is issued. Under its Proxy Procedures, Firsthand will exercise voting rights on all decisions that Firsthand has determined to have a material effect on the value of the security.

In accordance with the Proxy Procedures, Firsthand has designated a third party agent (Institutional Shareholder Services (“ISS”)) to review each proxy proposal, to provide recommendations for voting and to cast votes on behalf of Firsthand’s clients, subject to the review and approval by Firsthand of such recommendation prior to voting. A designated employee of Firsthand reviews each ISS proposal and recommendation and, with due consultation with the Proxy Committee, ensures that votes are cast on a timely basis and in accordance with the Proxy Procedures.

The Proxy Procedures establishes the Proxy Committee, comprising of members of Firsthand’s portfolio management and research departments. The Proxy Committee meets quarterly to review the proxies voted during the preceding quarter and to reaffirm or adjust the voting guidelines for the upcoming quarter. The Proxy Committee also meets on an ad hoc basis whenever Firsthand believes that a vote should be cast in a way different from that recommended by ISS.

As a general rule Firsthand shall cause the proxies to be voted in the same manner as the issuer’s management, unless there are compelling reasons not to do so, because confidence in management is one of the factors considered in making an investment. Firsthand shall take into consideration, however, that certain proposals in the area of corporate governance, anti-takeover measures, capitalization changes and compensation programs may not be in the best interests of the relevant account and, therefore, provide reasons for voting against management. Such proposals will be reviewed by the Proxy Committee on a case by case basis and voted in a manner that the Proxy Committee believes to be in the best interest of the client.

The Proxy Procedures also address the issue of resolving conflict of interest. To the extent a conflict of interest exists and Firsthand decides to vote against the recommendation of an independent third party proxy administrator (i.e. ISS), the conflict must be identified and disclosed to the Proxy Committee. The Proxy Committee would review the conflict and all the surrounding facts and circumstances and decide how to resolve the conflict in the best interests of the client. An override of the independent third party recommendation may be approved if the Proxy Committee believes that any potential conflict of interest does not outweigh the business rationale for the override or inappropriately affect the recommendation of the Proxy Administrator.

A I M CAPITAL MANAGEMENT, INC.

PROXY POLICIES AND PROCEDURES

A.    Proxy Policies

Each of A I M Advisors, Inc., A I M Capital Management, Inc. and AIM Private Asset Management, Inc. (each an “AIM Advisor” and collectively “AIM”) has the fiduciary obligation to, at all times, make the economic best interest of advisory clients the sole consideration when voting proxies of companies held in client accounts. As a general rule, each AIM Advisor shall vote against any actions that would reduce the rights or options of shareholders, reduce shareholder influence over the board of directors and management, reduce the alignment of interests between management and shareholders, or reduce the value of shareholders’ investments. At the same time, AIM believes in supporting the management of companies in which it invests, and will accord proper weight to the positions of a company’s board of directors, and the AIM portfolio managers who chose to invest in the companies. Therefore, on most issues, our votes have been cast in accordance with the recommendations of the company’s board of directors, and we do not currently expect that trend to change. Although AIM’s proxy voting policies are stated below, AIM’s proxy committee considers all relevant facts and circumstances, and retains the right to vote proxies as deemed appropriate.

I.    Boards Of Directors

A board that has at least a majority of independent directors is integral to good corporate governance. Key board committees, including audit, compensation and nominating committees, should be completely independent.

There are some actions by directors that should result in votes being withheld. These instances include directors who:

•	Are not independent directors and (a) sit on the board’s audit, compensation or nominating committee, or (b) sit on a board where the majority of the board is not independent;

•	Attend less than 75 percent of the board and committee meetings without a valid excuse;

•	It is not clear that the director will be able to fulfill his function; Implement or renew a dead-hand or modified dead-hand poison pill;

•	Enacted egregious corporate governance or other policies or failed to replace management as appropriate;

•	Have failed to act on takeover offers where the majority of the shareholders have tendered their shares; or

•	Ignore a shareholder proposal that is approved by a majority of the shares outstanding.

Votes in a contested election of directors must be evaluated on a case-by-case basis, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Portfolio manager’s assessment;

•	Qualifications of director nominees (both slates);

•	Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and

•	Background to the proxy contest.

II.    Independent Registered Public Accounting Firm

A company should limit its relationship with its auditors to the audit engagement, and certain closely related activities that do not, in the aggregate, raise an appearance of impaired independence. We will support the reappointment of the company’s auditors unless:

•	It is not clear that the auditors will be able to fulfill their function;

•	There is reason to believe the independent auditors have rendered an opinion that is neither accurate nor indicative of the company’s financial position; or

•	The auditors have a significant professional or personal relationship with the issuer that compromises the auditors’ independence.

III.    Compensation Programs

Appropriately designed equity-based compensation plans, approved by shareholders, can be an effective way to align the interests of long-term shareholders and the interests of management, employees and directors. Plans should not substantially dilute shareholders’ ownership interests in the company, provide participants with excessive awards or have objectionable structural features. We will consider all incentives, awards and compensation, and compare them to a company-specific adjusted allowable dilution cap and a weighted average estimate of shareholder wealth transfer and voting power dilution.

•	We will generally vote against equity-based plans where the total dilution (including all equity-based plans) is excessive.

•	We will support the use of employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value.

•	We will vote against plans that have any of the following structural features: ability to re-price underwater options without shareholder approval, ability to issue options with an exercise price below the stock’s current market price, ability to issue reload options, or automatic share replenishment (“evergreen”) feature.

•	We will vote for proposals to reprice options if there is a value-for-value (rather than a share-for-share) exchange.

•	We will generally support the board’s discretion to determine and grant appropriate cash compensation and severance packages.

IV.    Corporate Matters

We will review management proposals relating to changes to capital structure, reincorporation, restructuring and mergers and acquisitions on a case by case basis, considering the impact of the changes on corporate governance and shareholder rights, anticipated financial and operating benefits, portfolio manager views, level of dilution, and a company’s industry and performance in terms of shareholder returns.

•	We will vote for merger and acquisition proposals that the proxy committee and relevant portfolio managers believe, based on their review of the materials, will result in financial and operating benefits, have a fair offer price, have favorable prospects for the combined companies, and will not have a negative impact on corporate governance or shareholder rights.

•	We will vote against proposals to increase the number of authorized shares of any class of stock that has superior voting rights to another class of stock.

•	We will vote for proposals to increase common share authorization for a stock split, provided that the increase in authorized shares would not result in excessive dilution given a company’s industry and performance in terms of shareholder returns.

•	We will vote for proposals to institute open-market share repurchase plans in which all shareholders participate on an equal basis.

V.    Shareholder Proposals

Shareholder proposals can be extremely complex, and the impact on share value can rarely be anticipated with any high degree of confidence. The proxy committee reviews shareholder proposals on a case-by-case basis, giving careful consideration to such factors as: the proposal’s impact on the company’s short-term and long-term share value, its effect on the company’s reputation, the economic effect of the proposal, industry and regional norms applicable to the company, the company’s overall corporate governance provisions, and the reasonableness of the request.

•	We will generally abstain from shareholder social and environmental proposals.

•	We will generally support the board’s discretion regarding shareholder proposals that involve ordinary business practices.

•	We will generally vote for shareholder proposals that are designed to protect shareholder rights if the company’s corporate governance standards indicate that such additional protections are warranted.

•	We will generally vote for proposals to lower barriers to shareholder action.

•	We will generally vote for proposals to subject shareholder rights plans to a shareholder vote. In evaluating these plans, we give favorable consideration to the presence of “TIDE” provisions (short-term sunset provisions, qualified bid/permitted offer provisions, and/or mandatory review by a committee of independent directors at least every three years).

VI.    Other

•	We will vote against any proposal where the proxy materials lack sufficient information upon which to base an informed decision.

•	We will vote against any proposals to authorize the proxy to conduct any other business that is not described in the proxy statement.

•	We will vote any matters not specifically covered by these proxy policies and procedures in the economic best interest of advisory clients.

AIM’s proxy policies, and the procedures noted below, may be amended from time to time.

B.    Proxy Committee Procedures

The proxy committee currently consists of representatives from the Legal and Compliance Department, the Investments Department and the Finance Department.

The committee members review detailed reports analyzing the proxy issues and have access to proxy statements and annual reports. Committee members may also speak to management of a company regarding proxy issues and should share relevant considerations with the proxy committee. The committee then discusses the issues and determines the vote. The committee shall give appropriate and significant weight to portfolio managers’ views regarding a proposal’s impact on shareholders. A proxy committee meeting requires a quorum of three committee members, voting in person or by e-mail.

AIM’s proxy committee shall consider its fiduciary responsibility to all clients when addressing proxy issues and vote accordingly. The proxy committee may enlist the services of reputable outside professionals and/or proxy evaluation services, such as Institutional Shareholder Services or any of its subsidiaries (“ISS”), to assist with the analysis of voting issues and/or to carry out the actual voting process. To the extent the services of ISS or another provider are used, the proxy committee shall periodically review the policies of that provider. The proxy committee shall prepare a report for the Funds’ Board of Trustees on a periodic basis regarding issues where AIM’s votes do not follow the recommendation of ISS or another provider because AIM’s proxy policies differ from those of such provider.

In addition to the foregoing, the following shall be strictly adhered to unless contrary action receives the prior approval of the Funds’ Board of Trustees:

1.	Other than by voting proxies and participating in Creditors’ committees, AIM shall not engage in conduct that involves an attempt to change or influence the control of a company.

2.	AIM will not publicly announce its voting intentions and the reasons therefore.

3.	AIM shall not participate in a proxy solicitation or otherwise seek proxy-voting authority from any other public company shareholder.

4.	All communications regarding proxy issues between the proxy committee and companies or their agents, or with fellow shareholders shall be for the sole purpose of expressing and discussing AIM’s concerns for its advisory clients’ interests and not for an attempt to influence or control management.

C.    Business/Disaster Recovery

If the proxy committee is unable to meet due to a temporary business interruption, such as a power outage, a sub-committee of the proxy committee, even if such subcommittee does not constitute a quorum of the proxy committee, may vote proxies in accordance with the policies stated herein. If the sub-committee of the proxy committee is not able to vote proxies, the sub-committee shall authorize ISS to vote proxies by default in accordance with ISS’ proxy policies and procedures, which may vary slightly from AIM’s.

D.    Restrictions Affecting Voting

If a country’s laws allow a company in that country to block the sale of the company’s shares by a shareholder in advance of a shareholder meeting, AIM will not vote in shareholder meetings held in that country, unless the company represents that it will not block the sale of its shares in connection with the meeting. Administrative or other procedures, such as securities lending, may also cause AIM to refrain from voting. Although AIM considers proxy voting to be an important shareholder right, the proxy committee will not impede a portfolio manager’s ability to trade in a stock in order to vote at a shareholder meeting.

E.    Conflicts of Interest

The proxy committee reviews each proxy to assess the extent to which there may be a material conflict between AIM’s interests and those of advisory clients. A potential conflict of interest situation may include where AIM or an affiliate manages assets for, administers an employee benefit plan for, provides other financial products or services to, or otherwise has a material business relationship with, a company whose management is soliciting proxies, and failure to vote proxies in favor of management of the company may harm AIM’s relationship with the company. In order to avoid even the appearance of impropriety, the proxy committee will not take AIM’s relationship with the company into account, and will vote the company’s proxies in the best interest of the advisory clients, in accordance with these proxy policies and procedures.

If AIM’s proxy policies and voting record do not guide the proxy committee’s vote in a situation where a conflict of interest exists, the proxy committee will vote the proxy in the best interest of the advisory clients, and will provide information regarding the issue to the Funds’ Board of Trustees in the next quarterly report.

If a committee member has any conflict of interest with respect to a company or an issue presented, that committee member should inform the proxy committee of such conflict and abstain from voting on that company or issue.

F.    Fund of Funds

When an AIM Fund (an “Investing Fund”) that invests in another AIM Fund(s) (an “Underlying Fund”) has the right to vote on the proxy of the Underlying Fund, the Investing Fund will echo the votes of the other shareholders of the Underlying AIM Fund.

G.    Conflict In These Policies

If following any of the policies listed herein would lead to a vote that the proxy committee deems to be not in the best interest of AIM’s advisory clients, the proxy committee will vote the proxy in the manner that they deem to be the best interest of AIM’s advisory clients and will inform the Funds’ Board of Trustees of such vote and the circumstances surrounding it promptly thereafter.

WELLINGTON MANAGEMENT COMPANY, LLP

SUMMARY OF PROXY VOTING POLICY

The Funds have granted to Wellington Management the authority to vote proxies on their behalf with respect to the assets managed by Wellington Management. Wellington Management votes proxies in what it believes are the best economic interests of its clients and in accordance with its Proxy Policies and Procedures. Wellington Management’s Global Corporate Governance Committee is responsible for the review and oversight of the firm’s Proxy Policies and Procedures. The Proxy Group within Wellington Management’s Corporate Operations Department is responsible for the day-to-day administration of the proxy voting process. Although Wellington Management may utilize the services of various external resources in analyzing proxy issues and has established its own Proxy Guidelines setting forth general guidelines for voting proxies, Wellington Management personnel analyze all proxies and vote proxies based on our assessment of the merits of each proposal. The identified portfolio managers have the authority to determine the final vote for securities held in Funds for which they serve as the designated manager, unless such party is determined to have a material conflict of interest related to that proxy vote.

Wellington Management maintains procedures designed to identify and address material conflicts of interest in voting proxies. The Global Corporate Governance Committee sets standards for identifying material conflicts based on client, vendor and lender relationships. Proxy votes for which Wellington Management identifies a material conflict are reviewed by designated members of the Global Corporate Governance Committee or by the entire Committee in some cases to resolve the conflict and direct the vote.

Wellington Management may be unable to vote or may determine not to vote a proxy on behalf of a Fund due to factors including: securities lending, share blocking and re-registration requirements, lack of adequate information, untimely receipt of proxy materials and/or excessive costs.

BLACKROCK ADVISORS, INC.

PROXY VOTING POLICIES

The Fund has delegated proxy voting responsibilities to BlackRock and its affiliates, subject to the general oversight of the Fund’s Board of Trustees. The Fund expects BlackRock and its affiliates to vote proxies related to the Fund’s portfolio securities for which the Fund has voting authority consistent with the Fund’s best interests. BlackRock has adopted its own proxy voting policies (the “Proxy Voting Policy”) to be used in voting the Fund’s proxies, which are summarized below.

BlackRock recognizes that implicit in the initial decision to retain or invest in the security of a corporation is approval of its existing corporate ownership structure, its management, and its operations. Accordingly, proxy proposals that would change the existing status of a corporation are reviewed carefully and supported only when it seems clear that the proposed changes are likely to benefit the corporation and its shareholders. Notwithstanding this favorable predisposition, BlackRock assesses management on an ongoing basis both in terms of its business capability and its dedication to the shareholders to ensure that BlackRock’s continued confidence remains warranted. If BlackRock determines that management is acting on its own behalf instead of for the well being of the corporation, it will vote to support the shareholder.

BlackRock’s proxy voting policy and its attendant recommendations attempt to generalize a complex subject. Specific fact situations, including differing voting practices in jurisdictions outside the United States, might warrant departure from these guidelines. With respect to voting proxies of non-U.S. companies, a number of logistical problems may arise that may have a detrimental effect on BlackRock’s ability to vote such proxies in the best interests of the Fund. Accordingly, BlackRock may determine not to vote proxies if it believes that the restrictions or other detriments associated with such vote outweigh the benefits that will be derived by voting on the company’s proposal.

Additionally, situations may arise that involve an actual or perceived conflict of interest. For example, BlackRock may manage assets of a pension plan of a company whose management is soliciting proxies, or a BlackRock employee may have a close relative who serves as a director or executive of a company that is soliciting proxies. BlackRock’s policy in all cases is to vote proxies based on its clients’ best interests and not the product of the conflict.

BlackRock has engaged Institutional Shareholder Services (“ISS”) to assist it in the voting of proxies. ISS analyzes all proxy solicitations BlackRock receives for its clients and advises BlackRock how, based upon BlackRock’s guidelines, the relevant votes should be cast.

Below is a summary of some of the procedures described in the Proxy Voting Policy.

Routine Matters.    BlackRock will generally support routine proxy proposals, amendments, or resolutions if they do not measurably change the structure, management control, or operation of the issuer and they are consistent with industry standards as well as the corporate laws of the state of incorporation of the issuer.

Social Issues.    If BlackRock has determined that management is generally socially responsible, it will generally vote against social issue proposals, which are generally proposed by shareholders who believe that the corporation’s internally adopted policies are ill-advised or misguided.

Financial/Corporate Issues.    BlackRock will generally vote in favor of proposals that seek to change a corporation’s legal, business or financial structure provided the position of current shareholders is preserved or enhanced.

Shareholder Rights.    Proposals in this category are made regularly both by management and shareholders. They can be generalized as involving issues that transfer or realign board or shareholder voting power. BlackRock will generally oppose any proposal aimed solely at thwarting potential takeover offers by requiring, for example, super-majority approval. At the same time it believes stability and continuity promote profitability. Individual proposals may have to be carefully assessed in the context of their particular circumstances.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

DESCRIPTION OF PROXY VOTING POLICIES AND PROCEDURES

Pacific Investment Management Company LLC (“PIMCO”) has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. PIMCO has implemented the Proxy Policy for each of its clients as required under applicable law, unless expressly directed by a client in writing to refrain from voting that client’s proxies. Recognizing that proxy voting is a rare event in the realm of fixed income investing and is typically limited to solicitation of consent to changes in features of debt securities, the Proxy Policy also applies to any voting rights and/or consent rights of PIMCO, on behalf of its clients, with respect to debt securities, including but not limited to, plans of reorganization, and waivers and consents under applicable indentures.

The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients. Each proxy is voted on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. In general, PIMCO reviews and considers corporate governance issues related to proxy matters and generally supports proposals that foster good corporate governance practices. PIMCO may vote proxies as recommended by management on routine matters related to the operation of the issuer and on matters not expected to have a significant economic impact on the issuer and/or its shareholders.

PIMCO will supervise and periodically review its proxy voting activities and implementation of the Proxy Policy. PIMCO will review each proxy to determine whether there may be a material conflict between PIMCO and its client. If no conflict exists, the proxy will be forwarded to the appropriate portfolio manager for consideration. If a conflict does exist, PIMCO will seek to resolve any such conflict in accordance with the Proxy Policy. PIMCO seeks to resolve any material conflicts of interest by voting in good faith in the best interest of its clients. If a material conflict of interest should arise, PIMCO will seek to resolve such conflict in the client’s best interest by pursuing any one of the following courses of action: (i) convening a committee to assess and resolve the conflict; (ii) voting in accordance with the instructions of the client; (iii) voting in accordance with the recommendation of an independent third-party service provider; (iv) suggesting that the client engage another party to determine how the proxy should be voted; (v) delegating the vote to a third-party service provider; or (vi) voting in accordance with the factors discussed in the Proxy Policy.

Clients may obtain a copy of PIMCO’s written Proxy Policy and the factors that PIMCO may consider in determining how to vote a client’s proxy. Except as required by law, PIMCO will not disclose to third parties how it voted on behalf of a client. However, upon request from an appropriately authorized individual, PIMCO will disclose to its clients or the entity delegating the voting authority to PIMCO for such clients, how PIMCO voted such client’s proxy. In addition, a client may obtain copies of PIMCO’s Proxy Policy and information as to how its proxies have been voted by contacting PIMCO.